PROSPECTUS	Filed Pursuant to Rule 424(b)(4)
Registration Statement No. 333-276631

23,734,000 Units
(Each Unit Consisting of One Share of Common Stock and
One Warrant Exercisable for One Share of Common Stock)

130,106,000 Pre-Funded Units
(Each Pre-Funded Unit Consisting of One Pre-Funded Warrant Exercisable for One Share of Common Stock and One Warrant Exercisable for One Share of Common Stock)

153,840,000 Shares of Common Stock Underlying the Warrants

130,106,000 Shares of Common Stock Underlying the Pre-Funded Warrants

WiSA Technologies, Inc.

We are offering 23,734,000 units (“Units”), each consisting of one share of our common stock, par value $0.0001 per share (“Common Stock”) and one warrant to purchase one share of our Common Stock (each, a “Warrant”), at a public offering price of $0.065 per Unit. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Common Stock and Warrants included in the Units are immediately separable and will be issued separately in this offering.

The Warrants offered hereby initially have an exercise price of $0.065, and shall not be exercisable until after the date that stockholder approval is obtained to approve each of (i) the issuance of the shares of Common Stock issuable upon the exercise of the Warrants (the “Warrant Shares”), as may be required by the applicable rules and regulations of The Nasdaq Stock Market LLC and (ii) if necessary, a proposal to amend the Company’s certificate of incorporation, as amended (the “Certificate of Incorporation”), to increase the authorized share capital of the Company to an amount sufficient to cover the Warrant Shares or to effectuate a reverse stock split whereby the authorized share capital is not split and is sufficient to cover the Warrant Shares (and such reverse split is effectuated (“Stockholder Approval”), and will expire on the fifth (5th) anniversary of the date on which Stockholder Approval is received and deemed effective under Delaware law.

We are also offering 130,106,000 pre-funded units (“Pre-Funded Units”) to certain purchasers whose purchase of Units in this offering would otherwise result in the purchaser, together with its affiliates and related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock immediately following the consummation of this offering, with each Pre-Funded Unit consisting of one pre-funded warrant to purchase one share of our Common Stock (each, a “Pre-Funded Warrant”), and one Warrant. The purchase price of each Pre-Funded Unit is equal to the price per Unit, minus $0.0001, and the exercise price of each Pre-Funded Warrant included in the Pre-Funded Unit is $0.0001 per share of our Common Stock. The Pre-Funded Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Pre-Funded Warrants and Warrants included in the Pre-Funded Units are immediately separable and will be issued separately in this offering. The Pre-Funded Warrants offered hereby is immediately exercisable and may be exercised at any time until exercised in full.

We are also registering the Common Stock issuable from time to time upon exercise of the Warrants and Pre-Funded Warrants included in the Units and Pre-Funded Units offered hereby. See “Description of the Securities We Are Offering” in this prospectus for more information. We refer to the shares of our Common Stock, the Warrants, the Pre-Funded Warrants, and the shares of our Common Stock issued or issuable upon exercise of the Warrants and Pre-Funded Warrants, collectively, as the securities.

Our shares of Common Stock are listed on Nasdaq under the symbol “WISA.” On February 9, 2024, the last reported sale price of our shares of Common Stock on Nasdaq was $0.0794 per share.

There is no established public trading market for the Units, Pre-Funded Units, Warrants or Pre-Funded Warrants, and we do not expect a market to develop. Without an active trading market, the liquidity of such securities will be limited. In addition, we do not intend to list the Warrants or Pre-Funded Warrants on Nasdaq, any other national securities exchange or any other trading system.

The securities are offered at a fixed price and are expected to be issued in a single closing. Investors purchasing securities offered hereby had the option to execute a securities purchase agreement with us. When we price the securities, we simultaneously entered into securities purchase agreements relating to the offering with those investors who so chose. We expect this offering to be completed not later than two (2) business days following the commencement of this offering and we will deliver all securities to be issued in connection with this offering delivery versus payment/receipt versus payment upon receipt of investor funds received by us. Accordingly, neither we nor the placement agent have made any arrangements to place investor funds in an escrow account or trust account since the placement agent will not receive investor funds in connection with the sale of the securities offered hereunder.

We have engaged Maxim Group LLC as our exclusive placement agent (“Maxim” or the “placement agent”) to use its reasonable best efforts to solicit offers to purchase our securities in this offering. The placement agent has no obligation to purchase any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. Because there is no minimum offering amount required as a condition to closing in this offering, the actual public offering amount, placement agent’s fee, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above and throughout this prospectus. We have agreed to pay the placement agent the placement agent fees set forth in the table below. See “Plan of Distribution” in this prospectus for more information.

	Per Unit	Per Pre-Funded Unit	Total
Public offering price	$0.065000	$0.064900	$9,986,589.40
Placement agent fees(1)	$0.004550	$0.004543	$699,061.26
Proceeds, before fees and expenses, to us(2)	$0.060450	$0.060357	$9,287,528.14

(1)	Represents a cash fee equal to 7.0% of the aggregate purchase price paid by investors in this offering. We have also agreed to reimburse the placement agent for certain of its offering-related expenses. See “Plan of Distribution” beginning on page 66 of this prospectus for a description of the compensation to be received by the placement agent.

(2)	Does not include proceeds from the exercise of the Warrants and Pre-Funded Warrants in cash, if any.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 9 of this prospectus to read about factors you should consider before investing in our securities.

We anticipate that delivery of the securities against payment therefor will be made on or before February 13, 2024.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Maxim Group LLC

The date of this prospectus is February 12, 2024

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ABOUT THIS PROSPECTUS

The registration statement on Form S-1 of which this prospectus forms a part and that we have filed with the U.S. Securities and Exchange Commission (“SEC”), includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus and the related exhibits, any prospectus supplement or amendment thereto, or to which we have referred you, before making your investment decision. Neither we, nor the placement agent or any financial advisor engaged by us in connection with this offering, have authorized anyone to provide you with additional information or information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus is correct after the date of this prospectus.

You should not assume that the information contained in this prospectus, any prospectus supplement or amendments thereto, as well as information we have previously filed with the SEC, is accurate as of any date other than the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus, any prospectus supplement or amendments thereto do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus, any prospectus supplement or amendments thereto in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction.

For investors outside the United States: Neither we, nor any placement agent or financial advisor engaged by us in connection with this offering, have taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus outside of the United States.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us. To the extent there is a conflict between the information contained in this prospectus and any prospectus supplement, you should rely on the information in such prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

Neither we nor the placement agent have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

When used herein, unless the context requires otherwise, references to the “WiSA,” “Company,” “we,” “our” and “us” refer to WiSA Technologies, Inc., a Delaware corporation.

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry and the market in which we operate, including our market position, market opportunity and market size, is based on information from various sources, on assumptions that we have made based on such data and other similar sources and on our knowledge of the markets for our products. These data sources involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates.

We have not independently verified any third-party information. While we believe the market position, market opportunity and market size information included in this prospectus is generally reliable, such information is inherently imprecise. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

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PROSPECTUS SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before deciding to invest in our securities. Before you decide to invest in our securities, you should read this entire prospectus carefully, any related free writing prospectus that we have authorized for use in connection with the offering, including the information included under the heading titled “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus.

Company Overview

We are an emerging technology company and our primary business focus is to enable mainstream consumers and audio enthusiasts to experience high quality wireless audio. We intend to continue selling our proprietary wireless modules to consumer electronics companies while also expanding our focus to implement a lower cost solution by porting our IP software onto commercially available internet of things (or IoT), modules with integrated Wi-Fi technology.

Our technology addresses some of the main issues that we perceive are hindering the growth of the home theater: complexity of installation and cost. We believe that consumers want to experience theater quality surround sound from the comfort of their homes. However, wired home theater systems often require expensive audio-visual (or AV), receivers to decode the audio stream, leaving the consumer with the burden of concealing the wires. Hiring a professional to hide the wires into the walls or floor is invasive, complicated, costly and time consuming. Further, people who rent as opposed to own may not be able to install these systems as the installation construction needed may not be permitted under a lease agreement. Our first-generation wireless technology addresses these problems by transmitting wireless audio to each speaker at Blu-ray quality (uncompressed 24-bit audio up to 96 kHz sample rates) and emphasizing ease of setup. To our knowledge, our custom chips and modules technology is one of the few technologies available today that can stream up to eight (8) separate wireless audio channels with low latency, removing lip-sync issues between the audio and video sources. In addition, every speaker within a system that utilizes our technology can be synchronized to less than one microsecond, thus eliminating phase distortion between speakers. Our first-generation technology shows that wireless home theater systems are viable home audio solutions for the average consumer and audio enthusiast alike.

Current research and development investments focus on developing Wi-Fi compatible IP software for transmitting multichannel wireless audio for which patent applications have been submitted. A software solution enables smart devices that have Wi-Fi and video media to deliver surround sound audio and allows us to port our wireless audio technology to popular Wi-Fi based modules and systems on a chip (or SOC), that is currently in production. The Company’s “Discovery” module first announced in January 2021 is the first IoT module solution with our embedded wireless audio software that specifically targets the high growth Dolby ATMOS soundbar market with a low-cost transceiver. The Discovery module is capable of supporting ATMOS configurations up to 5.1.4. requiring five separate wireless audio channels. Our goal is to continue to commercialize and improve performance of a software based-solution, which other brands can integrate into their devices, that will (i) reduce integration costs for mass market use, (ii) utilize Wi-Fi for wireless connectivity, making it easy to integrate into today’s high volume, low cost SOC and modules, (iii) provide a low power consumption option to allow for use in battery powered devices, and (iv) provide compatibility with popular consumer electronic operating systems.

Recent Developments

October 2023 Series B Preferred Stock Offering

On October 17, 2023, the Company completed a public offering (the “Series B Preferred Stock Offering”) consisting of an aggregate of 87,000 units (each a “Series B Preferred Unit” and collectively, the “Series B Preferred Units”), with each Series B Preferred Unit consisting of (A) one (1) share of the Company’s Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock), and (B) two Series B Preferred Stock purchase warrants (each, a “Series B Preferred Warrant” and collectively, the “Series B Preferred Warrants”), with each Series B Preferred Warrant exercisable for one share of Series B Preferred Stock (the “Series B Preferred Warrant Shares”), at the public offering price of $55.00 per Unit. The Series B Preferred Warrants are immediately exercisable, each with an exercise price of $55.00 and expire on October 17, 2025. The Series B Preferred Stock Offering price of $55.00 per Unit reflects the issuance of the Series B Preferred Stock with an original issue discount (“OID”) of 45%.

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The Series B Preferred Units, the shares of Series B Preferred Stock, the Series B Preferred Warrants, the Series B Preferred Warrant Shares and the shares of Common Stock issuable upon conversion of the Series B Preferred Stock, were offered and sold by the Company pursuant to the Company’s Registration Statement on Form S-1 (Registration No. 333-274331), filed by the Company with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), including the Post-Effective Amendment No. 1 to the Registration Statement filed with the Commission pursuant to Rule 462(c) of the Securities Act that became effective automatically upon filing on October 16, 2023 and the Post-Effective Amendment No. 2 to the Registration Statement filed with the SEC pursuant to Rule 462(d) of the Securities Act that became effective automatically upon filing on October 17, 2023.

Maxim acted as the exclusive placement agent for the Company in connection with the Series B Preferred Stock Offering. Pursuant to that certain placement agency agreement, dated October 16, 2023, by and between the Company and Maxim (the “Series B Preferred Placement Agency Agreement”), Maxim was paid a cash fee of 8.0% of the aggregate gross cash proceeds to the Company from the sale of the securities in the Series B Preferred Stock Offering; provided, however, the cash fee was reduced to 5.0% from the sale of securities in the Offering to those certain investors having a prior existing relationship with the Company. The Company agreed with Maxim not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any shares of our Common Stock or securities convertible into Common Stock for a period of 45 days for the Company and 90 days in the case of its officers and directors from the date of the Series B Preferred Placement Agency Agreement without the prior written consent of Maxim. In addition, the Company also agreed not to enter into variable rate transactions for 45 days after completing the Series B Preferred Stock Offering.

The gross proceeds to the Company from the Series B Preferred Stock Offering were approximately $4.8 million. Subsequent to the pricing of the Series B Preferred Stock Offering, the Company entered into letter agreements (the “Side Letters”) with certain holders of outstanding Common Stock purchase warrants, pursuant to which the Company agreed to purchase from the holders an aggregate of 1,674,414 warrants with an exercise price of $1.91, 2,462,264 warrants with an exercise price of $1.33 and 510,000 warrants with an exercise price of $1.29 (collectively, the “Former Warrants”), for $0.50 per Former Warrant. The Company used approximately $2.3 million in proceeds from the Series B Preferred Stock Offering to repurchase the Former Warrants on October 17, 2023 (such repurchase transaction, the “Warrant Repurchase”).

On October 16, 2023, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Series B COD”) with the Secretary of State of the State of Delaware designating 375,000 shares of the Company’s authorized preferred stock as Series B Preferred Stock, with a liquidation preference of $100.00 per share, and further establishing the powers, preferences and rights of the shares of Series B Preferred Stock and the qualifications, limitations or restrictions thereof.

On February 5, 2024, the Company entered into side letter agreements with the Holders (defined below), whereby the Holders agreed to (i) allow the Company to repurchase all 62,657 outstanding shares of Series B Preferred Stock currently held by them at $100 per share with a portion of the proceeds received from this offering and (ii) cancel all outstanding Series B Preferred Warrants to purchase up to 81,315 shares of Series B Preferred Stock, currently held by them, immediately prior to the closing of this offering (collectively, the “Series B Repurchase and Cancellation Transaction”). The Company and the Holders also agreed (i) to amend Annex A to the Inducement Agreements (as defined below) on the commencement date of the required period of reservation of New Warrant Shares (as defined below) from the Company’s authorized and unissued shares of Common Stock, from the date of issuance of the New Warrants (as defined) to the Warrant Inducement Stockholder Approval Date (as defined below), and (ii) that any future issuance of New Warrants under the Inducement Agreements shall conform with the form of the New Warrant as amended by the Warrant Amendment Agreement (as defined below). Following the Series B Repurchase and Cancellation Transaction, provided no other holder of Series B Preferred Warrants exercise their respective Series B Preferred Warrants, there will be no share of Series B Preferred Stock outstanding and there will be Series B Preferred Warrants to purchase up to 1,750 shares of Series B Preferred Stock outstanding.

December 2023 Warrant Inducement

On December 5, 2023, we entered into warrant inducement letter agreements (the “Inducement Agreements”) with certain holders of the Series B Preferred Warrants exercisable for up to 168,972 shares of Series B Preferred Stock, issued pursuant to a public offering that closed on October 17, 2023 (the “Existing Warrants”). Pursuant to the Inducement Agreements, the holders of the Existing Warrants (the “Holders”) agreed to a reduced exercise price of $35.72 per share of Series B Preferred Stock, while maintaining the original fixed conversion price of $0.4147 (the “Conversion Price”) of the Series B Preferred Stock, upon the exercise of any Existing Warrants during the period from the date of the Inducement Agreements until the later of (i) the day immediately preceding the date stockholder approval is obtained which approval may be required by the applicable rules and regulations of The Nasdaq Stock Market LLC from the Company stockholders with respect to each of (a) the issuance of common stock purchase warrants (the “New Warrants”) to purchase up to an aggregate 81,491,198 shares of Common Stock in connection with the Inducement Agreements and the shares of Common Stock issuable upon the exercise thereof (the “New Warrant Shares”) and (b) if necessary, a proposal to amend the Certificate of Incorporation to increase the authorized share capital of the Company to an amount sufficient to cover the New Warrant Shares or to effectuate a reverse stock split whereby the authorized shares capital is not split and is sufficient to cover the New Warrant Shares (and such reverse split is effectuated) (the “Warrant Inducement Stockholder Approval Date”), or (ii) January 15, 2024 (the “Inducement Period”). As of the date of this prospectus, the Inducement Period is still ongoing.

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The aggregate gross proceeds to be received by the Company will depend on the number of Existing Warrants actually exercised by the Holders. There is no guarantee that all of the Existing Warrants will be exercised by the Holders in accordance with the Inducement Agreements. As of February 9, 2024, the Holders have exercised Existing Warrants to purchase 87,657 shares of Series B Preferred Stock, and we have received approximately $3.1 million in gross proceeds from such exercises (the “Warrant Inducement Transaction”).

In consideration of each Holders’ agreement to exercise the Existing Warrants in accordance with the applicable Inducement Agreement, the Company agreed to issue each such Holder common stock purchase warrants (the “New Warrants”), to purchase New Warrant Shares at a per share exercise price equal to $0.1482, which New Warrants will contain 4.99/9.99% beneficial ownership limitations, be exercisable at any time on or after the Warrant Inducement Stockholder Approval Date and expire five years from the Warrant Inducement Stockholder Approval Date.

Pursuant to the Inducement Agreements, the Company agreed to file a registration statement to register the resale of the New Warrant Shares upon exercise of the New Warrants (the “Resale Registration Statement”) as soon as reasonably practicable, but in any event no later than 45 calendar days following the Warrant Inducement Stockholder Approval Date, and to use commercially reasonable efforts to have such Resale Registration Statement declared effective by the SEC as soon as practicable and to keep such registration statement effective at all times until no such holder owns any such New Warrants or New Warrant Shares issuable upon exercise thereof. Additionally, pursuant to the Inducement Agreements, the Company has agreed to hold an annual or special meeting of stockholders on or prior to the date that is ninety (90) days (which was subsequently extended to one hundred and five (105) days) following the date of the Inducement Agreements for the purpose of obtaining stockholder approval of such transaction.

The Company engaged Maxim as exclusive financial advisor (the “Advisor”) to provide financial services in connection with the transactions summarized above and, pursuant to a certain financial advisory agreement, dated December 5, 2023, by and between the Company and the Advisor, has agreed to pay the Advisor a cash financial advisory fee equal to 8% of the aggregate gross proceeds received from the Holders’ exercise of their Existing Warrants. In addition, the Company has also agreed to reimburse the Advisor for its accountable legal expenses in connection with the exercise of the Existing Warrants and the issuance of the New Warrants of up to $10,000.

On February 5, 2024, the Company and the Holders entered into a warrant amendment agreement, whereby the Company amended Section 6(d) of the New Warrants on the commencement date of the required period of reservation of New Warrant Shares from the Company’s authorized and unissued shares of Common Stock, from the date of issuance of the New Warrants to the Warrant Inducement Stockholder Approval Date (the “Warrant Amendment Agreement”).

2024 Bridge Note and Warrant

On January 22, 2024, the Company entered into securities purchase agreements (the “2024 Bridge Purchase Agreements”), with the Holders, pursuant to which the Company agreed to issue to the Holders promissory notes in the aggregate principal amount of $1,000,000 (the “2024 Bridge Promissory Notes”) and common stock purchase warrants (the “2024 Bridge Warrants”) to purchase up to an aggregate of 10,000,000 shares of the Company’s Common Stock (“2024 Bridge Warrant Shares”), in consideration for $600,000 (the “2024 Bridge Private Placement”).

Each of the 2024 Bridge Promissory Notes matures on the earlier to occur of: (i) July 17, 2024 and (ii) the full or partial exercise of certain Series B Preferred Warrants currently held by the applicable Holder, issuable for at least 9,322 shares of the Series B Preferred Stock upon such full or partial exercise. The 2024 Bridge Promissory Notes do not bear interest except upon the occurrence of an event of default. The 2024 Bridge Promissory Notes are not convertible into shares of Common Stock or Series B Preferred Stock.

At any time after issuance of the 2024 Bridge Promissory Notes, the Company may repay all or less than all of the outstanding principal amount of the 2024 Bridge Promissory Notes, with no penalty or premium of any kind, upon at least one (1) days’ written notice to the applicable Holder.

The 2024 Bridge Warrants are not exercisable until after the date that stockholder approval is obtained to approve each of (i) the issuance of the 2024 Bridge Warrant Shares issuable upon the exercise of the 2024 Bridge Warrants, as may be required by the applicable rules and regulations of The Nasdaq Stock Market LLC and (ii) if necessary, a proposal to amend the Certificate of Incorporation to increase the authorized share capital of the Company to an amount sufficient to cover the 2024 Bridge Warrant Shares or to effectuate a reverse stock split whereby the authorized share capital is not split and is sufficient to cover the 2024 Bridge Warrant Shares (and such reverse split is effectuated) (“Bridge Warrant Stockholder Approval”), and will expire on the fifth (5th) anniversary of the date on which Bridge Warrant Stockholder Approval is received and deemed effective under Delaware law. The exercise price of the 2024 Bridge Warrants is subject to downward adjustment, upon any subsequent transaction at a price lower than the exercise price then in effect and standard adjustments in the event of certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate changes.

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The exercise of the 2024 Bridge Warrants is subject to beneficial ownership limitations such that each Holder may not exercise the 2024 Bridge Warrant to the extent that such exercise would result in the Holder being the beneficial owner in excess of 4.99% (or, upon election of the Holder, 9.99%) of the outstanding shares of Common Stock, which beneficial ownership limitation may be increased up to 9.99% upon notice to the Company, provided that any increase in such limitation will not be effective until 61 days following notice to the Company.

The closing of the 2024 Bridge Private Placement occurred on January 23, 2024, pursuant to which, the Company issued the 2024 Bridge Promissory Notes and the 2024 Bridge Warrants to the Holders in accordance with the 2024 Bridge Purchase Agreements.

Repayment of 2024 Bridge Promissory Notes

Between January 26, 2024 and February 2, 2024, the 2024 Bridge Promissory Notes were paid back in full.

Conversion of Series B Preferred Stock

As of February 9, 2024, the holders of Series B Preferred Stock have converted 115,278 shares of Series B Preferred Stock into 27,797,889 shares of Common Stock (the “Conversion”).

Summary of Risk Factors

An investment in our securities involves a high degree of risk. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may materially adversely affect our business, financial condition and operating results. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. Such risks include, but are not limited to:

•	We need financing in the near term to support our ongoing operations. If we do not raise sufficient capital in the short term, we may be forced to cease operations, liquidate our assets and possibly seek bankruptcy protection or engage in a similar process.;

•	Management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully;

•	This is a best-efforts offering, no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans;

•	There is no public market for the Units, Pre-Funded Units, Pre-Funded Warrants or the Warrants being offered in this offering;

•	We have incurred losses since inception;

•	Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern;

•	You may be unable to exercise the Warrants and they may have no value if Stockholder Approval is not obtained, and the Warrants contain certain provisions that could reduce the exercise price and cause dilution to existing stockholders;

•	We have been notified by The Nasdaq Stock Market LLC of our failure to comply with certain continued listing requirements and, if we are unable to regain compliance with all applicable continued listing requirements and standards of The Nasdaq Stock Market LLC, our Common Stock could be delisted from Nasdaq;

•	We depend upon the timely delivery of products from our vendors and purchases from our partners and customers;

•	Failure to protect our intellectual property rights could adversely affect our business; and

•	The market price for our Common Stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, and lack of profits, which could lead to wide fluctuations in our share price. You may be unable to sell your shares of Common Stock at or above the public offering price of the shares of Common Stock, which may result in substantial losses to you.

Corporate Information

We were formed as a Delaware limited liability company on July 23, 2010 and converted into a Delaware corporation, effective December 31, 2017. Effective as of March 11, 2022, we changed our name to WiSA Technologies, Inc. We run our operations through WiSA Technologies, Inc., as well as through our wholly-owned subsidiary, WiSA, LLC, a Delaware limited liability company.

Our principal executive office is located at 15268 NW Greenbrier Pkwy, Beaverton, Oregon 97006 and our telephone number is (408) 627-4716. Our website address is www.wisatechnologies.com. The website for our associated brands, manufacturers and influencers within the consumer electronics industry, the WiSA Association, is http://www.wisaassociation.org. The information contained on, or that can be accessed through, our websites is not incorporated by reference into this prospectus and is intended for informational purposes only.

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THE OFFERING

Units offered by us	23,734,000 Units, each consisting of one share of our Common Stock and one Warrant to purchase one share of our Common Stock. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Common Stock and Warrants are immediately separable and will be issued separately in this offering.

Pre-Funded Units offered by us	We are also offering 130,106,000 Pre-Funded Units to certain purchasers whose purchase of Units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock immediately following the consummation of this offering, each consisting of one Pre-Funded Warrant to purchase one share of our Common Stock and one Warrant to purchase one share of our Common Stock. The Pre-Funded Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Pre-Funded Warrants and Warrants are immediately separable and will be issued separately in this offering.

Warrants	Each Warrant has an exercise price of $0.065 per share of our Common Stock, and shall not be exercisable until after the date that Stockholder Approval is obtained and will expire on the fifth (5th) anniversary of the date on which Stockholder Approval is received and deemed effective under Delaware law. To better understand the terms of the Warrants, you should carefully read the “Description of the Securities We Are Offering” section of this prospectus. You should also read the form of Warrant, which is filed as an exhibit to the registration statement of which this prospectus forms a part. This offering also relates to the shares of Common Stock issuable upon exercise of the Warrants.

Pre-Funded Warrants	Each Pre-Funded Warrant is immediately exercisable at an exercise price of $0.0001 per share of our Common Stock and may be exercised at any time until exercised in full. To better understand the terms of the Pre-Funded Warrants, you should carefully read the “Description of the Securities We are Offering” section of this prospectus. You should also read the form of Pre-Funded Warrant, which is filed as an exhibit to the registration statement of which this prospectus forms a part. This offering also relates to the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants.

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Common Stock outstanding immediately after the offering (1)	188,402,545 shares of Common Stock (assuming the exercise of all Pre-Funded Warrants, and assuming no exercise of the Warrants issued in this offering).

Use of Proceeds

We estimate that the net proceeds to us from the offering will be approximately $9.0 million (assuming no exercise of the Warrants), after deducting the placement agent fees and estimated offering expenses payable by us. However, this is a best-efforts offering with no minimum number of securities or amount of proceeds as a condition to closing, and we may not sell all or any of these securities offered pursuant to this prospectus; as a result, we may receive significantly less in net proceeds.

We intend to use the net proceeds of this offering for repurchase of 62,657 outstanding shares of Series B Preferred Stock at $100 per share and other working capital and general corporate purposes. See “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

Risk Factors	An investment in our securities is highly speculative and involves substantial risk. Please carefully consider the “Risk Factors” section on page 9 and other information in this prospectus for a discussion of factors to consider before deciding to invest in the securities offered hereby. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations.

Voting Agreements

We will request that certain investors who purchase in excess of $100,000 in this offering enter into a voting agreement pursuant to which such investors agree to vote all shares of Common Stock they beneficially own on the closing date of this offering, including the shares of Common Stock purchased by them in this offering, with respect to any proposals presented to the stockholders of the Company at the Company’s next special meeting of stockholders; provided, however, that such voting agreement will not require such investor to vote its shares for or against any particular proposal or proposals, whether or not such proposal or proposals are recommended by our board of directors (the “Board”). There can be no assurance that such investors will agree to enter into a voting agreement in connection with our request.

Lock-up Agreements

We and our directors and officers have agreed with the placement agent, subject to certain exceptions, not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Common Stock or securities convertible into common stock for a period of 60 days from the date of this prospectus without the prior written consent of the placement agent. See “Plan of Distribution.”

In addition, pursuant to the securities purchase agreements that we will enter into in connection with this offering, we will agree, subject to certain exceptions, not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Common Stock or securities convertible into Common Stock until Stockholder Approval, unless the Company is required to complete a financing prior to the date of Stockholder Approval, in order to satisfy Nasdaq’s continued listing requirements.

Participation Rights	The Company is party to a waiver agreement (the “Waiver Agreement”), dated September 1, 2023, with various purchasers (the “Spring 2023 Purchasers”) to a securities purchase agreement, dated March 27, 2023 and April 7, 2023, respectively, whereby, in consideration for a waiver on prohibition on variable rate transactions as set forth in each such securities purchase agreement, the Company granted to the Spring 2023 Purchasers the right to participate in any subsequent financings of the Company occurring on or prior to September 1, 2024, up to an amount equal to 90%, in aggregate, of the total dollar value raised in any such financing, on the same terms and conditions provided to other investors.

Nasdaq Symbol and Trading	Our Common Stock is listed on Nasdaq under the symbol “WISA”. There is no established trading market for the Units, Pre-Funded Units, Warrants or Pre-Funded Warrants, and we do not expect a trading market for those securities to develop. We do not intend to list the Units, Pre-Funded Units, Warrants or Pre-Funded Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of those securities will be extremely limited.

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Transfer Agent and Warrant Agent	VStock Transfer, LLC, whose address is 18 Lafayette Place, Woodmere, NY 11598 and telephone number is (212) 828-8436.

Reasonable best efforts	We have agreed to offer and sell the securities offered hereby to the purchasers through the placement agent. The placement agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby, but it will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. See “Plan of Distribution” on page 66 of this prospectus.

(1)

Shares of our Common Stock that will be outstanding after this offering is based on 34,562,545 shares of Common Stock outstanding as of February 9, 2024, but excludes the following as of such date: (a) up to an aggregate of 43,258,183 shares of Common Stock issuable upon exercise of our outstanding common stock purchase warrants (including up to an aggregate of 42,274,893 shares of Common Stock issuable upon exercise of issued and outstanding New Warrants and up to an aggregate of 10,000,000 shares of Common Stock issuable upon exercise of the 2024 Bridge Warrants), (b) 1,861,266 shares of Common Stock reserved for future issuance under the Company’s 2018 Long-Term Stock Incentive Plan (the “LTIP”), the 2020 Stock Incentive Plan (the “2020 Plan”) and the Technical Team Retention Plan of 2022 (the “2022 Plan”), (c) an aggregate of 2,598 shares of Common Stock issuable upon vesting of restricted stock units (“RSUs”) that were issued pursuant to the 2020 Plan and 2022 Plan, (d) up to an aggregate of 35,139,112 shares of Common Stock issuable upon conversion of all outstanding shares of Series B Preferred Stock (which shares of Series B Preferred Stock assumes the exercise of all 83,065 Series B Preferred Warrants outstanding), and (e) up to 39,216,297 shares of Common Stock issuable upon exercise of 81,315 additional New Warrants that are not currently outstanding, but which we will be obligated to issue, upon the Holders’ exercise of their remaining Existing Warrants pursuant to the Inducement Agreements. The foregoing does not contemplate the Series B Repurchase and Cancellation Transaction.

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Risk factorS

An investment in the securities offered under this prospectus involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus before you decide to invest in our securities. In particular, you should carefully consider and evaluate the risks and uncertainties described under the heading “Risk Factors” in this prospectus. Investors are further advised that the risks described below may not be the only risks we face. Additional risks that we do not yet know of, or that we currently think are immaterial, may also negatively impact our business operations or financial results. Any of the risks and uncertainties set forth in this prospectus, could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the value of our securities.

Risks Related to Our Financial Condition

We need financing in the near term to support our ongoing operations. If we do not raise sufficient capital in the short term, we may be forced to cease operations, liquidate our assets and possibly seek bankruptcy protection or engage in a similar process.

We are currently operating at a loss and our cash position is insufficient to fund operations in the near term. As such, we need additional financing to implement our business plan and to service our ongoing operations. We believe that current cash on hand, prior to the receipt of any proceeds from this offering, is not sufficient to fund our immediate operational needs. After deducting placement agent fees, estimated offering expenses and approximately $6.3 million in cash to complete the Series B Repurchase and Cancellation Transaction, we anticipate that we would receive net proceeds of approximately $2.8 million from this offering. We believe that such net proceeds, together with our existing cash and cash equivalents, will meet our capital needs for the next 2-3 months and, thereafter, we will need to raise additional funds. There can be no assurance that we will be able to secure any needed funding, or that if such funding is available, the terms or conditions would be acceptable to us. If we are unable to obtain additional financing in the short term, we will be required to divest all or a portion of our business or otherwise liquidate, wind-up, restructure or curtail our operations and product development timeline. We may seek additional capital through a combination of equity offerings, such as this offering, debt financings and/or strategic collaborations. Debt financing, if obtained, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, and could increase our expenses and require that our assets secure such debt. Equity financing, if obtained, could result in dilution to our then-existing stockholders and/or require such stockholders to waive certain rights and preferences. If such financing is not available on satisfactory terms, or is not available at all, our ability to accelerate product development will be hindered, our business and financial condition may be materially and adversely affected, and you may lose all or part of your investment.

We have incurred losses since inception.

We have incurred net losses since inception and had an accumulated deficit of approximately $240.7 million as of September 30, 2023. If we are unsuccessful in implementing any initiatives to improve our revenues to achieve profitability, it will have a material adverse impact on our business, prospects, operating results and financial condition. There can be no assurance that the revenue that we generate will be able to support our operations or meet our working capital needs.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern.

Our independent registered public accounting firm has included in its report for the year ended December 31, 2022 an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. Our consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business. Our ability to continue as a going concern is contingent upon, other factors, our ability to raise additional capital through sales of our securities, including this offering, and incurrence of debt. Additionally, future capital requirements will depend on many factors, including the rate of revenue growth, the selling price of our products, the expansion of sales and marketing activities, the timing and extent of spending on research and development efforts and the continuing market acceptance of our products. These factors raise substantial doubt about our ability to continue as a going concern. There is no assurance that additional financing will be available at terms acceptable to us or at all. If we cannot continue as a viable entity, this could materially adversely affect the value of the shares of Common Stock.

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Risks Related to Our Business and Industry

We depend upon the timely delivery of products from our vendors and purchases from our partners and customers.

We depend on manufacturers and component customers to deliver and purchase hardware and consumer electronics in quantities sufficient to meet customer demand. In addition, we depend on these manufacturers and customers to introduce new and innovative products and components to drive industry sales. During the fourth quarter of 2022 and on occasion during the fiscal year ended December 31, 2023, we experienced sales declines indirectly through disruption in the supply chain for several of our industry partners or customers whose own supply chains have been disrupted based on a variety of macroeconomic events that may or may not be related to the COVID-19 pandemic, which have resulted in delays throughout the consumer electronics industry. Any material delay in the introduction or delivery, or limited allocations of products or offerings could result in reduced sales by us, which could have a material adverse impact on our financial results. Any reduction in allocation of components or new hardware platforms or other technological advances by vendors or our customers (in which our technology is part of their hardware offering) to third parties such as big box retailers, could also have a material adverse impact on our financial results.

A small number of customers represent a significant percentage of our revenue, so any loss of key customers could have a material adverse effect on our business.

A small number of our customers represent a significant percentage of our revenue. Although we may have agreements with these customers, these agreements typically do not require any minimum purchases and do not prohibit customers from using competing technologies or customers from purchasing products and services from competitors. Because many of our markets are rapidly evolving, customer demand for our technologies and products can shift quickly.

As of September 30, 2023, the Company had two customers accounting for 78% and 11% of accounts receivable. As of December 31, 2022, the Company had two customers accounting for 62% and 12% of accounts receivable. The Company had three customers accounting for 40%, 28% and 21% of its net revenue for the three months ended September 30, 2023. The Company had four customers accounting for 22%, 17%, 16% and 15% of its net revenue for the nine months ended September 30, 2022.

A loss of any of our key customers could have a material adverse effect on our business and results of operations.

We are reliant on module manufacturers to produce the modules which we then sell to our customers and any change in their management or business could have a negative effect on our operations.

Our revenue from the sale of modules to consumer electronics and speaker companies depends in large part upon the availability of our modules that implement our technologies. Our manufacturers incorporate our technologies into these modules, which are then incorporated in consumer entertainment products. We do not manufacture these modules, but rather depend on manufacturers to produce the modules which we then sell to our customers. We do not control the manufacturers. While we have a longstanding relationship with our manufacturers, there can be no assurance that our manufacturers will continue to timely produce our modules. Change in management of our manufacturers or a change in their operations could negatively affect our production and cause us to seek other manufacturers which we may not be able to obtain on the same or similar terms as our current manufacturers. This could have a negative effect on our operations.

We currently rely on semiconductor manufacturers to manufacture our semiconductors, and our failure to manage our relationship with our semiconductor manufacturers successfully could negatively impact our business.

We rely on a single contractor in Japan for the production of our transmit semiconductor chip and a single contractor in China for the production of our receive semiconductor chip. Our reliance on these semiconductor manufacturers reduces our control over the manufacturing process, exposing us to risks, including increase production costs and reduced product supply. If we fail to manage our relationships with these manufacturers effectively, or if a contract manufacturer experiences delays, disruptions, or decides to end-of-life components that it manufactures for us, our ability to ship products to our end-user customers could be impaired and our competitive position and reputation could be harmed. In addition, any adverse change in our manufacturers’ financial or business condition could disrupt our ability to supply quality products to our end-user customers. If we are required to change manufacturers, we may lose revenue, incur increased costs and damage our customer relationships. In addition, qualifying a new semiconductor manufacturer and commencing production can be an expensive and lengthy process. As a result of any of these aforementioned disruptions, we would experience a delay in our order fulfillment, and our business, operating results and financial condition would be adversely affected.

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Declines in or problems with the WiSA Association membership could negatively affect our reputation.

Our wholly owned subsidiary, WiSA, LLC, operates the “WiSA Association,” which is an association comprised of brands, manufacturers, and influencers within the consumer electronics industry, with the purpose of promoting a standardized method of interoperability between wireless audio components using our technology. We rely significantly on the WiSA Association to uphold the standards and criteria of interoperable audio products. If we lose members or new technology is developed that is easier to incorporate than ours, the WiSA Association may fail to maintain its active status and the sales of our modules could diminish as well. In addition, failure of our members to adhere to our policies designed to provide interoperability between audio systems could undermine the integrity of our brand.

Failure to stay on top of technology innovation could harm our business model.

Our revenue growth will depend upon our success in new and existing markets for our technologies. The markets for our technologies and products are defined by:

•	rapid technological change;

•	new and improved technology and frequent product introductions;

•	consumer demands; evolving industry standards; and

•	technology and product obsolescence.

Our future success depends on our ability to enhance our technologies and products and to develop new technologies and products that address the market needs in a timely manner. Technology development is a complex, uncertain process requiring high levels of innovation, highly skilled engineering and development personnel, and the accurate anticipation of technological and market trends. We may not be able to identify, develop, acquire, market, or support new or enhanced technologies or products on a timely basis, if at all.

Failure to effectively develop and expand our sales and marketing capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our modules.

To increase total customers and customer recognition of the WiSA Association products and to achieve broader market acceptance of our technology, we will need to expand our sales and marketing organization and increase our business development resources, including the vertical and geographic distribution of our sales force and our teams of account executives focused on new accounts and responsible for renewal and growth of existing accounts.

Our business requires that our sales personnel have particular expertise and experience in interoperability of audio systems, and the latest wireless audio technology. We may not achieve revenue growth from expanding our sales force if we are unable to hire, develop and retain talented sales personnel with appropriate experience, if our new sales personnel are unable to achieve desired productivity levels in a reasonable period of time or if our sales and marketing programs are not effective.

Interruptions or performance problems associated with technology and wireless technology outside of our control may adversely affect our business and results of operations.

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We may in the future experience performance issues due to a variety of factors, including wireless technology disruptions, human or software errors. If a wireless connection is compromised, our products will not work as designed and our business could be negatively affected. In some instances, we may not be able to identify the cause or causes of these performance problems within an acceptable period or a connection problem may be out of our control and could deter customers from purchasing wireless audio components.

We expect to continue to make significant investments to maintain and improve the performance of our modules. To the extent that we do not effectively address capacity constraints, upgrade our systems as needed and continually develop our technology to accommodate actual and anticipated changes in technology, our business, operating results and financial condition may be adversely affected.

Real or perceived errors, failures or bugs in our modules could adversely affect our operating results and growth prospects.

Because our modules are complex, undetected errors, failures or bugs may occur. Our module is installed and used in numerous audio systems of different brands with different operating systems, system management software, and equipment and networking configurations, which may cause errors or failures of our technology. Despite our testing, errors, failures or bugs may not be found in our modules until it is released to our customers. Moreover, our customers could incorrectly implement or inadvertently misuse our modules, which could result in customer dissatisfaction and adversely impact the perceived quality or utility of our products as well as our brand.

Any of these real or perceived errors, compatibility issues, failures or bugs in our modules could result in negative publicity, reputational harm, loss of competitive position or claims by customers for losses sustained by them. In such an event, we may be required, or may choose, for customer relations or other reasons, to expend additional resources to correct the problem. Alleviating any of these problems could require significant expenditures of our capital and other resources and could cause interruptions or delays in the use of our solutions, which could cause us to lose existing or potential customers and could adversely affect our operating results and growth prospects.

We rely on the cooperation of our customers to install our modules in their audio products.

Our modules are sold to our customers who are consumer electronics companies. Our customers install the modules into their products. Our customers’ audio products are sold to the public who must then install the audio system into their homes or businesses. We do not oversee installation of our products and therefore have no control over the result. If a module is not installed correctly in a customer product or an end consumer does not install their audio system correctly, our technology may not work properly, which could result in customer dissatisfaction or have a material adverse impact on our reputation, our business and our financial results.

If we do not or cannot maintain cutting edge technology and compatibility of our modules with products that our customers use, our business could suffer.

Our customers integrate our modules into their products. The functionality and popularity of our technology depends, in part, on our ability to produce modules that integrate into our customers’ products. Our customers may change the features of their technologies and audio systems may advance technologically. Such changes or advancements could functionally limit or terminate the utility of our product, which could negatively impact our customer service and harm our business. If we fail to maintain cutting edge technology and compatibility with the products our customers produce, we may not be able to offer the functionality that our customers need, and our customers may not purchase our modules, which would negatively impact our ability to generate revenue and have a material adverse impact on our business.

Our future quarterly results of operations may fluctuate significantly due to a wide range of factors, which makes our future results difficult to predict.

Our revenues and results of operations could vary significantly from quarter to quarter because of various factors, many of which are outside of our control, including:

•	the expansion of our customer base;

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•	the renewal of agreements with, and expansion of coverage by, existing customers;

•	the size, timing and terms of our sales to both existing and new customers;

•	the introduction of products or services that may compete with us for the limited funds available to our customers, and changes in the cost of such products or services;

•	changes in our customers’ and potential customers’ budgets;

•	our ability to control costs, including our operating expenses;

•	our ability to hire, train and maintain our direct sales force, engineers, and marketing employees;

•	the timing of satisfying revenue recognition criteria in connection with initial deployment and renewals; and

•	general economic and political conditions, both domestically and internationally; and

•	the effects of outbreaks, epidemics or pandemics of contagious diseases.

Any one of these or other factors discussed elsewhere in this prospectus may result in fluctuations in our revenues and operating results, meaning that quarter-to-quarter comparisons of our revenues, results of operations and cash flows may not necessarily be indicative of our future performance.

Because of the fluctuations described above, our ability to forecast revenues is limited and we may not be able to accurately predict our future revenues or results of operations. In addition, we base our current and future expense levels on our operating plans and sales forecasts, and our operating expenses are expected to be relatively fixed in the short term. Accordingly, we may not be able to reduce our costs sufficiently to compensate for an unexpected shortfall in revenues, and even a small shortfall in revenues could disproportionately and adversely affect our financial results for that quarter. The variability and unpredictability of these and other factors could result in our failing to meet or exceed financial expectations for a given period.

Our sales are subject to fluctuation as a result of seasonality, which is outside of our control.

Our sales are subject to the seasonality of when consumers buy electronic products, generally in the third quarter leading up to the year-end holiday season. Our customers’ plans to complete and ship new products to meet this seasonal peak can critically impact our financial results should they miss the holiday season. As a result of these factors, our financial results for any single quarter or for periods of less than a year are not necessarily indicative of the results that may be achieved for a full fiscal year.

Our sales are subject to fluctuation as a result of our customers’ new product introduction timelines and end-user adoption of our customers’ retail products, both of which are outside of our control.

We, in conjunction with our customers, are launching a new technology to the retail and consumer market. The consumer adoption rate at retail is a critical component of our financial success and is currently an unknown component of our financial plans. The variability and unpredictability of these and other factors could result in our failing to meet or exceed financial expectations for a given period. As a result of these factors, our financial results for any single quarter or for periods of less than a year are not necessarily indicative of the results that may be achieved for a full fiscal year.

We conduct international operations, which exposes us to significant risks.

Our headquarters are located in Oregon, but we also have employees in Taiwan and Korea and representatives in China and Japan. Operating in international markets requires significant resources and management attention and subjects us to regulatory, economic and political risks in addition to those we already face in the United States. In addition, we invest time and resources in understanding the regulatory framework and political environments of our customers overseas in order to focus our sales efforts. Because such regulatory and political considerations are likely to vary across jurisdictions, this effort requires additional time and attention from our sales team and could lead to a sales cycle that is longer than our typical process for sales in the United States. We also may need to hire additional employees and otherwise invest in our international operations in order to reach new customers. Because of our limited experience with international operations as well as developing and managing sales in international markets, our international efforts may not be successful.

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In addition, we will face risks in doing business internationally that could adversely affect our business, including:

•	the potential impact of currency exchange fluctuations;

•	the difficulty of staffing and managing international operations and the increased operations, travel, shipping and compliance costs associated with having customers in numerous international locations;

•	potentially greater difficulty collecting accounts receivable and longer payment cycles;

•	the need to offer customer support in various languages;

•	challenges in understanding and complying with local laws, regulations and customs in foreign jurisdictions;

•	export controls and economic sanctions administered by the Department of Commerce Bureau of Industry and Security and the Treasury Department’s Office of Foreign Assets Control;

•	compliance with various anti-bribery and anti-corruption laws such as the Foreign Corrupt Practices Act and United Kingdom Bribery Act of 2010;

•	tariffs and other non-tariff barriers, such as quotas and local content rules;

•	more limited protection for our intellectual property in some countries;

•	adverse or uncertain tax consequences as a result of international operations;

•	currency control regulations, which might restrict or prohibit our conversion of other currencies into U.S. dollars;

•	restrictions on the transfer of funds;

•	deterioration of political relations between the United States and other countries; and

•	political or social unrest or economic instability in a specific country or region in which we operate, which could have an adverse impact on our operations in that location.

Also, we expect that due to costs related to our international efforts and the increased cost of doing business internationally, we will incur higher costs to secure sales to international customers than the comparable costs for domestic customers. As a result, our financial results may fluctuate as we expand our operations and customer base worldwide.

Our failure to manage any of these risks successfully could harm our international operations and adversely affect our business, operating results and financial condition.

We are dependent on the continued services and performance of our senior management and other key personnel, the loss of any of whom could adversely affect our business.

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Our future success depends in large part on the continued contributions of our senior management and other key personnel. In particular, the leadership of key management personnel is critical to the successful management of our Company, the development of our products, and our strategic direction. We also depend on the contributions of key technical personnel.

We do not maintain “key person” insurance for any member of our senior management team or any of our other key employees. Our senior management and key personnel are all employed on an at-will basis, which means that they could terminate their employment with us at any time, for any reason and without notice. The loss of any of our key management personnel could significantly delay or prevent the achievement of our development and strategic objectives and adversely affect our business.

Cyber-security incidents, including data security breaches or computer viruses, could harm our business by disrupting our delivery of products or services, damaging our reputation or exposing us to liability.

We receive, process, store and transmit, often electronically, the data of our customers and others, much of which is confidential. Unauthorized access to our computer systems or stored data could result in the theft, including cyber-theft, or improper disclosure of confidential information, and the deletion or modification of records could cause interruptions in our operations. These cyber-security risks increase when we transmit information from one location to another, including over the Internet or other electronic networks. Despite the security measures we have implemented, our facilities, systems and procedures, and those of our third-party service providers, may be vulnerable to security breaches, acts of vandalism, software viruses, misplaced or lost data, programming or human errors or other similar events which may disrupt our delivery of services or expose the confidential information of our customers and others. Any security breach involving the misappropriation, loss or other unauthorized disclosure or use of confidential information of our customers or others, whether by us or a third party, could subject us to civil and criminal penalties, have a negative impact on our reputation, or expose us to liability to our customers, third parties or government authorities. We are not aware of such breaches to date. There can be no assurance that we will be able to effectively handle a failure of our information systems, or that we will be able to restore our operational capacity in a timely manner to avoid disruption to our business. Any of these developments could have a material adverse effect on our business, financial condition and results of operations.

Future acquisitions may have a material adverse effect on our ability to manage our business and our results of operations and financial condition.

We may acquire businesses, technologies, services, or products which are complementary to our business. Future acquisitions may expose us to potential risks, including risks associated with the integration of new operations, services, and personnel, unforeseen or hidden liabilities, the diversion of resources and management attention from our existing business and technology, our potential inability to generate sufficient revenue to offset new costs, the costs and expenses incurred in connection with such acquisitions, or the potential loss of or harm to relationships with suppliers, employees, and customers resulting from our integration of new businesses.

Any of the potential risks listed above could have a material adverse effect on our ability to manage our business or our results of operations and financial condition. In addition, we may need to fund any such acquisitions through the incurrence of additional debt or the sale of additional debt or equity securities, which would result in increased debt service obligations, including additional operating and financing covenants, or liens on our assets, that would restrict our operations, or dilution to our shareholders.

Changes in financial accounting standards may cause adverse and unexpected revenue fluctuations and impact our reported results of operations.

A change in accounting standards or practices could harm our operating results and may even affect our reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may harm our operating results or the way we conduct our business.

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Climate change may have a long-term impact on our business.

Climate change may have an increasingly adverse impact on our business and those of our customers and suppliers. Water and energy availability and reliability in the communities where we conduct business is critical. Climate change, its impact on our supply chain and critical infrastructure worldwide, and its potential to increase political instability in regions where we, our customers and suppliers do business, may disrupt our business and may cause us to experience higher attrition, losses and costs to maintain or resume operations. Although we maintain a program of insurance coverage for a variety of property, casualty, and other risks, the types and amounts of insurance we obtain vary depending on availability and cost. Some of our policies have large deductibles and broad exclusions, and our insurance providers may be unable or unwilling to pay a claim. Losses not covered by insurance may be large, which could harm our results of operations and financial condition.

Our operations, products and services, as well as those of our suppliers and customers, may also be subject to climate-related laws, regulations and lawsuits. Regulations such as carbon taxes, fuel or energy taxes, and pollution limits could result in greater direct costs, including costs associated with changes to manufacturing processes or the procurement of raw materials used in manufacturing processes, increased levels of capital expenditures to improve facilities and equipment, and higher compliance and energy costs to reduce emissions, as well as greater indirect costs resulting from our customers, suppliers or both incurring additional compliance costs that are passed on to us. These costs and restrictions could harm our business and results of operations by increasing our expenses or requiring us to alter our operations and product design activities. Stockholder groups may find us insufficiently responsive to the implications of climate change, and therefore we may face legal action or reputational harm. We may also experience contractual disputes due to supply chain delays arising from climate change-related disruptions, which could result in increased litigation and costs.

We also face risks related to business trends that may be influenced by climate change concerns. Stockholder advocacy groups, certain institutional investors, investment funds, other market participants, stockholders and customers have focused increasingly on the environmental, social and corporate governance (“ESG”) and sustainability practices of companies, including those associated with climate change and human rights. These parties have placed increased importance on the implications of the social cost of their investments. If our ESG practices do not meet stockholder or other industry expectations and standards, which continue to evolve, our brand, reputation and business activities may be negatively impacted. Any sustainability disclosures we make may include our policies and practices on a variety of social and ethical matters, including corporate governance, environmental compliance, employee health and safety practices, human capital management, product quality, supply chain management, and talent diversity and inclusion practices. It is possible that our stockholders may not be satisfied with our ESG practices or the speed of their adoption. We could also incur additional costs and require additional resources to monitor, report, and comply with various ESG practices, or choose not to conduct business with potential customers, or discontinue or not expand business with existing customers, due to our policies. Also, our failure, or perceived failure, to meet the standards included in any sustainability disclosure could have a material negative impact on our reputation and business activities.

We face intense competition in our industry, and we may not be able to compete successfully in our target markets.

The digital audio, consumer electronics and entertainment markets are characterized by intense competition, subject to rapid change, and are significantly affected by new product introductions and other market activities of industry participants. Our competitors include many large domestic and international companies that have substantially greater financial, technical, marketing, distribution and other resources, greater name recognition, a longer operating history, broader product lines, lower cost structures and longer-standing relationships with customers and suppliers than we do. As a result, our competitors may be able to respond better to new or emerging technologies or standards and to changes in customer requirements.

Further, some of our competitors are in a better financial and marketing position from which to influence industry acceptance of a particular product standard or a competing technology than we are. Our competitors may also be able to devote greater resources to the development, promotion and sale of products, and may be in a position to deliver competitive products at a lower price than we can, along with the potential to conduct strategic acquisitions, joint ventures, subsidies and lobbying industry and government standards, hire more experienced technicians, engineers and research and development teams than we can. As a result, we may not be able to compete effectively against any of these organizations.

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Our ability to compete in our current target markets and future markets will depend in large part on our ability to successfully develop, introduce and sell new and enhanced products or technologies on a timely and cost-effective basis and to respond to changing market requirements. We expect our competitors to continue to improve the performance of their current products and potentially reduce their prices. In addition, our competitors may develop future generations and enhancements of competitive products or new or enhanced technologies that may offer greater performance and improved pricing or render our technologies obsolete. If we are unable to match or exceed the improvements made by our competitors, our market position and prospects could deteriorate and our net product sales could decline.

Risks Related to Our Intellectual Property

Failure to protect our intellectual property rights could adversely affect our business.

Our success depends, in part, on our ability to protect proprietary methods and technologies that we develop or license under patent and other IP laws of the United States, so that we can prevent others from using our inventions and proprietary information. If we fail to protect our IP rights adequately, our competitors might gain access to our technology, and our business might be adversely affected. However, defending our IP rights might entail significant expenses. Any of our patent rights, copyrights, trademarks or other IP rights may be challenged by others, weakened or invalidated through administrative process or litigation.

As of February 9, 2024, we had 13 issued and 10 pending U.S. patents covering our technology. We also license issued U.S. patents from others. The patents that we own or license from others (including those that may be issued in the future) may not provide us with any competitive advantages or may be challenged by third parties, and our patent applications may never be granted.

Additionally, the process of obtaining patent protection is expensive and time-consuming, and we may not be able to prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. Even if issued, there can be no assurance that these patents will adequately protect our IP, as the legal standards relating to the validity, enforceability and scope of protection of patent and other IP rights are uncertain.

Any patents that are issued may subsequently be invalidated or otherwise limited, allowing other companies to develop offerings that compete with ours, which could adversely affect our competitive business position, business prospects and financial condition. In addition, issuance of a patent does not guarantee that we have a right to practice the patented invention. Patent applications in the United States are typically not published until 18 months after filing or, in some cases, not at all, and publications of discoveries in industry-related literature lag behind actual discoveries. We cannot be certain that third parties do not have blocking patents that could be used to prevent us from marketing or practicing our patented software or technology.

Effective patent, trademark, copyright and trade secret protection may not be available to us in every country in which our software is available. The laws of some foreign countries may not be as protective of IP rights as those in the United States (in particular, some foreign jurisdictions do not permit patent protection for software), and mechanisms for enforcement of IP rights may be inadequate. Additional uncertainty may result from changes to IP legislation enacted in the United States, including the recent America Invents Act, and other national governments and from interpretations of the IP laws of the United States and other countries by applicable courts and agencies. Accordingly, despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our IP.

We rely in part on trade secrets, proprietary know-how and other confidential information to maintain our competitive position. Although we endeavor to enter into non-disclosure agreements with our employees, licensees and others who may have access to this information, we cannot assure you that these agreements or other steps we have taken will prevent unauthorized use, disclosure or reverse engineering of our technology. Moreover, third parties may independently develop technologies or products that compete with ours, and we may be unable to prevent this competition.

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We might be required to spend significant resources to monitor and protect our IP rights. We may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Litigation also puts our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing. Additionally, we may provoke third parties to assert counterclaims against us. We may not prevail in any lawsuits that we initiate, and the damages or other remedies awarded, if any, may not be commercially viable. Any litigation, whether or not resolved in our favor, could result in significant expense to us and divert the efforts of our technical and management personnel, which may adversely affect our business, operating results, financial condition and cash flows.

We may be subject to IP rights claims by third parties, which are extremely costly to defend, could require us to pay significant damages and could limit our ability to use certain technologies.

Companies in the software and technology industries, including some of our current and potential competitors, own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of IP rights. In addition, many of these companies have the capability to dedicate substantially greater resources to enforce their IP rights and to defend claims that may be brought against them. The litigation may involve patent holding companies or other adverse patent owners that have no relevant product revenues and against which our patents may therefore provide little or no deterrence. We have received, and may in the future receive, notices that claim we have misappropriated, misused, or infringed other parties’ IP rights, and, to the extent we gain greater market visibility, we face a higher risk of being the subject of IP infringement claims.

There may be third-party IP rights, including issued or pending patents that cover significant aspects of our technologies or business methods. Any IP claims, with or without merit, could be very time-consuming, could be expensive to settle or litigate and could divert our management’s attention and other resources. These claims could also subject us to significant liability for damages, potentially including treble damages if we are found to have willfully infringed patents or copyrights. These claims could also result in our having to stop using technology found to be in violation of a third party’s rights. We might be required to seek a license for the IP, which may not be available on reasonable terms or at all. Even if a license were available, we could be required to pay significant royalties, which would increase our operating expenses. As a result, we may be required to develop alternative non-infringing technology, which could require significant effort and expense. If we cannot license or develop technology for any infringing aspect of our business, we would be forced to limit or stop sales of our software and may be unable to compete effectively. Any of these results would adversely affect our business, operating results, financial condition and cash flows.

Risks Related to this Offering and Ownership of Our Securities

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management regarding the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

This is a best-efforts offering, no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

The placement agent has agreed to use their reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth herein. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our continued operations. Thus, we may not raise the amount of capital we believe is required for our operations and may need to raise additional funds. Such additional fundraises may not be available or available on terms acceptable to us.

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Without obtaining adequate capital funding or improving our financial performance, we may not be able to continue as a going concern.

Our recurring losses from operations and negative cash flows raise substantial doubt about our ability to continue as a going concern without additional capital-raising activities. As a result, we have concluded that there is substantial doubt about our ability to continue as a going concern. Failure to secure additional funding may require us to modify, delay, or abandon some of our planned future expansion or development, or to otherwise enact operating cost reductions available to management, which could have a material adverse effect on our business, operating results, financial condition, and ability to achieve our intended business objectives. Please also see “Risk Factors – Risks Related to Our Financial Condition – We need financing in the near term to support our ongoing operations. If we do not raise sufficient capital in the short term, we may be forced to cease operations, liquidate our assets and possibly seek bankruptcy protection or engage in a similar process.”

There is no public market for the Units, Pre-Funded Units, Pre-Funded Warrants or the Warrants being offered in this offering.

There is no established public trading market for the Units, Pre-Funded Units, Pre-Funded Warrants or the Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants or the Warrants on any securities exchange or nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the Pre-Funded Warrants or the Warrants will be limited.

The Pre-Funded Warrants and the Warrants are speculative in nature.

Following this offering, the market value of the Pre-Funded Warrants and Warrants, if any, is uncertain and there can be no assurance that the market value of the Pre-Funded Warrants and Warrants will equal or exceed their imputed public offering price. In the event that our Common Stock price does not exceed the exercise price of the Warrants during the period when such Warrants are exercisable, such Warrants may not have any value. Furthermore, if Stockholder Approval is not obtained, the Warrants will not be exercisable.

Holders of the Pre-Funded Warrants and Warrants will not have rights of holders of our shares of Common Stock until such Warrants and Pre-Funded Warrants are exercised.

The Warrants and Pre-Funded Warrants in this offering do not confer any rights of share ownership on their holders, but rather merely represent the right to acquire shares of our Common Stock at a fixed price. Until holders of Warrants and Pre-Funded Warrants acquire shares of our Common Stock upon exercise of the Warrants and Pre-Funded Warrants, as applicable, holders of Warrants and Pre-Funded Warrants will have no rights with respect to our shares of Common Stock underlying such Warrants and Pre-Funded Warrants.

You may be unable to exercise the Warrants and they may have no value if Stockholder Approval is not obtained, and the Warrants contain certain provisions that could reduce the exercise price and cause dilution to existing stockholders.

The Warrants shall not be exercisable until after the date that Stockholder Approval is obtained, and the Warrants will expire five (5) years after the date we obtain Stockholder Approval. If we are unable to obtain such Stockholder Approval, the Warrants may have no value and may expire worthless. In no event may the Warrants be net cash settled, until they initially become exercisable. We will request that certain investors in this offering whose investment exceeds $100,000 enter into a voting agreement whereby each such investor will agree to vote all shares of Common Stock that they beneficially own on the closing date of this offering with respect to any proposals presented to the stockholders of the Company at the Company’s next meeting of its stockholders. However, existing holders of our Common Stock may have an incentive to vote against the proposal to enable the Warrants to be exercisable in order to prevent dilution in their interests by the shares of our Common Stock issuable upon exercise of the Warrants. There is no guarantee that any investors in this offering will agree to enter into any voting agreement and there is no guarantee that the Stockholder Approval will ever be obtained. Moreover, the exercise price and the number of shares of our Common Stock issuable upon exercise of the Warrants are subject to adjustment upon certain events, such as stock splits, reverse stock splits, dividends, recapitalizations or similar transactions, which could result in the issuance of additional shares of Common Stock and potentially significant dilution to existing stockholders.

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We have been notified by The Nasdaq Stock Market LLC of our failure to comply with certain continued listing requirements and, if we are unable to regain compliance with all applicable continued listing requirements and standards of The Nasdaq Stock Market LLC, our Common Stock could be delisted from Nasdaq.

Our Common Stock is currently listed on Nasdaq. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to comply with the applicable listing standards of The Nasdaq Stock Market LLC.

On October 5, 2023, we received written notice from the Nasdaq Listing Qualifications staff (the “Staff”), notifying us that we are not in compliance with the minimum bid price requirement for continued listing on Nasdaq, as set forth under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”), because the closing bid price of the Common Stock was below $1.00 per share for the previous thirty (30) consecutive business days. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we were provided with a compliance period of 180 calendar days, or until April 2, 2024, to regain compliance with the Minimum Bid Price Requirement. In the event we do not regain compliance by April 2, 2024, we may be eligible for additional time to regain compliance.

On November 17, 2023, we received a letter from the Nasdaq Listing Qualifications staff (the “Staff”) notifying us that we were not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires companies listed on Nasdaq to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing (the “Stockholders’ Equity Requirement”). We reported stockholders’ equity (deficit) of $885,000 in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, and, as a result, we did not satisfy the Stockholders’ Equity Requirement pursuant to Listing Rule 5550(b)(1). Pursuant to the letter, we were required to submit to Nasdaq a plan to regain compliance with the Stockholders’ Equity Requirement by January 2, 2024. We submitted to Nasdaq a plan to regain and demonstrate long-term Nasdaq Listing Qualifications compliance on January 2, 2024.

If the Staff accepts the plan, the Staff may grant the Company an extension of up to 180 calendar days from November 17, 2023 to evidence compliance with the Stockholders’ Equity Requirement. If the Staff does not accept the Company’s plan, the Company may request a hearing, at which hearing it would present its plan to a Nasdaq Hearings Panel and request the continued listing of its securities on Nasdaq pursuant to and pending the completion of such plan. During the pendency of the hearing process, the Company’s securities would continue to be listed on Nasdaq.

There can be no assurances that we will be able to regain compliance, or, in the event we regain compliance, maintain continued compliance. If we are unable to regain or maintain compliance with the Nasdaq continued listing requirements, our Common Stock will be delisted from Nasdaq.

In the event that our Common Stock is delisted from Nasdaq, as a result of our failure to comply with the Stockholders’ Equity Requirement, or the Minimum Bid Price Requirement, or due to our failure to continue to comply with any other requirement for continued listing on Nasdaq, and is not eligible for listing on another exchange, trading in the shares of our Common Stock could be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our Common Stock, and it would likely be more difficult to obtain coverage by securities analysts and the news media, which could cause the price of our Common Stock to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a national exchange.

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In the event that our Common Stock is delisted from Nasdaq, U.S. broker-dealers may be discouraged from effecting transactions in shares of our Common Stock because they may be considered penny stocks and thus be subject to the penny stock rules.

The SEC has adopted a number of rules to regulate “penny stock” that restricts transactions involving stock which is deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on Nasdaq if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our shares of Common Stock have in the past constituted, and may again in the future constitute, “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers for sales of penny stocks may discourage such broker-dealers from effecting transactions in shares of our Common Stock, which could severely limit the market liquidity of such shares of Common Stock and impede their sale in the secondary market.

A U.S. broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with a net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

Stockholders should be aware that, according to the SEC, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

The market price for our Common Stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, and lack of profits, which could lead to wide fluctuations in our share price. You may be unable to sell your shares of Common Stock at or above the public offering price of the shares of Common Stock, which may result in substantial losses to you.

The market for our Common Stock is characterized by significant price volatility when compared to the shares of larger, more established companies that have large public floats, and we expect that our share price will continue to be more volatile than the shares of such larger, more established companies for the indefinite future, although such fluctuations may not reflect a material change to our financial condition or operations during any such period. Such volatility can be attributable to a number of factors. For example, from January 1, 2022 through December 31, 2022 the reported sale price of our Common Stock has fluctuated between $9.02 and $148.00 per share. From January 1, 2023 through December 31, 2023, the reported closing price of our Common Stock has fluctuated between $0.12 and $16.50 per share. First, as noted above, our Common Stock is, compared to the shares of such larger, more established companies, sporadically and thinly traded. The price for our Common Stock could, for example, decline precipitously in the event that a large number of our shares are sold on the market without commensurate demand. Secondly, we are a speculative or “risky” investment due to our lack of profits to date. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that has a large public float. Many of these factors are beyond our control and may decrease the market price of our Common Stock regardless of our operating performance.

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In addition to being highly volatile, our Common Stock could be subject to wide fluctuations in response to a number of factors that are beyond our control, including, but not limited to:

•	variations in our revenues and operating expenses;

•	actual or anticipated changes in the estimates of our operating results or changes in stock market analyst recommendations regarding our Common Stock, other comparable companies or our industry generally;

•	market conditions in our industry, the industries of our customers and the economy as a whole;

•	actual or expected changes in our growth rates or our competitors’ growth rates;

•	developments in the financial markets and worldwide or regional economies;

•	announcements of innovations or new products or services by us or our competitors;

•	announcements by the government relating to regulations that govern our industry;

•	sales of our Common Stock or other securities by us or in the open market;

•	changes in the market valuations of other comparable companies; and

•

other events or factors, many of which are beyond our control, including those resulting from such events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics, and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the United States or elsewhere, could disrupt our operations, disrupt the operations of our suppliers or result in political or economic instability

In addition, if the market for technology stocks or the stock market in general experiences loss of investor confidence, the trading price of our Common Stock could decline for reasons unrelated to our business, financial condition or operating results. The trading price of our Common Stock could also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. Each of these factors, among others, could harm the value of your Shares. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, operating results and financial condition.

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement.

We do not intend to pay dividends on shares of our Common Stock for the foreseeable future.

We have never declared or paid any cash dividends on shares of our Common Stock and do not intend to pay any cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the development of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our Board. Accordingly, investors must rely on sales of their Common Stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

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We may issue “blank check” preferred stock without stockholder approval with the effect of diluting current stockholder interests and impairing their voting rights; and provisions in our charter documents could discourage a takeover that stockholders may consider favorable.

Our Certificate of Incorporation authorizes the issuance of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our Board. Our Board is empowered, without stockholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for our Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our Company.

The Series B Preferred Stock has a liquidation preference over our Common Stock.

The Series B Preferred Stock has a liquidation preference that gets paid prior to any payment on our Common Stock. As a result, if we were to liquidate, dissolve or wind-up, each holder of our Series B Preferred Stock would have the right to receive payment out of our assets available for distribution, before any amount is paid to the holders of our Common Stock, in an amount equal in cash to 100% of the stated value of all shares of Series B Preferred Stock held by such holder, plus any other fees then due and owing thereon, and no more, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of Series B Preferred Stock shall be ratably distributed among the Holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. Dividends on the Series B Preferred Stock will be paid in kind in additional shares of Series B Preferred Stock based on the stated value of $100.00 per share at the dividend rate of 20%. The PIK dividends will be a one time payment payable to the holders of the Series B Preferred Stock of record at the close of business on October 17, 2024. The payment of the liquidation preferences on the Series B Preferred Stock could result in holders of our Common Stock not receiving any proceeds if we were to liquidate, dissolve or wind up, either voluntarily or involuntarily.

The existence of the liquidation preferences may reduce the value of our Common Stock, make it harder for us to sell shares of Common Stock in offerings in the future, or prevent or delay a change of control.

If securities or industry analysts do not publish research or reports about our business, or publish negative reports about our business, our Common Stock price and trading volume could decline.

The trading market for our Common Stock may depend in part on the research and reports that securities or industry analysts may publish about us or our business, our market and our competitors. We do not have any control over such analysts. If one or more such analysts downgrade or publish a negative opinion of our Common Stock, the Common Stock price would likely decline. If analysts do not cover us or our Company do not regularly publish reports on us, we may not be able to attain visibility in the financial markets, which could have a negative impact on our Common Stock price or trading volume.

You may experience immediate and substantial dilution in the pro forma net tangible book value per share of the Common Stock included as part of the Units sold in this offering or that may be issued upon the exercise of any Pre-Funded Warrants included as parts of the Pre-Funded Units sold in this offering.

The price per share of our Common Stock being offered as part of the Units or that may be issued upon the exercise of any Pre-Funded Warrants included as part of the Pre-Funded Units is higher than the pro forma net tangible book value per share of our Common Stock. Therefore, you will suffer immediate and substantial dilution in the pro forma net tangible book value of the Common Stock if you purchase securities in this offering. Furthermore, if outstanding warrants are exercised, or the Warrants issued in connection with this offering are exercised, you could experience further dilution. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you invest in this offering.

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You may experience future dilution as a result of future equity offerings and other issuances of our Common Stock or other securities. In addition, this offering and future equity offerings and other issuances of our Common Stock or other securities may adversely affect our Common Stock price.

In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per Unit or Pre-Funded Unit in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per Unit or Pre-Funded Unit paid by the investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock or securities convertible into Common Stock in future transactions may be higher or lower than the price per Unit or Pre-Funded Unit in this offering. You may incur dilution upon exercise of any outstanding warrants or upon the issuance of shares of Common Stock under our equity incentive programs. In addition, the sale of securities in this offering and any future sales of a substantial number of shares of our Common Stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Common Stock. We cannot predict the effect, if any, that market sales of those shares of Common Stock or the availability of those shares for sale will have on the market price of our Common Stock.

General Risk Factors

Economic uncertainties or downturns, or political changes, in the United States and globally, could limit the availability of funds available to our customers and potential customers, which could materially adversely affect our business.

Our results of operations could be adversely affected by general conditions in the economy and financial markets, both in the U.S. and globally, including conditions that are outside of our control, such as the continuing uncertainty regarding the duration and scope of the COVID-19 pandemic, global supply chain disruptions, the recent inflation in the United States and the foreign and domestic government sanctions imposed on Russia as a result of its recent invasion of Ukraine. There continues to be volatility and disruptions in the capital and credit markets, and a severe or prolonged economic downturn, including, but not limited to as a result of such events, could result in a variety of risks to our business, including weakened demand for our products and our ability to raise additional capital when needed on acceptable terms, if at all. A weak or declining economy could strain our suppliers, possibly resulting in supply disruption, or cause delays in payments for our services. In turn, we may be required to increase our allowance for doubtful accounts, which would adversely affect our financial results. Any of the foregoing could harm our business and we cannot anticipate all the ways in which the current economic climate and financial market conditions could adversely impact our business.

Changes in government trade policies, including the imposition of tariffs and export restrictions, could have an adverse impact on our business operations and sales.

The United States or foreign governments may enact changes in government trade policies that could adversely impact our ability to sell products in certain countries, particularly in China. For example, the U.S. government has imposed tariffs on certain Chinese imports and, in return, the Chinese government has imposed or proposed tariffs on certain U.S. products. Additionally, export restrictions imposed by the U.S. government, including the addition of licensing requirements by the United States Department of Commerce’s Bureau of Industry and Security (“BIS”) through the addition of companies to the BIS Entity List, may require us to suspend our business with certain international customers if we conclude or are notified by the U.S. government that such business presents a risk of noncompliance with U.S. regulations. We cannot predict what actions may ultimately be taken with respect to tariffs or trade relations between certain countries, what products may be subject to such actions, or what actions may be taken by other countries in response. It also may not be possible to anticipate the timing or duration of such tariffs, export restrictions, or other regulatory actions. These government trade policies may materially adversely affect our sales and operations with current customers as well as impede our ability to develop relationships with new customers.

There is a risk of further escalation and retaliatory actions between the U.S. and other foreign governments. If significant tariffs or other restrictions are placed on goods exported from China or any related counter-measures are taken, our revenue and results of operations may be materially harmed. These tariffs may also make our customers’ products more expensive for consumers, which may reduce consumer demand.

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There is also a risk that the U.S. government may seek to implement more protective trade measures, not just with respect to China but with respect to other countries as well, such as those imposed on Russia in connection with its recent invasion of Ukraine. This could include new or higher tariffs and even more restrictive trade barriers, such as prohibiting certain types of, or all sales of certain products or products sold by certain parties into the U.S. Any increased trade barriers or restrictions on global trade could have a materially adverse impact on our business and financial results.

A decline in discretionary consumer spending may adversely affect our industry, our operations and ultimately our profitability.

Luxury products, such as speaker systems, TVs, game consoles and PCs, are discretionary purchases for consumers. Any reduction in consumer discretionary spending or disposable income may affect our industry significantly. Many economic factors outside of our control could affect consumer discretionary spending, including the financial markets, consumer credit availability, prevailing interest rates, energy costs, employment levels, salary levels, and tax rates. Any reduction in discretionary consumer spending could materially adversely affect our business and financial condition.

Consumer spending weakness could impact our revenue.

Weakness in general economic conditions may suppress consumer demand in our markets. Many of the products in which our technologies are incorporated are discretionary goods, such as home-theater systems. Weakness in general economic conditions may also lead to customers becoming delinquent on their obligations to us or being unable to pay, resulting in a higher level of write-offs. Economic conditions may impact the amount businesses spend on their speaker systems. Weakness in economic conditions could lessen demand for our products and negatively affect our revenue.

If we are unable to attract, integrate and retain additional qualified personnel, including top technical talent, our business could be adversely affected.

Our future success depends in part on our ability to identify, attract, integrate and retain highly skilled technical, managerial, sales and other personnel. We face intense competition for qualified individuals from numerous other companies, including other software and technology companies, many of whom have greater financial and other resources than we do. Some of these characteristics may be more appealing to high-quality candidates than those we have to offer. In addition, new hires often require significant training and, in many cases, take significant time before they achieve full productivity. We may incur significant costs to attract and retain qualified personnel, including significant expenditures related to salaries and benefits and compensation expenses related to equity awards, and we may lose new employees to our competitors or other companies before we realize the benefit of our investment in recruiting and training them. Moreover, new employees may not be or become as productive as we expect, as we may face challenges in adequately or appropriately integrating them into our workforce and culture. If we are unable to attract, integrate and retain suitably qualified individuals who are capable of meeting our growing technical, operational and managerial requirements, on a timely basis or at all, our business will be adversely affected.

Volatility or lack of positive performance in our share price may also affect our ability to attract and retain our key employees. Many of our senior management personnel and other key employees have become, or will soon become, vested in a substantial amount of shares of Common Stock, RSUs or warrants to purchase Common Stock. Employees may be more likely to leave us if the shares they own or the shares underlying their vested units or warrants have significantly appreciated in value relative to the original grant prices of the shares or units or the exercise prices of the warrants, or, conversely, if the exercise prices of the warrants that they hold are significantly above the market price of our Common Stock. If we are unable to appropriately incentivize and retain our employees through equity compensation, or if we need to increase our compensation expenses in order to appropriately incentivize and retain our employees, our business, operating results and financial condition would be adversely affected.

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We may be subject to litigation for a variety of claims, which could adversely affect our results of operations, harm our reputation or otherwise negatively impact our business.

We may be subject to litigation for a variety of claims arising from our normal business activities. These may include claims, suits, and proceedings involving labor and employment, wage and hour, commercial and other matters. The outcome of any litigation, regardless of its merits, is inherently uncertain. Any claims and lawsuits, and the disposition of such claims and lawsuits, could be time-consuming and expensive to resolve, divert management attention and resources, and lead to attempts on the part of other parties to pursue similar claims. Any adverse determination related to litigation could adversely affect our results of operations, harm our reputation or otherwise negatively impact our business. In addition, depending on the nature and timing of any such dispute, a resolution of a legal matter could materially affect our future operating results, our cash flows or both.

The requirements of being a U.S. public company may strain our resources and divert management’s attention.

As a U.S. public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of Nasdaq, and other applicable securities rules and regulations.

Compliance with these rules and regulations increases our legal and financial compliance costs, makes some activities more difficult, time-consuming, or costly, and increases demand on our systems and resources. The Exchange Act requires, among other things, that we file annual and current reports with respect to our business and operating results.

As a result of disclosure of information in this prospectus and the registration statement of which this prospectus forms a part, as well as in filings required of a public company, our business and financial condition is more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert resources of our management and harm our business and operating results.

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CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains various forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, which represent our expectations or beliefs concerning future events. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, and/or which include words such as “believes,” “plans,” “intends,” “anticipates,” “estimates,” “expects,” “may,” “will” or similar expressions. In addition, any statements concerning future financial performance, ongoing strategies or prospects, and possible future actions, which may be provided by our management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about our company, economic and market factors, and the industry in which we do business, among other things. These statements are not guarantees of future performance, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. Factors that could cause our actual performance, future results and actions to differ materially from any forward-looking statements include, but are not limited to, those discussed under the headings “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” in this prospectus and in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. The forward-looking statements in this prospectus represent our views as of the date such statements are made. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date such statements are made.

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USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $9.0 million (assuming the exercise of all Pre-Funded Warrants and no exercise of the Warrants ), after deducting the placement agent fees and estimated offering expenses payable by us. However, because this is a best-efforts offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, the placement agent’s fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus.

We intend to use the proceeds of this offering for repurchase of 62,657 shares of outstanding Series B Preferred Stock at $100 per share and other working capital and general corporate purposes.

The precise amount and timing of the application of such net proceeds will depend upon our funding requirements and the availability and cost of other funds. Our Board and management will have considerable discretion in the application of the net proceeds from this offering, and it is possible that we may allocate the proceeds differently than investors in the offering may desire or that we may fail to maximize the return on these proceeds. You will be relying on the judgment of our management with regard to the use of proceeds from this offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.

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DILUTION

If you invest in the securities being offered by this prospectus, your interest will be diluted immediately to the extent of the difference between the public offering price per Unit and the pro forma net tangible book value per share of our Common Stock after this offering.

Our historical net tangible book value as of September 30, 2023 was $885,000, or $0.130 per share of our Common Stock. Historical net tangible book value per share represents the amount of our total tangible assets, less total liabilities, divided by the number of shares of our Common Stock outstanding as of September 30, 2023.

Our pro forma net tangible book value was $5,095,000, or $0.150 per share of our Common Stock. Pro forma net tangible book value represents the amount of our total tangible assets less our total liabilities, after giving effect to (i) the Series B Preferred Stock Offering (including the Warrant Repurchase), (ii) the Warrant Inducement Transaction, (iii) the repayment in full of the Meriwether Loan (as defined below), (iv) the net issuance of 184,699 shares of Common Stock under the Company’s equity incentive plans (the “Restricted Stock Activity”), (v) the Conversion, (vi) the 2024 Bridge Private Placement, (vii) the repayment in full of the 2024 Bridge Promissory Notes and (viii) the exercise of 32,600 Series B Preferred Stock Warrants.

After giving effect to (i) the sale of 23,734,000 Units, at a public offering price of $0.065 per Unit and 130,106,000 Pre-Funded Units, at a public offering price of $0.065 per Pre-Funded Unit (assuming the exercise of Pre-Funded Warrants and no exercise of the Warrants), after deducting the placement agent fees and estimated offering expenses payable by us and (ii) the Series B Repurchase and Cancellation Transaction, our pro forma as adjusted net tangible book value as of September 30, 2023 would have been approximately $7,870,000 or approximately $0.042 per share. This represents an immediate decrease in net tangible book value of approximately $0.108 per share to our existing stockholders and an immediate dilution of approximately $0.023 per share to purchasers of our securities in this offering, as illustrated by the following table:

Assumed public offering price per Unit	$0.065
Pro forma net tangible book value per share, as of September 30, 2023, before giving effect to this offering	$0.150
Decrease in pro forma net tangible book value (deficit) per share attributable to new investors in this offering	$0.108
Pro forma as adjusted net tangible book value per share, after this offering	$0.042
Dilution to pro forma as adjusted net tangible book value per share to investors in this offering	$0.023

To the extent that our outstanding warrants are exercised, you could experience further dilution. To the extent that we raise additional capital through the sale of additional equity, the issuance of any of our shares of Common Stock could result in further dilution to our stockholders.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion together with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that are based on our current expectations, estimates and projections about our business and operations. Our actual results may differ materially from those currently anticipated and expressed in such forward-looking statements as a result of a number of factors, including those which we discuss under “Risk Factors” and elsewhere in this prospectus. See “Cautionary Statement Regarding Forward-Looking Statements.”

Overview

We are an emerging technology company and our primary business focus is to enable mainstream consumers and audio enthusiasts to experience high quality wireless audio. We intend to continue selling our proprietary wireless modules to consumer electronics companies while also expanding our focus to implement a lower cost solution by porting our IP software onto commercially available internet of things (or IoT), modules with integrated Wi-Fi technology.

Our technology addresses some of the main issues that we perceive are hindering the growth of the home theater: complexity of installation and cost. We believe that consumers want to experience theater quality surround sound from the comfort of their homes. However, wired home theater systems often require expensive audio-visual (or AV), receivers to decode the audio stream, leaving the consumer with the burden of concealing the wires. Hiring a professional to hide the wires into the walls or floor is invasive, complicated, costly and time consuming. Further, people who rent as opposed to own may not be able to install these systems as the installation construction needed may not be permitted under a lease agreement. Our first-generation wireless technology addresses these problems by transmitting wireless audio to each speaker at Blu-ray quality (uncompressed 24-bit audio up to 96 kHz sample rates) and emphasizing ease of setup. To our knowledge, our custom chips and modules technology is one of the few technologies available today that can stream up to eight (8) separate wireless audio channels with low latency, removing lip-sync issues between the audio and video sources. In addition, every speaker within a system that utilizes our technology can be synchronized to less than one microsecond, thus eliminating phase distortion between speakers. Our first-generation technology shows that wireless home theater systems are viable home audio solutions for the average consumer and audio enthusiast alike.

Current research and development investments focus on developing Wi-Fi compatible IP software for transmitting multichannel wireless audio for which patent applications have been submitted. A software solution enables smart devices that have Wi-Fi and video media to deliver surround sound audio and allows us to port our wireless audio technology to popular Wi-Fi based modules and systems on a chip (or SOC), that is currently in production. The Company’s “Discovery” module first announced in January 2021 is the first IoT module solution with our embedded wireless audio software that specifically targets the high growth Dolby ATMOS soundbar market with a low-cost transceiver. The Discovery module is capable of supporting ATMOS configurations up to 5.1.4. requiring five separate wireless audio channels. Our goal is to continue to commercialize and improve performance of a software based-solution, which other brands can integrate into their devices, that will (i) reduce integration costs for mass market use, (ii) utilize Wi-Fi for wireless connectivity, making it easy to integrate into today’s high volume, low cost SOC and modules, (iii) provide a low power consumption option to allow for use in battery powered devices, and (iv) provide compatibility with popular consumer electronic operating systems.

To date, our operations have been funded through sales of our common and preferred equity, proceeds from the exercise of warrants, sale of debt instruments, and revenue from the sale of our products. Our condensed consolidated financial statements contemplate the continuation of our business as a going concern. However, we are subject to the risks and uncertainties associated with an emerging business, as noted above we have no established source of capital, and we have incurred recurring losses from operations since inception.

To date, travel restrictions and border closures have not materially impacted our ability to obtain inventory or manufacture or deliver products or services to customers. However, if such restrictions become more severe, they could negatively impact those activities in a way that would harm our business over the long term. Travel restrictions impacting people can restrain our ability to assist our customers and distributors as well as impact our ability to develop new distribution channels, but at present we do not expect these restrictions on personal travel to be material to our business operations or financial results.

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Critical Accounting Estimates

The following discussion and analysis of financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in conformity with accounting principles generally accepted in the United States of America. Certain accounting policies and estimates are particularly important to the understanding of our financial position and results of operations and require the application of significant judgment by our management or can be materially affected by changes from period to period in economic factors or conditions that are outside of our control. As a result, they are subject to an inherent degree of uncertainty. In applying these policies, our management uses their judgment to determine the appropriate assumptions to be used in the determination of certain estimates. Those estimates are based on our historical operations, our future business plans and projected financial results, our observance of trends in the industry and information available from other outside sources, as appropriate.

Comparison of the Three and Nine Months Ended September 30, 2023 and 2022

Revenue

Revenue for the three months ended September 30, 2023 was $769,000, a decrease of $168,000 or 18%, compared to the revenue for the three months ended September 30, 2022 of $937,000. The decrease in overall sales is primarily related to a slow-down in consumer spending on consumer electronics which resulted in lower Component revenue of $437,000 offset partially by higher Consumer Audio Product revenue of $269,000, when compared to the three months ended September 30, 2022.

Revenue for the nine months ended September 30, 2023 was $1,663,000, a decrease of $786,000 or 32%, compared to the revenue for the nine months ended September 30, 2022 of $2,449,000. The decrease in overall sales is primarily related to a slow-down in consumer spending on consumer electronics which resulted in lower Component revenue of $870,000 offset slightly by higher Consumer Audio Product revenue of $84,000, when compared to the nine months ended September 30, 2022.

Gross Profit and Operating Expenses

Gross Profit (Deficit)

Gross deficit for the three months ended September 30, 2023 was ($1,669,000) a decrease of $1,799,000, compared to $130,000 gross profit for the three months ended September 30, 2022. The gross margin (deficit) as a percent of sales was (217%) for the three months ended September 30, 2023, compared to 14% for the three months ended September 30, 2022. The decrease in gross profit and gross margin as a percent of sales is mainly attributable to a $1.4 million increase in inventory reserves primarily attributable to our semiconductor chips, lower sales volumes in relation to the fixed portion of costs and lower pricing of our Consumer Audio Products.

Gross deficit for the nine months ended September 30, 2023 was ($3,123,000), a decrease of $3,503,000 compared to $380,000 gross profit for the nine months ended September 30, 2022. The gross margin (deficit) as a percent of sales was (188%) for the nine months ended September 30, 2023, compared to 16% for the nine months ended September 30, 2022. The decrease in gross profit and gross margin as a percent of sales is mainly attributable to a $2.8 million increase in inventory reserves primarily attributable to our semiconductor chips, lower sales volumes in relation to the fixed portion of costs and lower pricing of our Consumer Audio Products.

Research and Development

Research and development expenses for the three months ended September 30, 2023 were $1,838,000, a decrease of $101,000, compared to the research and development expenses for the three months ended September 30, 2022 of $1,939,000. The decrease in research and development expenses is primarily related to decreased salary and benefit expenses of $71,000 and consulting expenses, which includes outside engineering expenses of $52,000.

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Research and development expenses for the nine months ended September 30, 2023 were $5,664,000, an increase of $305,000 compared to the research and development expenses for the nine months ended September 30, 2022 of $5,359,000. The increase in research and development expenses is primarily related to increased consulting expenses, which includes outside engineering and direct materials used in research and development of $292,000 and $48,000, respectively, partially offset by reduced recruiting fees of $128,000.

Sales and Marketing

Sales and marketing expenses for the three months ended September 30, 2023 were $1,404,000, a decrease of $135,000, compared to the sales and marketing expenses for the three months ended September 30, 2022 of $1,539,000. The decrease in sales and marketing expenses is primarily related to lower website development and advertising fees of $96,000 and $61,000, respectively, partially offset by increased consulting fees of $31,000.

Sales and marketing expenses for the nine months ended September 30, 2023 were $3,787,000 a decrease of $378,000, compared to the sales and marketing expenses for the nine months ended September 30, 2022 of $4,165,000. The decrease in sales and marketing expenses is primarily related to lower advertising expenses and website expenses of $191,000 and $160,000, respectively.

General and Administrative

General and administrative expenses for the three months ended September 30, 2023 were $1,428,000, an increase of $28,000, compared to the general and administrative expenses for the three months ended September 30, 2022 of $1,400,000. The increase in general and administrative expenses is primarily related to increased investor relations expenses of $173,000, offset partially by reduced legal fees of $107,000.

General and administrative expenses for the nine months ended September 30, 2023 were $4,260,000, an increase of $652,000, compared to the general and administrative expenses for the nine months ended September 30, 2022 of $3,608,000. The increase in general and administrative expenses is primarily related to increased investor relations expenses, accounting fees and legal fees of $465,000, $100,000 and $61,000, respectively.

Interest Expense, net

Interest expense, net for the three and nine months ended September 30, 2023 was $52,000 and $812,000, respectively. Interest expense, net for the three and nine months ended September 30, 2022 was $173,000 and $174,000, respectively.

Interest expense for the three months ended September 30, 2023 was primarily due to the amortization of debt discounts associated with the short-term loan that the Company issued in September 2023. Interest expense for the nine months ended September 30, 2023 was primarily due to the amortization of debt discounts associated with the senior secured convertible note that the Company issued in August 2022 and repaid in full on April 11, 2023.

Interest expense for the three and nine months ended September 30, 2022 was primarily due to the amortization of debt discounts associated with the convertible debt that the Company issued in August 2022.

Change in Fair Value of Warrant Liabilities

Change in fair value of warrant liabilities for the three months ended September 30, 2023 was $284,000, compared to $274,000 for the three months ended September 30, 2022. The change in fair value of the warrant liabilities for the three months ended September 30, 2023 was primarily due to the decrease in the price of our common stock at September 30, 2023 compared to the price of our common stock on the date of the warrant issuance as well as the decline in our common stock price from June 30, 2023, related to existing warrant liabilities.

Change in fair value of warrant liabilities for the nine months ended September 30, 2023 was $6,134,000, compared to $274,000 for the nine months ended September 30, 2022. The change in fair value of the warrant liabilities for the nine months ended September 30, 2023 was due to the issuance of warrants in February 2023 and the subsequent decrease in the price of our common stock at September 30, 2023 compared to the price of our common stock on the date of the warrant issuance as well as the decline in our common stock price from December 31, 2022, related to existing warrant liabilities.

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Loss on Debt Extinguishment

During the three and nine months ended September 30, 2023, the Company recorded a loss on debt extinguishment of $0 and $837,000. The loss is directly related to the Company’s April 2023 repayment of the Convertible Note in the amount of $1,656,744. The repayment of the entirety of the outstanding balance of such note, included the unpaid principal, interest through the payoff date, and a pre-payment premium of $276,000. The loss also includes the expensing of the related unamortized debt discounts totaling $894,000, offset partially by a $333,000 gain on termination of a derivative liability that was established in connection with the Convertible Note.

Comparison of the Years Ended December 31, 2022 and 2021

Revenue

Revenue for the year ended December 31, 2022 was $3,365,000, a decrease of $3,176,000, or 49%, compared to the revenue of $6,541,000 for the year ended December 31, 2021. The decrease was a result of lower Component revenue which decreased by $3,189,000, compared to the year ended December 31, 2021, offset partially by Consumer Audio Product sales which increased by $13,000, compared to the year ended December 31, 2021. The decrease in Component revenue was due in part to (i) a slow-down in consumer spending on consumer electronics which resulted in excess end product inventory at retailers and (ii) supply chain interruptions experienced by certain of our customers as a result of COVID-19, with their delaying orders to us until other components for their products could be obtained.

Gross Profit and Operating Expenses

Gross Profit

Gross profit for the year ended December 31, 2022 was $395,000 a decrease of $1,469,000 compared to $1,864,000 gross profit for the year ended December 31. 2021. The decrease in gross profit is mainly attributable to low volumes of Component sales. The gross margin as a percent of sales was 11.7% for the year ended December 31, 2022 compared to 28.5% for the year ended December 31, 2021, a decrease of 16.8 points. The decrease in gross margin as a percent of sales was due in part to (i) reduced sales volumes in comparison to the fixed portion of costs included in our manufacturing and (ii) the Company’s fourth quarter 2022 price reductions of its consumer audio products in response to the slowdown in consumer spending on consumer electronics.

Research and Development

Research and development expenses for the year ended December 31, 2022 were $7,144,000, an increase of $1,908,000, compared to expenses of $5,236,000 for the year ended December 31, 2021. The increase in research and development expenses is primarily related to increased salary and benefit expense of $874,000, increased stock-based compensation, professional and consulting expense and recruiting fees of $106,000, $783,000 and $95,000, respectively.

Sales and Marketing

Sales and marketing expenses for the year ended December 31, 2022 were $6,140,000, an increase of $2,017,000, compared to expenses of $4,123,000 for the year ended December 31, 2021. The increase in sales and marketing expenses is primarily related increased salary and benefit expenses of $336,000, increased stock-based compensation, professional and consulting expenses, advertising and public relation expenses and tradeshow expenses of $286,000, $283,000, $808,000, $69,000, respectively.

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General and Administrative

General and administrative expenses for the year ended December 31, 2022 were $5,155,000, an increase of $1,139,000, compared to expenses of $4,016,000 for the year ended December 31, 2021. The increase in general and administrative expenses is primarily related to increased stock-based compensation, professional and consulting expenses and board fees of $227,000, $653,000 and $85,000, respectively.

Interest Expense, net

Interest expense, net for the year ended December 31, 2022 was $898,000, compared to $9,000 for the year ended December 31, 2021. The increase of $889,000 in interest expense, net for the year ended December 31, 2022, was primarily due to the amortization of debt discounts associated with the senior secured convertible note in the principal amount of $3,600,000 (the “Convertible Note”) that the Company incurred in August 2022. Minimal interest expense, net for the year ended December 31, 2021, was primarily related to interest accrued on the Paycheck Protection Loan which was forgiven in the third quarter of 2021.

Change in Fair Value of Warrant Liability

Change in fair value of warrant liability for the year ended December 31, 2022 was approximately $2,852,000, compared to $0 for the year ended December 31, 2021. The change in fair value of the warrant liability for the year ended December 31, 2022 was due to the issuance of warrants during December 2022 associated with our stock offering and the subsequent decrease in our common stock price at year end compared to the price of our stock on the date of the warrant issuance.

Change in Fair Value of Derivative Liability

Change in fair value of derivative liability for the year ended December 31, 2022 was approximately $47,000, compared to $0 for the year ended December 31, 2021. The change in fair value of the derivative liability for the year ended December 31, 2022 was due to the decrease in our common stock price.

Gain on Forgiveness of Paycheck Protection Program Loan

We recorded a gain of $859,000 due to the forgiveness of the Paycheck Protection Loan for the year ended December 31, 2021. No such forgiveness occurred during the year ended December 31, 2022.

Warrant Inducement Expense

Warrant inducement expense was $1,146,000 for the year ended December 31, 2021. Such warrant inducement expense represents the fair value of warrants issued to warrant holders in connection with a solicitation of such warrant holders to exercise their outstanding warrants during the year ended December 31, 2021. No such inducement expense occurred during the year ended December 31, 2022.

Deemed Dividend on Exchange of Convertible Preferred Stock for Common Stock

During the year ended December 31, 2021, the Company recorded a deemed dividend of $1,192,000 in connection with the exchange of all 250,000 shares of preferred stock for 250,000 shares of common stock and warrants to purchase up to 187,500 shares of common stock, which warrants were subsequently fully exercised on a cashless basis for 79,244 shares of common stock. No such deemed dividend occurred the year ended December 31, 2022.

Liquidity and Capital Resources

Cash and cash equivalents as of September 30, 2023 were $212,000 compared to $2,897,000 as of December 31, 2022.

We incurred a net loss of $12,358,000 for the nine months ended September 30, 2023 and used net cash in operating activities of $12,101,000. We incurred a net loss of $12,661,000 for the nine months ended September 30, 2022 and used net cash in operating activities of $12,896,000. Excluding non-cash adjustments, the primary reasons for the decrease in the use of net cash from operating activities during the nine months ended September 30, 2023, was related to a decrease in inventories, partially offset by an increase in accounts receivable and prepaid expenses and a decrease in accrued liabilities.

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We have financed our operations to date primarily through the issuance of equity securities, proceeds from the exercise of warrants common stock and sale of debt instruments. In August 2022, we received net proceeds of $2.5 million from the issuance of a convertible promissory note to an investor. In December 2022, we received net proceeds of $6.4 million, from the issuance of 540,000 shares of common stock (includes the exercise of 36,000 pre-funded warrants) and the issuance of 1,080,000 warrants to purchase common stock. In February 2023, we received net proceeds of approximately $5.3 million from the issuance of 583,306 shares of common stock (includes the exercise of 381,762 pre-funded warrants) and the issuance of 874,959 warrants to purchase common stock. In March 2023, we received net proceeds of approximately $1.6 million from the issuance of 837,207 shares of common stock and the issuance of 1,674,414 warrants to purchase common stock. In April 2023, we received net proceeds of approximately $1.0 million through the issuance of common stock and warrants. In May 2023, we received net proceeds of approximately $1.9 million in connection with a warrant inducement. In July 2023, we received net proceeds of approximately $0.6 million in connection with a warrant inducement. In September 2023, we secured a term loan in the principal amount of $650,000 from a related party. In October 2023, we received gross proceeds of approximately $4.8 million, prior to underwriting discounts, commissions, and offering expenses, from the issuance of 87,000 shares of preferred stock and the issuance of 174,000 warrants to purchase preferred stock. In December 2023, we received gross proceeds of approximately $2.1 million in connection with the Warrant Inducement Transaction. We will need to raise additional proceeds via the issuance of equity securities and/or the sale of debt instruments in the first quarter of 2024 to fund operations for the second, third and fourth quarters of fiscal year 2024.

Going Concern

The Company has incurred net operating losses each year since inception. As of September 30, 2023, the Company had cash and cash equivalents of $0.2 million and reported net cash used in operations of $12.1 million during the nine months ended September 30, 2023. The Company expects operating losses to continue in the foreseeable future because of additional costs and expenses related to research and development activities, plans to expand its product portfolio, and increase its market share. The Company’s ability to attain profitable operations is dependent upon achieving a level of revenues adequate to support its cost structure.

Based on current operating levels, the Company will need to raise additional funds by selling additional equity or incurring debt. To date, the Company has funded its operations primarily through issuance of equity securities and proceeds from the exercise of warrants to purchase common stock and the sale of debt instruments. Additionally, future capital requirements will depend on many factors, including the rate of revenue growth, the selling price of the Company’s products, the expansion of sales and marketing activities, the timing and extent of spending on research and development efforts and the continuing market acceptance of the Company’s products. These factors raise substantial doubt about the Company’s ability to continue as a going concern for the twelve months from the date of this prospectus.

Management of the Company intends to raise additional funds through the issuance of equity securities or debt. There can be no assurance that, in the event the Company requires additional financing, such financing will be available at terms acceptable to the Company, if at all. Failure to generate sufficient cash flows from operations, raise additional capital and reduce discretionary spending could have a material adverse effect on the Company’s ability to achieve its intended business objectives. As a result, the substantial doubt about the Company’s ability to continue as a going concern has not been alleviated. The accompanying condensed consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

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BUSINESS

Overview

We believe that the future of audio technology is in wireless devices and that WiSA is well positioned to deliver best-in-class immersive wireless sound technology for intelligent devices and next generation home entertainment systems. Historically we have sold modules which wirelessly transmit and receive audio directly to speakers. In late 2023, we launched a new wireless technology, WiSA E, that is software based and works with standard Wi-Fi chips. Additionally, we plan to license our proprietary software technology, currently embedded in our wireless modules, to other companies who can then embed our technology into other Wi-Fi enabled smart devices. The segment of the wireless audio market that WiSA focuses on is comprised of scalable multichannel solutions with levels of latency that are low enough to synchronize with video. The term multichannel refers to the use of multiple audio tracks to reconstruct a sound field using multiple speakers.

As part of the effort to grow the wireless multichannel home audio segment, WiSA Technologies, Inc. was a founding member of the WiSA Association, an association dedicated to providing industry leadership and consumer choice through interoperability testing between brands. Products certified and marked with a WiSA Association logo have been tested to inter operate. This preserves consumer choice by enabling consumers to choose different wireless transmitting products across different brands where audio is decoded with speakers that have the WiSA Association logo displayed. Our marketing strategy focuses on, what we believe, are two emerging wireless audio market needs: immersive, multi-channel audio and robust wireless performance. WiSA sold custom semiconductor chips and wireless modules to premium audio brans in the consumer electronics industry. We believe that a growing adoption of our technology by leaders in this industry will revolutionize the way people experience media content through their mobile and handheld devices, televisions (“TVs”),soundbars (“SBs”), set-top-boxes/streaming devises and personal computers (“PCs”).

Our Business Focus

Our primary business focus is to enable mainstream consumers and audio enthusiasts to experience high quality wireless immersive audio. We intend to continue selling our proprietary wireless modules to consumer electronics companies while also expanding our focus to implement a lower-cost solution by porting our software onto commercially available internet of things (“IoT”) modules with integrated Wi-Fi technology.

Industry Background

The primary growth segments for in-home entertainment have been “Bluetooth” stereo accessories which include single speakers, headsets, and more recently, “multi-room” stereo speakers that use your home’s Wi-Fi network to stream audio throughout house. Another market that continues to grow is the sound bar market. Sound bars are typically sold with wireless subwoofers and may also be sold with wireless rear speakers.

Our Technology

Our fundamental technology addresses some of the main issues that we perceive hinder the growth of immersive audio in the home: complexity of setup, cost, interoperability between smart devices and the speakers, and robust wireless performance. We believe that consumers want to experience theater-quality immersive sound from the comfort of their homes. However, traditional immersive audio systems, commonly referred to as home theater surround sound systems, are wired and often require expensive audio-visual (“AV”) receivers to decode the audio stream, leaving the consumer with the burden of concealing the wires. Hiring a professional to hide the wires into the walls or floor is invasive, complicated, costly, and time consuming. Our first-generation wireless technology addresses these problems by transmitting wireless audio to each speaker at Blu-ray quality (uncompressed 24 bit audio up to 96 kHz sample rates) and emphasizing ease of setup. Our next generation technology, WiSA E, is software IP designed for (i) easy implementation for the manufacturing brand to design with, (ii) broad flexibility to accommodate various price points and business models, and (iii) maintaining high quality wireless performance for the consumer.

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Having successfully developed wireless audio solutions for the high-end of the immersive audio market, WiSA is continuing its development of proprietary software (WiSA E) targeted at bringing its best-of-class immersive audio technology to entry/mid-level audio systems. Noting the growth of the sound bar market, WiSA plans a low-cost, entry-level wireless audio solution designed to meet the needs of the consumer looking for a sound bar-based, value-driven immersive audio system. To address this market segment, WiSA is currently developing certain proprietary software for which patent applications have been submitted that will enable sound bars as well as smart devices that have Wi-Fi and video media to deliver immersive audio. First development kits for WiSA E began to ship during late Q3 2023 (pursuant to confidentiality agreements). Our goal is to commercialize a software based -solution, which other brands can integrate into their devices, that will (i) reduce integration costs for mass market use, (ii) utilize Wi-Fi for wireless connectivity, making it easy to integrate into today’s high volume, low cost systems on a chip (“SOC”) and modules, (iii) provide a low power consumption option to allow for use in battery-powered devices, and (iv) provide compatibility with popular consumer electronic operating systems.

WiSA Association

Our wholly-owned subsidiary, WiSA, LLC, operates the WiSA Association, which is an association of brands, manufacturers, and influencers within the consumer electronics industry, with the purpose of promoting a standardized method of interoperability between wireless audio components using WiSA’s technology. The WiSA Association creates, maintains and manages specifications for wireless interoperability that are available to all WiSA Association members. For products with a WiSA Association certification, the WiSA Association also creates, maintains, and manages testing criteria and specifications for all products to be listed, marketed and sold. WiSA-certification is an industry-wide “stamp of approval” certifying that a product is interoperable with other products in the WiSA ecosystem and has passed several high-performance tests ensuring interoperability and wireless performance standards are met. As the sole owner of WiSA, LLC, we certify all WiSA Association products.

WiSA, LLC is also the IP licensing organization for WiSA E interoperable transmission from smart devices to audio devices. In Q4, 2023, WiSA, LLC announced a licensing program for display devices (TVs and projectors). In the first 90 days three manufacturers have signed licenses.

Currently, WiSA-certified products are required to use WiSA modules in order to meet the standards set by the WiSA Association. As a result, WiSA Association members purchase modules from us in order to build their products to meet such standards.

Among WiSA-certified products, consumers will be able to outfit their home entertainment system with WiSA-certified speakers and components from any participating vendor with the assurance that the devices will interoperate and provide high quality wireless HD surround sound.

The WiSA Association manages logo usage and trademark guidelines, investigates alternative markets, connects brands to manufacturing resources, and, we believe, provides industry leadership in solving the challenges facing the home theater and commercial markets in the integration of wireless audio technology.

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Modules

WiSA has designed wireless modules that provide high performance wireless audio for our customers to integrate into their products, such as a speakers, TVs, soundbars, set-top-boxes, and HDMI dongles. These modules can be designed using our custom semiconductors with our IP built in, as well as a Wi-Fi radio for communications or with our WiSA E software loaded onto a third party IoT Wi-Fi chip. By designing and selling these modules, we believe that we can reduce our customers’ design expense, accelerate their time-to-market cycle, and reduce the cost of each module. The consumer’s smart devises must have interoperable WiSA modules compatible with the WiSA transmit technology. Speakers, with the matching “RX” model, receive the wireless audio signal and processes it for audio play out.

The WiSA Opportunity

We believe that the following attributes: cost, mobility, video support, ease of installation and quality create a market opportunity for WiSA’s technologies to be adopted by the consumer electronics industry as described further below.

Cost

We believe that the simplicity and cost structure of both our original technology and our embedded software solution will make our prices competitive for a wider range of applications in their respective markets, allowing consumer electronics companies to integrate our technology, while also delivering high quality audio.

Video Support

Wireless audio capable of supporting video has become a priority for consumers across a variety of high-volume multimedia platforms, including TV’s, smartphones, game consoles and set-top boxes. Video applications require audio and video to be perfectly synchronized in order to avoid lip-sync and speaker audio phase distortion issues. WiSA’s technology prioritizes wireless robustness, latency and speaker synchronization to create an entertaining experience.

Ease of Installation

We believe that the home entertainment market has moved toward simplicity in recent years. The costly and inconvenient home theaters of the past have left consumers with a desire for audio systems that provide a simplified installation process. We believe that as the TVs adopt broad use of Dolby Atmos and Dolby Atmos Music, which delivers the immersive audio decoding, new audio systems, including the predominant sound bar system, will need to provide a higher level of performance, especially in the surround-sound market. WiSA’s technology greatly simplifies the installation process of true surround-sound systems. This allows consumers to install an immersive audio system with the same amount of effort as a sound bar, but enjoy a far superior experience. We believe that an overwhelming majority of the content entering consumers’ homes through digital TV and streaming services is provided in a multi-channel format, which is why WiSA’s goal is to facilitate enjoyment of true surround sound for both the everyday consumer and audio enthusiast.

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In addition to easy installation, WiSA’s technology provides consumers with a multitude of options, allowing customization of the immersive audio experience individualized to each consumer, without being forced to stick with one brand of speaker. For example, our hope is that a consumer might start with a WiSA enabled sound bar for their TV and then add a WiSA enabled subwoofer. That same system can be easily upgraded to a variety of surround sound systems by simply adding more speakers. Our technology will allow consumers to upgrade an audio system or just one component of the system without the need to replace the entire system. Consumers can keep the original transmitter, sound bar, and subwoofer and integrate them seamlessly into a new system. Being able to outfit a home entertainment system with WiSA-enabled speakers and components gives consumers the ability to express their individual preference and needs and provides the assurance that the devices will interoperate, delivering what we believe is the highest standard in HD wireless surround sound.

Dissatisfaction with Bluetooth Performance and Quality

We believe that consumers want better performance and quality from their Bluetooth audio devices. For example, they may want headsets that stay connected over longer distances or products that offer better audio fidelity. By offering a solution that addresses these needs at a comparable price point to Bluetooth, we believe that we can build consumer demand for our technology.

Enjoyment of improved audio on existing content

We believe that the growth in the number of video devices streaming multi-channel audio content, coupled with new 3D immersive sound experiences from Dolby’s Atmos and DTS’ DTS:X formats, will help propel the demand for wireless speakers well into the future.

Enjoyment of wireless audio without interference from other wireless signals

Having other devices nearby that also use the 5 GHz band should not affect the performance of a WiSA-enabled audio system, as WiSA’s technology can seamlessly switch to another frequency within the 5 GHz band. The 5 GHz U-NII spectrum utilized by WiSA technology has up to 24 channels available that are constantly monitored for interference using the Dynamic Frequency Selection sub-band between 5.2 and 5.8 GHz. When interference is detected, the next channel, having been monitored for over one minute and confirmed for accessibility, is ready to be accessed and WiSA-enabled devices switch seamlessly to that channel, without the user ever noticing or the audio experience being affected.

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What Distinguishes WiSA from its Competitors

Both the proprietary technology and the adoption of the technology by leaders in consumer electronics are differentiating factors for WiSA. Our management believes that WiSA is one of the only companies with the technical capabilities of transmitting high resolution, low latency, and speaker synchronization of wireless audio capable of supporting up to eight channels. Premium consumer brands, like Bang & Olufsen, Harman International, a division of Samsung, and LG Electronics have begun to adopt our technology as a valued feature in performance products.

Category Defining Wireless Audio

Our first generation wireless audio technology delivers industry leading eight channels of uncompressed audio directly to the speakers in 24 bit and up to 96 kHz sample rates. This means that a consumer can experience audio exactly as it was mastered in the studio. WiSA’s technology supports surround sound systems up to 7.1 or 5.1.2 for Dolby Atmos® configurations.

Alternative technologies such as, Bluetooth and Wi-Fi standards were not designed to transmit fixed low latency audio that is synchronized to video. However, Bluetooth and Wi-Fi standards can work well for audio-only wireless transmission, when video is not a part of the listening experience. In audio-only applications, latency is less critical and audio data can be buffered in memory to ensure proper speaker synchronization even when data retransmissions are needed in today’s congested wireless environments. In video applications, retransmissions add to latency. Standard Bluetooth and Wi-Fi standards have long variable latency that can exceed acceptable audio to video synchronization and make quality multichannel audio experience unachievable. A few custom silicon-based solutions exist today that improve on Bluetooth and Wi-Fi standards based performance, but compared to WiSA, such products have longer latencies, lower performing speaker synchronization, and are limited to 2-4 audio channels and often only support 16 bit CD quality audio.

WiSA’s technology roadmap includes proprietary software that will enable standard Wi-Fi protocol to support multi-channel audio for video applications, while permitting WiSA to leverage Wi-Fi’s lower chip and module cost structure. WiSA’s first generation technology was designed for the mid to high end home theater market and offers a unique feature set that is expected to be included in new product designs for years. WiSA’s new Wi-Fi strategy enables the Company to compete in the entry-level home theater market at Bluetooth price points, while delivering superior multi-channel performance for higher volume applications. The Company’s recently announced Discovery module is the first product that integrates WiSA’s new software which enables a transceiver module to keep up to four independent wireless audio channels synchronized in a room size up to 10 meters square. The Discovery modules is ideally suited for entry level home entertainment systems, including sound bars, TVs, subwoofers and Dolby Atmos® applications.

WiSA Customers

WiSA currently sells wireless modules containing custom semiconductor chips to a growing list of consumer electronics customers, including major brands such as Bang & Olufsen, KEF, LG, Harman International, a division of Samsung, Savant, Skyworth and System Audio. We believe that the use of our products by well-known consumer electronics brands will provide an opportunity to create wireless audio products that are simple to install and perform at high levels. Brands such as Bang & Olufsen and Harman have chosen WiSA technology to drive their wireless home audio/theater product assortments. We believe that their leadership has brought credibility to the technology and paved the way at retail for other brands to follow.

Our Strategy

Our goal is to establish and maintain a leadership position as the ubiquitous standard for hi-fidelity wireless, multichannel audio. To obtain and enhance our position as the leading standard in the audio space, we intend to:

•	improve recognition of our WiSA Certification brand and the WiSA standard brand;

•	provide excellent products and services to our customers and members;

•	make sure our technology is accessible to many consumers by having our technology in consumer electronics devices that sell at a variety of price points;

•	expand market awareness of wireless multi-channel hi-fidelity audio experience availability;

•	reduce hardware costs;

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•	enhance and protect our IP portfolio;

•	invest in highly qualified personnel; and

•	build innovative products alongside the world’s leading consumer electronics companies.

We currently sell our modules in relatively small quantities. As we introduce WiSA E technology to customers, with its lower price points and great flexibility for designs, we expect that orders for our modules will increase. With larger orders, we believe that we can take advantage of economies of scale and improve gross margins on our modules.

Interoperability

Interoperability is a key aspect of wireless technology. We believe that this is especially true with audio technology, where unique designs, price points, audio quality and capabilities as well as consumer brand loyalties are significant factors for the end consumer. Creating home theater and audio components that all work with an interoperable standard creates a high level of confidence in retailers and consumers in the functionality of the entire entertainment system. Interoperability also increases the opportunity for specialized brands to create new and innovative products knowing they can focus on their specific part of the market and rely on others to create the necessary cohort components.

Proprietary Software

A significant amount of our time and resources are being allocated towards launching a software licensing part of our business under the WiSA E brand. Customers will receive a license for our TX software, so that any of their devices with a suitable Wi-Fi radio can transmit audio compliant with our standard without having to purchase and integrate our TX module. We believe that this software will be well positioned for use by major consumer electronics companies in many devices including TVs, handsets, gaming consoles, and computers. Patent applications have been submitted for key technology innovations in this software.

Research and Development

As of February 9, 2024, our research and development department consisted of 30 dedicated employees. WiSA’s engineering team has a wide range of expertise, capable of developing all levels of product design, from Application Specific Integrated Circuits (“ASIC”) to modules to finished products. WiSA research and development has and will continue developing trade secrets for Digital Signal Processing (“DSP”), RF design and testing of WiSA technologies.

WiSA has developed multiple ASICs and certified modules for integration into multiple wireless audio designs by ODMs which are currently shipping to consumers. The ASIC hardware solution uses a high-performance proprietary network protocol for transmission of multi-channel audio.

WiSA is also currently shipping and developing modules that are Wi-Fi compatible. The Software (“SW”) solution enables multi-channel audio capabilities on off the shelf IoT modules running RTOS and future Linux/Android based multimedia systems. The software solution uses a Wi-Fi network for transmission of multi-channel audio. WiSA released to production a low cost 2.4GHz IoT module supporting (5) audio channels and in the process of porting our software to a 5GHz IoT module in 2024. We have engaged an Indian design center to focus on Android integration of the core SW for embedded TV applications.

Manufacturing, Logistics and Fulfillment

Our modules are designed and developed in Oregon, and our manufacturing is outsourced to contract manufacturers located in China. Our manufacturing facilities have been ISO 9001 and ISO 14001 certified. We purchase components and fabricated parts from multiple suppliers; however, we rely on sole source suppliers for certain components used to manufacture our modules. Several key strategic parts are purchased from suppliers by us and then consigned to our manufacturers, while the vast majority of parts are procured directly by our contract manufacturers. Our operations team manages the pricing and supply of the key components of our modules and seeks to achieve competitive pricing on the largest value-add components, while leveraging our contract manufacturers’ volume purchases for best pricing on common parts. We have strong relationships with our manufacturers, helping us meet our supply and support requirements. Our manufacturing partners procure components and assemble our devices in accordance with our purchase orders. Demand forecasts and manufacturing purchase orders are based upon customer orders, historical trends, and analysis from our sales and product management functions. We believe that our manufacturing capabilities are essential to maintaining and improving product quality and performance, and that using outsourced manufacturing enables greater scale and flexibility than establishing our own manufacturing facilities.

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While some modules are delivered from our production facility in Oregon, we have a third-party warehouse and fulfillment center in Hong Kong that delivers the majority our modules.

Sales Channels and Customers

WiSA sells modules and integrated circuits (“ICs”) directly to OEM brands worldwide which in turn, sell their system level products to end customers through a vast channel of retailers and dealer networks. Internationally known brands such as Bang & Olufsen, Harman International, a division of Samsung, LG, System Audio, KEF, and many others are among our current customers, with products aimed at the wireless home theater market. Most of these brands sell through retailers store fronts and online e-tail.

Marketing and Advertising

Effective and consistent marketing and advertising is critical as we grow our wireless audio solutions. We have worked with multiple PR agencies on establishing effective messaging to face all segments within our category including press, brands, reviewers, retailers and consumers. Our focuses are ease of set-up, high quality performance, expandability and the benefits of a true multi-channel surround sound audio solutions.

Competition

The semiconductor industry is intensely competitive and has been characterized by price erosion and rapid technological change. We compete with major domestic and international semiconductor companies, many of which have greater market recognition and greater financial, technical, marketing, distribution and other resources than we have with which to pursue engineering, manufacturing, marketing and distribution of their products. Competitive products include products that: (a) are resistant to interference, low latency, long-range, and able to stream uncompressed audio; (b) target applications in the PC accessory audio, iPod accessory audio, home theater, and consumer & enterprise voice markets; (c) enable smart TVs, computers and mobile devices to connect to their multiple peripherals wirelessly, and simultaneously from a single host, with the ability to mix-and-match peripherals; and (d) utilize Bluetooth technology as a means of transmission.

We believe that our technology competes favorably with our competitors for a variety of reasons, including, among others:

•	Our technology transmits audio packets with fixed latency in a manner well-suited for multi-channel audio networks and video applications.

•	Our technology contains WiFi compatible software which provides the following future key benefits:

o	WiFi is not inherently proficient for transporting low latency audio. WiSA has spent the last 5 years developing a protocol that can leverage off the shelf high volume low cost 2.4GHz and 5GHz IoT chips and modules and scale to higher audio channel counts. As chip technology performance improves so will our performance.

o	WiFi compatibility allows us to operate more efficiently in congested environments while delivering the performance the market demands.

o	A software solution will allow WiSA Technologies to pivot into new markets quicker than those making custom proprietary chip solutions.

There are many other factors that impact our ability to be competitive and may impact our success against both larger and emerging competitors.

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Intellectual Property

We have key IP assets, including patents and trade secrets developed based on our technical expertise. As of February 9, we had 13 issued and 10 pending U.S. patents covering our technology. Our currently issued patents expire at various times from September 25, 2027 through March 1, 2040.

IP is an important aspect of our business, and our practice is to seek protection for our IP as appropriate. A multi-channel audio for surround sound system has technical requirements not required by simple stereo only systems. Multi-channel systems require each audio channel to be precisely played in time to create a sound field that correlates to video being viewed by a consumer. WiSA has developed hardware and software core technologies that manage system network latency and speaker phase. WiSA’s patents are based on protecting our low latency network algorithms and multi receiver synchronization.

We pursue a general practice of filing patent applications for our technologies in the U.S. and occasionally in foreign countries where our customers manufacture, distribute, or sell licensed products. We actively pursue new applications to expand our patent portfolio to address new technological innovations. We have multiple patents covering aspects and improvements for many of our technologies.

Our trademarks cover our various products, technologies, improvements, and features, as well as the services that we provide. These trademarks are an integral part of our technology licensing program, and licensees typically elect to place our trademarks on their products to inform consumers that their products incorporate our technology and meet our quality specifications.

We protect our IP rights both domestically and internationally. From time to time, we may experience problems with OEMs of consumer entertainment products in emerging economies. In the event it becomes necessary, we will take all necessary steps to enforce our IP rights.

Moreover, we have relatively no issued patents outside the U.S. Growing our licensing revenue in developing countries may dep end in part on our ability to obtain and maintain patent rights in these countries, which is uncertain. Further, because of the limitations of the legal systems in many countries, the effectiveness of patents obtained or that may in the future be obtained, if any, is uncertain.

Employees

As of February 9, 2024, we had a total 46 employees working in the United States and internationally, 40 of which work full time. In the United States, we had 43 employees, including 30 employees that work in our research and development department, 8 employees in our sales and marketing department, 1 employee that works in our manufacturing/logistics/fulfillment department and 5 employees that work in our general and administrative department. Additionally, we have one logistics employee in China, one sales employee in Taiwan and one sales employee in Korea. None of our employees are currently covered by a collective bargaining agreement, and we have experienced no work stoppages. We consider our relationship with our employees to be good.

Our Corporate Information

We were formed as a limited liability company in Delaware on July 23, 2010. We converted to a Delaware corporation, effective December 31, 2017. Effective as of March 11, 2022, the Company changed its name to “WiSA Technologies, Inc.” The address of our corporate headquarters is 15268 NW Greenbrier Pkwy, Beaverton, OR 97006. Our website address is www.wisatechnologies.com. The information contained in or accessible through our website is not part of this prospectus and is intended for informational purposes only.

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MANAGEMENT

Executive Officers, Directors and Director Nominees

The following table sets forth the names and ages, as of the date of this prospectus, and titles of the individuals who will serve as our executive officers and members of our Board at the time of the offering.

Name	Position	Age
Brett Moyer	President, Chief Executive Officer and Chairman of the Board	65
Gary Williams	Chief Accounting Officer and VP of Finance	57
Lisa Cummins	Director (1)(3)	54
Dr. Jeffrey M. Gilbert	Director (2)(3)	52
David Howitt	Director	55
Helge Kristensen	Director	63
Sriram Peruvemba	Director (1)(2)	58
Robert Tobias	Director (2)(3)	59
Wendy Wilson	Director (1)	56

(1)  Member of the audit committee.

(2)  Member of the compensation committee.

(3)  Member of the nominating and corporate governance committee.

The following is a summary of the biographical information about our officers and directors.

Brett Moyer, Chief Executive Officer, President and Director and Chairman. Brett Moyer is a founding member of the Company and has served as the President and Chief Executive Officer of the Company and as a member of its Board since August 2010. From August 2002 to July 2010, Mr. Moyer served as president and chief executive officer of Focus Enhancements, Inc., a developer and marketer of proprietary video technology and UWB wireless chips. From February 1986 to May 1997, Mr. Moyer worked at Zenith Electronics Inc. a consumer electronic company, where he had most recently been the vice president and general manager of its Commercial Products Division. Between August 2017 and October 2019, Mr. Moyer served as a member of the board of directors of DionyMed Brands Inc., a company which operated a multi-state, vertically integrated operating platform that designs, develops, markets and sold a portfolio of branded cannabis products. From June 2016 to November 2018, Mr. Moyer served as a member of the board of directors of Alliant International University, a private university offering graduate study in psychology, education, business management, law and forensic studies, and bachelor’s degree programs in several fields. From 2003 to December 2015, he served as a member of the board of directors of HotChalk, Inc., a developer of software for the educational market, and from March 2007 to September 2008, he was a member of the board of directors of NeoMagic Corporation, a developer of semiconductor chips and software that enable multimedia applications for handheld devices. Mr. Moyer received a Bachelor of Arts in Economics from Beloit College in Wisconsin and a Master’s of Business Administration with a concentration in finance and accounting from Thunderbird School of Global Management. The Company believes that Mr. Moyer is qualified to serve on the Board because of his extensive experience as an executive with technology and electronic companies.

Gary Williams, Chief Accounting Officer and Vice President of Finance. Gary Williams has served as Chief Accounting Officer since September 9, 2019 and as Vice President of Finance since the Company’s founding in August 2010. Mr. Williams previously served as Secretary and Chief Financial Officer since the Company’s founding in August 2010 until September 9, 2019. In addition, Mr. Williams served as the Chief Financial Officer of Quantum3D, Inc., a training and simulation technology company, from November 2012 to September 2016. Prior to joining the Company, Mr. Williams served as secretary, vice president of finance and chief financial officer of Focus Enhancements Inc., a developer and marketer of proprietary video technology, from January 2001 to July 2010, when the videography and semiconductor businesses of the company were purchased by VITEC Multimedia, Inc. and the Company, respectively. Mr. Williams served as controller, vice president of finance, chief financial officer and secretary of Videonics Inc., a publicly traded company in the consumer electronics business, from February 1995 to January 2001, when Videonics merged with Focus Enhancements, Inc. From July 1994 to January 1995, Mr. Williams served as controller for Western Micro Technology, a publicly traded company in the electronics distribution business. From January 1990 to June 1994, Mr. Williams worked in public accounting for Coopers & Lybrand LLP. Mr. Williams is a certified public accountant, inactive, and received a Bachelor’s Degree in Business Administration, with an emphasis in Accounting, from San Diego State University.

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Lisa Cummins. Lisa Cummins has been a member of the Board since June 2019. Ms. Cummins currently serves as Chief Financial Officer for Ayar Labs, a venture backed startup that is developing an optical based “chiplet” to provide high speed, high density & low power to replace traditional electrical based input/output. She joined Ayar Labs in January 2019 after overseeing a successful sale of Penguin Computing, a private equity backed company, to Smart Global Holdings in June 2018. Prior to that, from May 2007 to October 2012, she served as Chief Financial Officer at Adept Technology, a Nasdaq publicly traded global robotics company, where she oversaw investor relations, led the Sarbanes-Oxley Act of 2002, as amended, compliance, completed multiple acquisitions, and secured bank and equity financing including a secondary public offering. Ms. Cummins is a certified public accountant, inactive, earned a Business Economics degree from the University of California Santa Barbara and a Masters in Business Administration from St. Mary’s College. The Company believes that Ms. Cummins is qualified to serve on the Board because of her over 25 years of experience as a growth-oriented financial executive in global high- tech organizations.

Dr. Jeffrey M. Gilbert. Dr. Gilbert has been a member of the Board since April 2015. Dr. Gilbert has been working in the Research and Machine Intelligence and Project Loon teams at Google, Inc. since March 2014, and from January 2014 to March 2014, Dr. Gilbert worked for Transformational Technology Insights LLC, a consulting company, where he served as the sole principal. Previously, from May 2011 to December 2013, Dr. Gilbert was chief technology officer of Silicon Image, Inc., a leading provider of wired and wireless connectivity solutions. Dr. Gilbert was responsible for Silicon Image Inc.’s technology vision, advanced technology, and standards initiatives. Prior to joining Silicon Image Inc., Dr. Gilbert was chief technical officer of SiBEAM Inc., a fabless semiconductor company pioneering the development of intelligent millimeter wave silicon solutions for wireless communications, from May 2005 to May 2011. Before SiBEAM Inc., Dr. Gilbert served as director of algorithms and architecture and other engineering and management positions at Atheros Communications, a semiconductor developer, from May 2000 to May 2005, where he led the development of that company’s 802.11n, 802.11g, eXtended Range (“XR”), and Smart Antenna technologies. Dr. Gilbert received a Ph.D. in Electrical Engineering from the University of California Berkeley, an M.Phil. in Computer Speech and Language Processing from Cambridge University, and a B.A. in Computer Science from Harvard College. The Company believes that Dr. Gilbert is qualified to serve on the Board to advise the Company on technology developments and management based on his long-standing experience in the wireless and technology industries.

David Howitt. David Howitt has been a member of the Board since December 2021. Since March 2004, Mr. Howitt has served as the founder and CEO of Meriwether Group LLC, a strategic consulting firm that works with disruptive consumer brands by integrating their visions, developing growth strategies, scaling their brands, and increasing revenue in order to build enterprise value. Prior to founding Meriwether Group LLC, between 1997 to 2008 Mr. Howitt worked in various positions at Adidas US, including managing Licensing and Business Development and as corporate counsel from 1997 to 2001. Mr. Howitt serves as Member Of The Board Of Advisors, Bloch International. Mr. Howitt earned his bachelor’s degree, political science/philosophy at Denison University and his JD, environmental and natural resources law at Lewis & Clark Law School. The Company believes that Mr. Howitt is qualified to serve on the Board because of his experience as a growth-oriented leader in a multitude of organizations.

Helge Kristensen. Helge Kristensen has been a member of the Board since August 2010. Mr. Kristensen has held high level management positions in technology companies for the last 25 years and for the last 18 years, he has served as vice president of Hansong Technology, an original device manufacturer of audio products based in China, and as president of Platin Gate Technology (Nanjing) Co. Ltd, a company with focus on service- branding in lifestyle products as well as pro line products based in China. Since August 2015, Mr. Kristensen has served as co-founder and director of Inizio Capital, an investment company based in the Cayman Islands. Mr. Kristensen has been involved in the audio and technology industries for more than 25 years. His expertise is centered on understanding and applying new and innovative technologies. He holds a master’s degree in Engineering and an HD-R, a graduate diploma, in Business Administration (Financial and Management Accounting) from Alborg University in Denmark. The Company believes that Mr. Kristensen is qualified to serve on the Board because of his technology and managerial experience as well has his knowledge of the audio industry.

Sriram Peruvemba. Sriram Peruvemba has been a member of the Board since June 2020. He is the CEO of Marketer International Inc., a marketing services firm, a position he has held since July 2014. Mr. Peruvemba currently serves on a number of additional boards, including as a member of Visionect d.o.o since September 2017, as a member of Omniply Technologies since May 2020, as a member of Edgehog Technologies since January 2023, as a member of SmartKem Inc. since July 2023, and as a member of Azumo since July 2023. He previously served as board member and chair of marketing for the Society for Information Display from August 2014 to July 2020. Mr. Peruvemba was previously the Chief Marketing Officer at E Ink Holdings, where he played a major role in transforming the startup to a global company with a valuation greater than $1 billion. With over 30 years of experience in the technology industry, Mr. Peruvemba has been an influential advocate in the advancement of electronic hardware technologies. Based in Silicon Valley, Mr. Peruvemba advises high tech firms in the US, Canada, and Europe. He received a bachelor’s degree in Engineering from Bangalore University, an MBA degree from Wichita State University and a post-graduate diploma in management from Indira Gandhi National Open University. The Company believes that Mr. Peruvemba is qualified to serve on the Board because of such experience and because he is an acknowledged expert on electronic displays, haptics, touch screens, electronic materials and related technologies. He also consults, writes and presents on those subjects globally.

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Robert Tobias. Robert Tobias has been a member of the Board since February 2020 and has served as CEO, Chairman and President of HDMI Licensing Administrator Inc. since January 2017, where he has been the strategic force behind the licensing, enforcement, compliance and growth of HDMI® technology around the world. Mr. Tobias leads efforts to promote the HDMI specification as the premier digital and audio interface to the consumer electronics, mobile, PC and entertainment industries. In addition, he oversees IP enforcement with 1700 HDMI licensees and partners responsible for the release of almost nine billion HDMI products worldwide, and as such brings a recognized level of expertise working with foreign regulatory channels, customs authorities, standards development organizations, media companies, etc., to grow the business and protect the HDMI brand. Prior to joining HDMI Licensing Administrator Inc., Mr. Tobias served as President of HDMI Licensing LLC, a wholly owned subsidiary of Lattice Semiconductor, from September 2015 to December 2016, where he led the marketing, licensing and compliance teams promoting and licensing the HDMI intellectual property, and prior to that, he held the roles of President at MHL and Senior Director of Strategic Product Marketing and Business Development at Silicon Image. Mr. Tobias earned a Bachelor’s degree in Electrical Engineering from UC Davis, an MBA from Santa Clara University and sits on the UC Davis Engineering Faculty Dean’s Executive Committee. The Company believes that Mr. Tobias is qualified to serve on the Board based on his experience and leadership in the consumer electronics industry as well as his strong relationships with top consumer electronics brands in Asia.

Wendy Wilson. Wendy Wilson has been a member of the Board since May 2021. Ms. Wilson previously served as Vice President of Marketing at ChargePoint, Inc. from August 2017 to November 2023, a leading electric vehicle charging network provider, where she had profit and loss responsibilities for the company’s home business unit, assisted with run go-to- market functions for such company’s SaaS businesses and helped to expand operations into European markets with scalable localization, web, and marketing processes. Previously, Ms. Wilson served as Vice President of Marketing at Jive Software, a communication software company, from August 2014 to July 2017, where she led demand generation, field and web teams, and has held leadership roles in small venture capital funded startups and publicly traded firms, including Yahoo! Inc. and The Walt Disney Company (“Disney”). In her leadership role at Infoseek, which was acquired by Disney in 1998, she was responsible for cross- disciplinary teams from ESPN, Go.com (ABC News), Mr. Showbiz and Infoseek brands. At Yahoo, she was responsible for both the monetization and editorial strategy for the Yahoo front page, known then as the world’s homepage. Ms. Wilson is a graduate of Northwestern University with a bachelor’s degree in English. The Company believes that Ms. Wilson is qualified to serve on the Board based on her expertise in digital marketing and go-to-market strategies for companies with “business to consumer” and “business to business to consumer” commerce models.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Involvement in Certain Legal Proceedings

In 2015, Quantum3D, Inc. (“Quantum3D”), a company of which Mr. Williams had been serving as chief financial officer, as a result of his prior experience in corporate restructuring, was placed into an assignment for the benefit of creditors. Mr. Williams continued to serve as chief financial officer during Quantum3D’s restructuring and negotiated sale in September 2016.

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On October 29, 2019, DionyMed Brands Inc., a British Columbia company which Mr. Moyer had been serving as a director, was placed in receivership and Mr. Moyer resigned.

Other than the foregoing, to the best of our knowledge, none of our directors or executive officers has, during the past ten (10) years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two (2) years prior to that time;

•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or his association with persons engaged in any such activity;

•	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self -regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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CORPORATE GOVERNANCE

Board of Directors

The Board oversees our business affairs and monitors the performance of our management. In accordance with our corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chief Executive Officer, other key executives and by reading the reports and other materials sent to them and by participating in Board and committee meetings. Our directors hold office until the next Annual Meeting of Stockholders and until each of their respective successors are elected and qualified or until each of their earlier resignation or removal, or if for some other reason they are unable to serve in the capacity of director.

Our Board currently consists of eight (8) members: Brett Moyer, Lisa Cummins, David Howitt, Dr. Jeffrey M. Gilbert, Helge Kristensen, Sriram Peruvemba, Robert Tobias and Wendy Wilson. All of our directors will serve until our next annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal.

Director Independence

As our Common Stock is listed on the Nasdaq Capital Market, our determination of the independence of directors is made using the definition of “independent director” contained in Rule 5605(a)(2) of the Marketplace Rules of The Nasdaq Stock Market LLC. Our Board affirmatively determined that Dr. Jeffrey M. Gilbert, Sriram Peruvemba, Lisa Cummins, Robert Tobias and Wendy Wilson are “independent directors,” as that term is defined in the Marketplace Rules of The Nasdaq Stock Market LLC (the “Nasdaq Rules”). Under the corporate governance rules of Nasdaq, our Board must be composed of a majority of “independent directors.” Additionally, subject to certain limited exceptions, our audit, compensation, and nominating and corporate governance committees also must be composed of all independent directors.

The Nasdaq Rules require that each member of a listed company’s audit, compensation and nominations committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Under the Nasdaq Rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

To be considered to be independent for purposes of Rule 10A-3 of the Exchange Act, a member of an audit committee of a listed company may not, other than in such member’s capacity as a member of such committee, such company’s board of directors, or any other committee of such board of directors: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our Board has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning such director’s background, employment and affiliations, including family relationships, our Board has determined that (a) the following members of our Board have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director: Brett Moyer, Helge Kristensen and David Howitt, and (b) other than such directors, each of our directors is “independent” as that term is defined under the Nasdaq Rules. In making this determination, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our shares of Common Stock by each non-employee director. Our Board has determined that (i) Ms. Cummins, Mr. Peruvemba and Ms. Wilson satisfy the independence standards for the Board’s audit committee established by the Nasdaq Rules and Rule 10A-3 of the Exchange Act, (ii) Mr. Peruvemba, Dr. Gilbert and Mr. Tobias satisfy the independence standards for the Board’s compensation committee established by the Nasdaq Rules and are “independent directors” for such committee’s purposes and (ii) Mr. Tobias, Dr. Gilbert and Ms. Cummins satisfy the independence standards for the Board’s nominating and corporate governance committee established by the Nasdaq Rules and are “independent directors” for such committee’s purposes.

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Board Committees

Our Board has an audit committee, a compensation committee and a nominating and corporate governance committee. Each Board committee has a charter, which is available on our website at https://ir.wisatechnologies.com/corporate-governance/governance-documents. Information contained on our website is not incorporated herein by reference. Each of the Board’s committees has the composition and responsibilities described below.

As of February 12, 2024, the members of such committees are:

Audit Committee–Lisa Cummins*(1), Sriram Peruvemba and Wendy Wilson

Compensation Committee–Sriram Peruvemba*, Dr. Jeffrey M. Gilbert and Robert Tobias

Nominating and Corporate Governance Committee–Robert Tobias*, Lisa Cummins and Dr. Jeffrey M. Gilbert.

* Indicates Committee Chair

(1) Indicates Audit Committee Financial Expert

Audit Committee

Our Board’s audit committee (the “Audit Committee”) has been established in accordance with Section 3(a)(58)(A) of the Exchange Act. The members of our Audit Committee are Lisa Cummins, Sriram Peruvemba and Wendy Wilson, each of whom are “independent” within the meaning of Rule 10A-3 under the Exchange Act and the Nasdaq rules. Our Board has determined that Ms. Cummins shall serve as the “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. In addition, Ms. Cummins serves as Chairperson of our Audit Committee.

The Audit Committee oversees our corporate accounting and financial reporting process and oversees the audit of our financial statements and the effectiveness of our internal control over financial reporting. The responsibilities of the Audit Committee include, among other matters:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our consolidated financial statements;

•	helping to ensure the independence and performance of the independent registered public accounting firm;

•	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing our policies on risk assessment and risk management;

•	reviewing related party transactions;

•	obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal control procedures, any material weaknesses with such procedures, and any steps taken to deal with such material weaknesses when required by applicable law; and

•	approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

The Audit Committee operates under a written charter adopted by the Board that satisfies the applicable standards of Nasdaq.

Compensation Committee

The members of our Board’s compensation committee (the “Compensation Committee”) are Sriram Peruvemba, Dr. Jeffrey M. Gilbert and Robert Tobias. Dr. Gilbert and Messrs. Peruvemba and Tobias are “independent” within the meaning of the Nasdaq rules. In addition, each member of our Compensation Committee qualifies as a “non-employee director” under Rule16b-3 of the Exchange Act. Our Compensation Committee assists the Board in the discharge of its responsibilities relating to the compensation of the members of the Board and our executive officers. Mr. Peruvemba serves as the Chairman of our Compensation Committee.

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The Compensation Committee‘s compensation-related responsibilities include, among other matters:

•	reviewing and approving, or recommending that our Board approve, the compensation of our executive officers;

•	reviewing and recommending to our Board the compensation of our directors;

•	reviewing and approving, or recommending that our Board approve, the terms of compensatory arrangements with our executive officers;

•	administering our stock and equity incentive plans;

•	reviewing and approving, or recommending that our Board approve, incentive compensation and equity plans; and

•	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy

Mr.   Moyer, our Principal Executive Officer, President and Chairman of the Board, does not participate in the determination of his own compensation or the compensation of directors. However, he makes recommendations to the Compensation Committee regarding the amount and form of the compensation of the other executive officers and key employees, and he often participates in the Compensation Committee’s deliberations about such persons’ compensation. Mr. Oliva, formerly our Principal Financial Officer, assisted the Compensation Committee in its deliberations regarding executive officer, director and employee compensation, prior to his resignation as Principal Financial Officer on July 11, 2023. No other executive officers participate in the determination of the amount or the form of the compensation of executive officers or directors. The Compensation Committee does not utilize the services of an independent compensation consultant to assist in its oversight of executive and director compensation. On January 30, 2018, the Board adopted a written charter for the Compensation Committee.

Nominating and Corporate Governance Committee

The members of our Boards nominating and corporate governance committee (“Nominating and Corporate Governance Committee”) are Robert Tobias, Dr. Jeffrey M. Gilbert and Lisa Cummins, each of whom are “independent” within the meaning of the Nasdaq rules. In addition, each member of our Nominating and Corporate Governance Committee qualifies as a “non-employee director” under Rule 16b-3 of the Exchange Act. The purpose of the Nominating and Corporate Governance Committee is to recommend to the Board nominees for election as directors and persons to be elected to fill any vacancies on the Board, develop and recommend a set of corporate governance principles and oversee the performance of the Board. Mr. Tobias serves as Chairman of our Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee’s responsibilities include, among other things:

•	identifying, evaluating and selecting, or recommending that our Board approve, nominees for election to our Board and its committees;

•	evaluating the performance of our Board and of individual directors;

•	considering and making recommendations to our Board regarding the composition of our Board and its committees;

•	reviewing developments in corporate governance practices;

•	evaluating the adequacy of our corporate governance practices and reporting;

•	developing and making recommendations to our Board regarding corporate governance guidelines and matters; and

•	overseeing an annual evaluation of the Board’s performance.

Our Nominating and Governance Committee strives for a Board composed of individuals who bring a variety of complementary skills, expertise or background and who, as a group, will possess the appropriate skills and experience to oversee our business. The diversity of the members of the Board relates to the selection of its nominees. While the Committee considers diversity and variety of experiences and viewpoints to be important factors, it does not believe that a director nominee should be chosen or excluded solely or largely because of race, color, gender, national origin or sexual orientation or identity. In selecting a director nominee for recommendation to our Board, our Nominating and Governance Committee focuses on skills, expertise or background that would complement the existing members on the Board. Accordingly, although diversity may be a consideration in the Committee’s process, the Committee and the Board do not have a formal policy regarding the consideration of diversity in identifying director nominees.

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When the Nominating and Governance Committee has either identified a prospective nominee or determined that an additional or replacement director is required, the Nominating and Governance Committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the Board or management. In its evaluation of director candidates, including the members of the Board eligible for re-election, the Nominating and Governance Committee considers a number of factors, including: the current size and composition of the Board, the needs of the Board and the respective committees of the Board, and such factors as judgment, independence, character and integrity, age, area of expertise, diversity of experience, length of service and potential conflicts of interest.

The Nominating and Governance Committee of the Board selects director nominees and recommends them to the full Board. In relation to such nomination process, the Nominating and Governance Committee:

•	determines the criteria for the selection of prospective directors and committee members;

•	reviews the composition and size of the Board and its committees to ensure proper expertise and diversity among its members;

•	evaluates the performance and contributions of directors eligible for re-election;

•	determines the desired qualifications for individual directors and desired skills and characteristics for the Board;

•	identifies persons who can provide needed skills and characteristics;

•	screens possible candidates for Board membership;

•	reviews any potential conflicts of interests between such candidates and the Company’s interests; and

•	shares information concerning the candidates with the Board and solicits input from other directors.

The Nominating and Governance Committee has specified the following minimum qualifications that it believes must be met by a nominee for a position on the Board: the highest personal and professional ethics and integrity; proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment; skills that are complementary to those of the existing Board; the ability to assist and support management and make significant contributions to our success; the ability to work well with the other directors; the extent of the person’s familiarity with the issues affecting our business; an understanding of the fiduciary responsibilities that are required of a member of the Board; and the commitment of time and energy necessary to diligently carry out those responsibilities. A candidate for director must agree to abide by our Code of Ethics and Conduct.

After completing its evaluation, the Nominating and Governance Committee makes a recommendation to the full Board as to the persons who should be nominated to the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

Our Board does not have a policy with regard to the consideration of director candidates recommended by stockholders but would consider candidates recommended by stockholders. Our Board does not have such a policy because we do not reasonably expect to receive any director candidates recommended by stockholders based on past meetings. In the case of director candidates recommended by stockholders, our Board would evaluate such candidates using the factors described above.

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Director Nomination Procedures

There have been no material changes to the procedures by which security holders may recommend nominees to the Board.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees and officers, including those officers responsible for financial reporting. We have also adopted a code of business conduct and ethics that applies to our directors. Both codes of business conduct and ethics are available on our website at https://ir.wisatechnologies.com/governance-docs. The information contained in or accessible through the foregoing website is not incorporated herein by reference and is intended for informational purposes only. We intend to disclose any amendments to such codes, or any waivers of its requirements, on our website to the extent required by applicable SEC rules and Nasdaq requirements.

Compensation Committee Interlocks and Insider Participation

None of our executive officers has served as a member of a compensation committee (or if no committee performs that function, our Board) of any other entity that has an executive officer serving as a member of our Board.

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Executive compensation

The following table sets forth all plan and non-plan compensation for the last two completed fiscal years paid to all individuals who served as the Company’s principal executive officer or acted in a similar capacity and the Company’s two other most highly compensated executive officers during the last completed fiscal year, as required by Item 402(m)(2) of Regulation S-K of the Securities Act. We refer to all of these individuals collectively as our “Named Executive Officers.”

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock awards ($)(1)	Non-equity inventive plan compensation ($)	All other compensation ($)	Total ($)
Brett Moyer	2023	$404,250	$777		$90,000	$—	$—	$495,027
President and Chief Executive Officer	2022	$404,250	$19,250	(2)	$353,500	$—	$—	$777,000

George Oliva(3)	2023	$255,939	$178		$36,000	$—	$—	$292,117
Former Chief Financial Officer and Secretary	2022	$288,750	$13,750	(4)	$209,500	$—	$—	$512,000

Gary Williams	2023	$267,496	$92		$62,400	$—	$—	$329,987
Chief Accounting Officer, VP of Finance	2022	$262,495	$37,500	(5)	$65,500	$—	$—	$365,495

(1) Amounts reported in this column do not reflect the amounts actually received by our named executive officers. Instead, these amounts reflect the aggregate grant date fair value of each restricted stock award (“RSA”) and each RSU granted to the named executive officers during the fiscal years ended December 31, 2023 and 2022, as computed in accordance with Financial Accounting Standards Board (“FASB”) ASC 718. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2) Cash bonus of $19,250 earned in 2021 and paid to Mr. Moyer in 2022.

(3) On July 11, 2023, George Oliva resigned as the Principal Financial Officer of the Company and assumed the role of the Senior Vice President of Finance and Strategic Operations of the Company.

(4) Cash bonus of $13,750 earned in 2021 and paid to Mr. Oliva in 2022.

(5) Includes cash bonus of $12,500 earned in 2021 that was paid to Mr. Williams in 2022.

Executive Employment Agreements and Arrangements

Brett Moyer

Effective August 24, 2022, the Company entered into an employment agreement with Brett Moyer (the “Moyer Agreement”). Pursuant to the Moyer Agreement, Mr. Moyer agreed to continue to serve as our Chief Executive Officer and President and Mr. Moyer’s initial annual base salary will be $404,250, which is subject to adjustment approved by the Board. The Moyer Agreement has an unspecified term and Mr. Moyer will serve in his position on an at-will basis, subject to the payment of severance in certain circumstances as set forth in the Moyer Agreement. Pursuant to the Moyer Agreement, if Mr. Moyer is terminated without cause or resigns with good reason, he is entitled to receive twelve (12) months of salary. Mr. Moyer is also entitled to continue to receive the employer subsidy under group health, dental and vision coverage for the period of severance, which is twelve (12) months, a pro rata bonus for the year of termination and the acceleration of vesting with respect to all unvested equity awards. Additionally, in the event of a Change in Control (as defined in each of the Moyer Agreement), all unvested equity awards held by such executive officer shall immediately vest and become exercisable, provided that subject to any exceptions in any award agreement entered into with such executive officer, no exercise may occur more than six (6) months after such termination and in no event after the expiration of such award. Mr. Moyer is also entitled to be made whole for income, employment and excise taxes in the event that payments, benefits and distributions, including the effects of accelerated vesting of equity, would result in the application of the “golden parachute” excise tax under Internal Revenue Code Section 4999.

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George Oliva

Effective August 24, 2022, the Company entered into an employment agreement with George Oliva (the “Oliva Agreement”). Pursuant to the Oliva Agreement, Mr. Oliva agreed to continue to serve as then Chief Financial Officer and Secretary of the Company, and Mr. Oliva’s initial annual base salary was $288,750, which is subject to adjustment approved by the Board. The Oliva Agreement has an unspecified term and Mr. Oliva served in his position on an at-will basis, subject to the payment of severance in certain circumstances as set forth in the Oliva Agreement. Pursuant to the Oliva Agreement, if Mr. Oliva was terminated without cause or resigned with good reason, he was entitled to receive twelve (12) months of salary. Mr. Oliva was also entitled to continue to receive the employer subsidy under group health, dental and vision coverage for the period of severance, which is twelve (12) months, a pro rata bonus for the year of termination and the acceleration of vesting with respect to all unvested equity awards. Additionally, in the event of a Change in Control (as defined in each of the Oliva Agreement), all unvested equity awards held by such executive officer shall immediately vest and become exercisable, provided that subject to any exceptions in any award agreement entered into with such executive officer, no exercise may occur more than six months after such termination and in no event after the expiration of such award. Mr. Oliva was also entitled to be made whole for income, employment and excise taxes in the event that payments, benefits and distributions, including the effects of accelerated vesting of equity, would result in the application of the “golden parachute” excise tax under Internal Revenue Code Section 4999.

Effective July 11, 2023, George Oliva resigned as Principal Financial Officer of the Company and entered into a separation agreement with the Company (the “Separation Agreement”), whereby amongst other things, his only title would be Senior Vice President of Finance and Strategic Operations of the Company. The Separation Agreement provided that Mr. Oliva’s employment would last until and through December 20, 2023 or such other date as mutually agreed between the Company and Mr. Oliva (the “Separation Date”). In connection with the Separation Agreement, Mr. Oliva was granted 30,000 RSAs on July 12, 2023 which are scheduled to fully vest on Mr. Oliva’s Separation Date. Additionally, as of the date of the Separation Agreement, Mr. Oliva had a total of 1,499 unvested RSAs and RSUs. The Company agreed to vest all of Mr. Oliva’s unvested RSAs and RSUs as of the Separation Date. The Separation Agreement also sets forth various terms regarding the treatment of other employee benefits that Mr. Oliva was entitled to receive under the Company’s existing plans. During the term of the Separation Agreement, Mr. Oliva’s base annual salary remained unchanged. As a material condition to the Separation Agreement, Mr. Oliva executed a supplemental release, which included a customary release of claims by Mr. Oliva (on behalf of himself, his heirs, executors, administrators and assigns) in favor of the Company.

Gary Williams

Effective August 24, 2022, the Company entered into an employment agreement with Gary Williams (the “Williams Agreement”). Pursuant to the Williams Agreement, Mr. Williams agreed to continue to serve as Chief Accounting Officer and Vice President of Finance of the Company, and Mr. Williams’ initial annual base salary will be $262,495, which is subject to adjustment approved by the Board. The Williams Agreement has an unspecified term and Mr. Williams will serve in his position on an at-will basis, subject to the payment of severance in certain circumstances as set forth in the Williams Agreement. Pursuant to the Williams Agreement, if Mr. Williams is terminated without cause or resigns with good reason, he is entitled to receive six (6) months of salary. Mr. Williams is also entitled to continue to receive the employer subsidy under group health, dental and vision coverage for the period of severance, which is six (6) months, a pro rata bonus for the year of termination and the acceleration of vesting with respect to all unvested equity awards.

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Additionally, in the event of a Change in Control (as defined in each of the Williams Agreement), all unvested equity awards held by such executive officer shall immediately vest and become exercisable, provided that subject to any exceptions in any award agreement entered into with such executive officer, no exercise may occur more than six (6) months after such termination and in no event after the expiration of such award.

Other Compensation

Other than as described above, there were no post-employment compensation, pension or nonqualified deferred compensation benefits earned by our Named Executive Officers during the years ended December 31, 2023 and 2022. We do not have any retirement, pension or profit-sharing programs for the benefit of our directors, officers or other employees. The Board may recommend adoption of one or more such programs in the future.

Outstanding Equity Awards as of December 31, 2023

The following table provides information regarding the unexercised warrants to purchase Common Stock and stock awards held by each of our named executive officers:

	Option/Warrant Awards				Stock Awards
Equity
incentive
									Equity	plan
									incentive	awards:
									plan	Market or
									awards:	payout
									Number of	value of
	Number of	Number of							unearned	unearned
	Securities	Securities					Market		shares,	shares,
	underlying	underlying			Number of		value of		units or	units or
	Unexercised	Unexercised	Option/		shares or		shares or		other	other
	Options and	Options	Warrant	Option/	units of		units of		rights that	rights that
	Warrants	and Warrants	Exercise	Warrant	stock that		stock that		have not	have not
	(#)	(#)	Price	Expiration	have not		have not		vested	vested
Name	Exercisable	Unexercisable	($/Sh)	Date	vested		vested (1)		(#)	($)
Brett Moyer	—	—	—	—	833	(2)	$97.46	(2)	—	—
					1,165	(3)	136.31	(3)
					333	(4)	38.96	(4)
					62,475	(5)	7,309.58	(5)

George Oliva(6)	—	—	—	—	—		$—		—	—

Gary Williams	—	—	—	—	66	(7)	$7.72	(7)	—	—
					231	(8)	27.03	(8)
					43,316	(9)	5.067.97	(9)

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(1)	Market value based upon the closing market price of $0.117 on December 29, 2023.

(2)	Mr. Moyer was granted 2,500 shares of restricted Common Stock on February 24, 2021, which vest in equal installments on the first, second and third anniversaries of March 15, 2021.

(3)	Mr. Moyer was granted 2,500 shares of restricted Common Stock on January 13, 2022, which vest as follows: 1/5th of the grant to vest on September 15, 2022, and the remaining 4/5th of the grant to vest quarterly in equal installments over the next 36 months on each December 15th, March 15th, June 15th and September 15th thereafter until September 15, 2025.

(4)	Mr. Moyer was granted 500 shares of restricted Common Stock on September 19, 2022, which vest in equal installments on the first, second and third anniversaries of September 19, 2022.

(5)	Mr. Moyer was granted 75,000 shares of restricted Common Stock on July 12, 2023, which vest in equal installments, commencing on November 15, 2023 and every six (6) months thereafter until May 15, 2026.

(6)	Effective July 11, 2023, George Oliva resigned as Principal Financial Officer of the Company and entered into the Separation Agreement with the Company, whereby amongst other things, his only title would be Senior Vice President of Finance and Strategic Operations of the Company. In connection with the Separation Agreement, Mr. Oliva was granted 30,000 RSAs on July 12, 2023 which were fully vested on December 1, 2023. Additionally, as of the date of the Separation Agreement, Mr. Oliva had a total of 1,499 unvested RSAs and RSUs, which were fully vested on December 1, 2023.

(7)	Mr. Williams was granted 200 shares of restricted Common Stock on February 24, 2021, which vest in equal installments on the first, second and third anniversaries of March 15, 2021.

(8)	Mr. Williams was granted 500 shares of restricted Common Stock on January 13, 2022, which vest as follows: 1/5th of the grant to vest on September 15, 2022, and the remaining 4/5th of the grant to vest quarterly in equal installments over the next 36 months on each December 15th, March 15th, June 15th and September 15th thereafter until September 15, 2025.

(9)	Mr. Williams was granted 52,000 shares of restricted Common Stock on July 12, 2023, which vest in equal installments, commencing on November 15, 2023 and every six (6) months thereafter until May 15, 2026.

2022 Management Team Retention Bonus Plan

On September 1, 2022, the Company adopted its Management Team Retention Bonus Plan (the “Retention Plan”), to incentivize certain management level employees (the “Managers”) to remain intact through and shortly following a potential “Change of Control” (as defined in the Retention Plan). The aggregate Retention Plan bonus amounts for all Managers was $1,250,000.

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The Retention Plan provided that each Manager is eligible to receive a lump sum cash amount under the Retention Plan, on the earlier of the six-month anniversary of the date of a Change of Control or at the time of such Manager’s involuntary termination other than for “Cause” (as defined in the Retention Plan) or termination for “Good Reason” (as defined in the Retention Plan). The Retention Plan expired on June 30, 2023, unused, and no accruals were made.

Equity Incentive Plans

2018 Long-Term Stock Incentive Plan of the Company (the “LTIP”)

On January 30, 2018, the Board approved the establishment of the LTIP. The LTIP is intended to enable the Company to continue to attract able directors, employees, and consultants and to provide a means whereby those individuals upon whom the responsibilities rest for successful administration and management of the Company, and whose present and potential contributions are of importance, can acquire and maintain Common Stock ownership, thereby strengthening their concern for the Company’s welfare. The aggregate maximum number of shares of Common Stock (including shares underlying options) that may be issued under the LTIP pursuant to awards of Restricted Shares or Options will be limited to 15% of the outstanding shares of Common Stock, which calculation shall be made on the first trading day of each new fiscal year; provided that, in any year no more than 8% of the Common Stock or derivative securitization with Common Stock underlying 8% of the Common Stock may be issued in any fiscal year. Based on the total shares of Common Stock outstanding on January 1, 2024, up to 1,861,266 shares of Common Stock are available for participants under the LTIP. The number of shares of Common Stock that are the subject of awards under the LTIP which are forfeited or terminated, are settled in cash in lieu of shares of Common Stock or in a manner such that all or some of the shares covered by an award are not issued to a participant or are exchanged for awards that do not involve shares will again immediately become available to be issued pursuant to awards granted under the LTIP. If shares of Common Stock are withheld from payment of an award to satisfy tax obligations with respect to the award, those shares of Common Stock will be treated as shares that have been issued under the LTIP and will not again be available for issuance under the LTIP.

The January 2018 Restricted Stock Grant and the LTIP were approved by a majority of the Company’s stockholders on January 31, 2018.

At a special meeting of our stockholders held on January 24, 2023, our stockholders approved certain amendments to the LTIP to: (i) increase the annual share limit of Common Stock that may be issued in any single fiscal year only for the 2023 fiscal year under the LTIP from 8% of the shares of Common Stock outstanding to 15% of the shares of Common Stock outstanding (which amount equates to the maximum amount that may be issued in the aggregate under the LTIP); and (ii) permit immediately quarterly calculations based on the number of shares of Common Stock outstanding as of the first trading day of each fiscal quarter, rather than solely as of the first trading day of the fiscal year.

2020 Stock Incentive Plan (the “2020 Plan”)

On July 27, 2020, the Board approved the establishment of the 2020 Plan and the reservation of an aggregate of 6,500 shares of Common Stock authorized for issuance under the 2020 Plan, subject to stockholder approval, which was obtained on October 20, 2020. The 2020 Plan authorizes the grant of equity-based compensation to the Company’s senior managers, employees, directors, consultants, professionals and service providers in the form of stock options, restricted stock and RSUs. All options granted under the 2020 Plan will be considered non-qualified stock options. The purpose of the 2020 Plan is to attract and retain senior managers, employees, directors, consultants, professionals and service providers who provide services to the Company, provided that such services are bona fide services that are not of a capital-raising nature during this period of unprecedented uncertainty and volatility in the COVID-19 environment and its impact on the value of the Company’s equity and grants. As of December 31, 2023, no options or RSAs have been granted under the 2020 Plan while an aggregate , net of cancellations, of 6,285 RSUs have been issued under the 2020 Plan of which 67 remained unvested at December 31, 2023.

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Technical Team Retention Plan of 2022 (the “2022 Plan”)

On June 21, 2022, the Board adopted the Company’s Technical Team Retention Plan of 2022 (the “2022 Plan”) and the reservation of an aggregate of 5,000 shares of the Company’s common stock authorized for issuance under the 2022 Plan, subject to stockholder approval. The 2022 Plan authorizes the grant of equity-based compensation, to the Company’s key managers, employees, consultants who provide technical and engineering and related services to the Company, in the form of restricted stock and RSUs. On August 19, 2022, the Company held the 2022 Annual Meeting of Stockholders and approved the adoption of the 2022 Plan and the reservation of an aggregate of 5,000 shares of the Company’s common stock. On September 19, 2022, the Company granted, an aggregate of 3,700 RSUs to managers, employees, consultants. Each RSU represents the right to receive one share of the Company’s common stock under the 2022 Plan. As of December 31, 2023, no options or RSAs have been granted under the 2022 Plan while an aggregate, net of cancellations, of 3,450 RSUs have been issued under the 2022 Plan of which 2,531 remained unvested at December 31, 2023.

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DIRECTOR COMPENSATION

The table below sets forth the compensation paid to our directors during the fiscal year ended December 31, 2023.

Fees Earned

Director	Fees Earned or Paid in Cash	Stock Awards (1)	All Other Compensation	Total
Lisa Cummins	$30,000	$13,200	$-	$43,200	(2)
Dr. Jeffrey M. Gilbert	$20,000	$13,200	$-	$33,200	(3)
David Howitt	$20,000	$13,200	$-	$33,200	(4)
Helge Kristensen	$20,000	$13,200	$-	$33,200	(5)
Sriram Peruvemba	$20,000	$13,200	$-	$33,200	(6)
Robert Tobias	$20,000	$13,200	$-	$33,200	(7)
Wendy Wilson	$20,000	$13,200	$-	$33,200	(8)

(1)	Amounts reported in this column do not reflect the amounts actually received by our non-employee directors. Instead, these amounts reflect the aggregate grant date fair value of each restricted stock award and RSU granted to the Company’s directors during the fiscal year ended December 31, 2023, as computed in accordance with FASB ASC 718. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)	Ms. Cummins was granted 11,000 shares of restricted Common Stock on July 12, 2023, which vest in equal installments, commencing on November 15, 2023 and every six (6) months thereafter until May 15, 2026.

(3)	Dr. Gilbert was granted 11,000 shares of restricted Common Stock on July 12, 2023, which vest in equal installments, commencing on November 15, 2023 and every six (6) months thereafter until May 15, 2026.

(4)	Mr. Howitt was granted 11,000 shares of restricted Common Stock on July 12, 2023, which vest in equal installments, commencing on November 15, 2023 and every six (6) months thereafter until May 15, 2026.

(5)	Mr. Kristensen was granted 11,000 shares of restricted Common Stock on July 12, 2023, which vest in equal installments, commencing on November 15, 2023 and every six (6) months thereafter until May 15, 2026.

(6)	Mr. Peruvemba was granted 11,000 shares of restricted Common Stock on July 12, 2023, which vest in equal installments, commencing on November 15, 2023 and every six (6) months thereafter until May 15, 2026.

(7)	Mr. Tobias was granted 11,000 shares of restricted Common Stock on July 12, 2023, which vest in equal installments, commencing on November 15, 2023 and every six (6) months thereafter until May 15, 2026

(8)	Ms. Wilson was granted 11,000 shares of restricted Common Stock on July 12, 2023, which vest in equal installments, commencing on November 15, 2023 and every six (6) months thereafter until May 15, 2026.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on shares of our Common Stock and do not intend to pay any cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the development of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our Board. Accordingly, investors must rely on sales of their Common Stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

Dividends on the Series B Preferred Stock will be paid in-kind in additional shares of Series B Preferred Stock based on the stated value of $100.00 per share at an assumed dividend rate of 20%. The PIK dividends will be a one-time payment payable to holders of the Series B Preferred Stock of record at the close of business on the one-year anniversary of October 17, 2023.

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CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of September 30, 2023:

●	on an actual basis;

●	on a pro forma basis, after giving effect to: (i) the Series B Preferred Stock Offering (including the Warrant Repurchase), (ii) the Warrant Inducement Transaction, (iii) repayment in full of the Meriwether Loan, (iv) the Restricted Stock Activity, (v) the Conversion, (vi) the 2024 Bridge Private Placement, (vii) repayment in full of the 2024 Bridge Promissory Notes and (viii) the exercise of 32,600 Series B Preferred Stock Warrants; and

●

on a pro forma as adjusted basis to give effect to: (i) the transactions set forth above, (ii) the sale of 23,734,000 Units at a public offering price of $0.065 per Unit and 130,106,000 Pre-Funded Units at a public offering price of $0.0649 per Pre-Funded Unit (assuming exercise of the Pre-Funded Warrants and no exercise of the Warrants), and after deducting placement agent fees and estimated offering expenses payable by us and (iii) the Series B Repurchase and Cancellation Transaction.

You should read the following table in conjunction with the sections entitled “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus and our unaudited consolidated financial statements and related notes included elsewhere in this prospectus.

	As of September 30, 2023 (unaudited)
(in thousands, except share data)	Actual	Pro Forma	Pro Forma As Adjusted(1)
Cash and cash equivalents	$212	$3,793	$6,568

Short term-debt	629	-	-

Series B Convertible Preferred Stock, par value $0.0001 per share: zero shares authorized, zero shares outstanding, actual; 375,000 shares authorized, 62,657 shares outstanding, pro forma; and 375,000 shares authorized, zero shares outstanding, pro forma as adjusted	-	2,471	-

Stockholders’ Equity (Deficit):
Common Stock, par value $0.0001 per share: 200,000,000 shares authorized, 6,579,957 shares outstanding, actual; 34,562,545 shares outstanding, pro forma; and 188,402,545 shares outstanding, pro forma as adjusted	7	10	25
Additional paid-in capital	241,557	243,785	249,015
Accumulated deficit	(240,679)	(241,170)	(241,170)
Total stockholders’ equity (deficit)	885	2,624	7,870

Total capitalization	$1,514	$5,095	$7,870

(1)	“Pro forma and Pro forma as adjusted” balances do not contemplate the accounting classification or valuation of the warrants or any embedded derivatives in the Series B Preferred Stock or the Units which may require bifurcation as separate instruments to be accounted for.

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The total number of shares of our Common Stock reflected in the discussion and table above, on an actual basis, is based on 6,579,957 shares of our Common Stock outstanding as of September 30, 2023, but excludes the following as of such date: (a) up to an aggregate of 5,635,290 shares of Common Stock issuable upon exercise of our outstanding warrants with an weighted average exercise price of $5.45, (b) 209,312 shares of Common Stock reserved for future issuance under the LTIP, the 2020 Plan and the 2022 Plan, and (d) an aggregate of 5,466 shares of Common Stock issuable upon vesting of RSUs that were issued pursuant to the 2020 Plan and 2022 Plan, none of which have vested as of September 30, 2023.

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Certain relations and related person transactions

The following is a description of transactions since January 1, 2022, to which we have been a participant in which the amount involved exceeded or will exceed the lesser of (i) $120,000 or (ii) 1% of the average of our total assets for the years ended December 31, 2023 and 2022, and in which any of our directors, executive officers or holders of more than 5% of our voting securities, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Compensation.”

Helge Kristensen

Mr. Kristensen has served as a member of the Board since 2010. Mr. Kristensen serves as vice president of Hansong Technology, an original device manufacturer of audio products based in China, president of Platin Gate Aps, a company with focus on service-branding in lifestyle products as well as pro line products based in Denmark and co-founder and director of Inizio Capital, an investment company based in the Cayman Islands.

For the fiscal years ended December 31, 2023 and 2022, Hansong Technology purchased modules from the Company of approximately $88,000 and $361,000, respectively, and made payments to the Company of approximately $254,000 and $191,000, respectively. For the fiscal years ended December 31, 2023 and 2022, Hansong Technology sold speaker products to the Company of approximately $128,000 and $1,891,000, respectively, and the Company made payments to Hansong Technology of approximately $1,223,000 and $1,831,000, respectively.

At December 31, 2023 and 2022, the Company owed Hansong Technology approximately $250,000 and $874,000, respectively. At December 31, 2023 and 2022, Hansong Technology owed the Company approximately $4,000 and $170,000, respectively.

As of December 31, 2023 and December 31, 2022, Mr. Kristensen owned less than 1.0% of the outstanding shares of the Common Stock.

David Howitt

Mr. Howitt has served as a member of the Board since December 2021. Since March 2004, Mr. Howitt has served as the founder and CEO of Meriwether Group LLC (“MWG”), a strategic consulting firm that works with disruptive consumer brands by integrating their visions, developing growth strategies, scaling their brands, and increasing revenue in order to build enterprise value. MWG, which is also majority-owned by Mr. Howitt, owns a 25% general partner interest in Meriwether Group Capital Hero Fund LP (“Meriwether”).

On September 8, 2023, the Company entered into a Loan and Security Agreement with Meriwether. Pursuant to the Loan and Security Agreement, Meriwether provided the Company with a term loan in the principal amount of $650,000 that was scheduled to mature on November 7, 2023, subject to further extension (the “Meriwether Loan”). The maturity date of the Meriwether Loan was subsequently extended to December 7, 2023. The Company paid back the loan in full on December 7, 2023.

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DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are offering 23,734,000 Units, with each Unit consisting of one share of our Common Stock and a Warrant to purchase one share of our Common Stock; and 130,106,000 Pre-Funded Units, with each Pre-Funded Unit consisting of a Pre-Funded Warrant to purchase one share of our Common Stock, and a Warrant. The Units and Pre-Funded Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The shares of our Common Stock included in the Units will be issued separately from the Warrants included in the Units and the Pre-Funded Warrants included in the Pre-Funded Units will be issued separately from the Warrants included in the Pre-Funded Units. We are also registering the shares of our Common Stock issuable from time to time upon exercise of the Warrants and Pre-Funded Warrants offered hereby. The following descriptions of our Common Stock, Pre-Funded Warrants and Warrants and certain provisions of our Certificate of Incorporation, our by-laws and Delaware law are summaries. You should also refer to our Certificate of Incorporation, by-laws, form of Warrant and form of Pre-Funded Warrant, which are filed as exhibits to the registration statement of which this prospectus is part.

Common Stock

The material terms of our Common Stock are described under the caption “Description of Capital Stock” in this prospectus.

Warrants and Pre-Funded Warrants

The following summary of certain terms and provisions of the Warrants and Pre-Funded Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agent agreement between us and VStock Transfer, LLC, as warrant agent, and the form of Warrant and Pre-Funded Warrant, all of which are filed as exhibits to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the warrant agent agreement, including the annexes thereto, and the form of Warrant and Pre-Funded Warrant.

Form. Pursuant to warrant agent agreement between us and VStock Transfer, LLC, as Warrant and Pre-Funded Warrant agent, the Warrants and Pre-Funded Warrants will be issued in book-entry form and shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Exercisability. The Pre-Funded Warrants are exercisable at any time after their original issuance until they are exercised in full. The Warrants shall not be exercisable until after the date that Stockholder Approval is obtained, and will expire on the fifth anniversary of the date on which Stockholder Approval is received and deemed effective under Delaware Law. Each of the Warrants and the Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full in immediately available funds for the number of shares of Common Stock subscribed for upon such exercise (except in the case of a cashless exercise as discussed below). The Pre-Funded Warrants may be exercised on a cashless basis. If a registration statement registering the issuance of the shares of Common Stock underlying the Warrants under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Warrants. The holder of a Warrant may also effect an “alternative cashless exercise” on or after the initial exercise date. In such event, the aggregate number of shares of Common Stock issuable in such alternative cashless exercise pursuant to any given notice of exercise electing to effect an alternative cashless exercise shall equal the product of (x) the aggregate number of shares of Common Stock that would be issuable upon exercise of the Warrant in accordance with the terms of the Warrant if such exercise were by means of a cash exercise rather than a cashless exercise and (y) 0.65. No fractional shares of Common Stock will be issued in connection with the exercise of a Warrant or Pre-Funded Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

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Exercise Limitation. A holder will not have the right to exercise any portion of the Pre-Funded Warrants or Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election by a holder prior to the issuance of any warrants, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants and Pre-Funded Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, upon at least 61 days’ prior notice from the holder to us with respect to any increase in such percentage.

Exercise Price. The exercise price for the Pre-Funded Warrants is $0.0001 per share. The initial exercise price per Warrants is 100% of the public offering price of each Unit sold in this offering. The exercise price and number of shares of Common Stock issuable upon exercise will adjust in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events. Upon a Dilutive Issuance (as defined in the Warrant), the exercise price will downward adjust subject to a floor price equal to $0.0401. In addition, on the sixth (6th) trading day following the date on which the next reverse stock split is effected by the Company of its outstanding Common Stock following the date of issuance of the Warrants, the exercise price per Warrant shall be adjusted to equal the lower of (a) the exercise price then in effect (after taking into account and adjusting for the reverse stock split) and (b) the lowest VWAP (as defined in the Warrants) of the Common Stock in the 5 trading days immediately prior to such date.

Moreover, in addition to the above, if at any time on or after the date of issuance there occurs any stock split, stock dividend, stock combination, recapitalization or other similar transaction involving our Common Stock, the lowest daily volume weighted average price during the period commencing five consecutive trading days immediately preceding and the five consecutive trading days immediately following such event is less than the exercise price of the Warrants then in effect, then such exercise price shall be reduced to the lowest daily volume weighted average price during such ten-day period and the number of shares of Common Stock issuable upon exercise will be increased such that the aggregate exercise price, after taking into account the decrease, shall be equal to the aggregate exercise price on the issuance date.

Transferability. Subject to applicable laws, the Warrants and the Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We do not intend to apply for the listing of the Warrants or Pre-Funded Warrants offered in this offering on any stock exchange. Without an active trading market, the liquidity of the Warrants and Pre-Funded Warrants will be limited.

Rights as a Shareholder. Except as otherwise provided in the Warrants or the Pre-Funded Warrants or by virtue of such holder’s ownership of our shares of Common Stock, the holder of a Warrant or Pre-Funded Warrant does not have the rights or privileges of a holder of our shares of Common Stock, including any voting rights, until the holder exercises the Warrant or Pre-Funded Warrant.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and the Pre-Funded Warrants, and generally including, with certain exceptions, any reorganization, recapitalization or reclassification of our shares of Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares of Common Stock, the holders of the Warrants and the Pre-Funded Warrants will be entitled to receive consideration in an amount equal to the Black Scholes Value (as defined in the Warrants and Pre-Funded Warrants) of the remaining unexercised portion of the Warrants or Pre-Funded Warrants on the date of consummation of such fundamental transaction.

Governing Law. The Pre-Funded Warrants and the Warrants are governed by New York law.

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PLAN OF DISTRIBUTION

We have engaged Maxim to act as our exclusive placement agent (“Maxim” or the “placement agent”) to solicit offers to purchase the securities offered by this prospectus. The placement agent is not purchasing or selling any securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use its “reasonable best efforts” to arrange for the sale of the securities by us. Therefore, we may not sell the entire amount of securities being offered. There is no minimum amount of proceeds that is a condition to closing of this offering. We entered into a securities purchase agreement directly with certain investors, at the investor’s option, who purchased our securities in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering. The placement agent may engage one or more subagents or selected dealers in connection with this offering.

The placement agency agreement provides that the placement agent’s obligations are subject to conditions contained in the placement agency agreement.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We expect to deliver the securities being offered pursuant to this prospectus on or about February 13, 2024.

Placement Agent Fees, Commissions and Expenses

Upon the closing of this offering, we will pay the placement agent a cash transaction fee equal to 7.0% of the aggregate gross cash proceeds to us from the sale of the securities in the offering. Pursuant to the placement agency agreement, we will agree to reimburse the placement agent for certain out-of-pocket expenses of the placement agent payable by us, in an aggregate amount not to exceed $75,000. The placement agency agreement, however, will provide that in the event this offering is terminated, the placement agent will only be entitled to the reimbursement of out-of-pocket accountable expenses actually incurred in accordance with Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5110(f)(2)(I).

The following table shows the public offering price, placement agent fees and proceeds, before expenses, to us.

	Per Unit	Per Pre-Funded Unit	Total
Public offering price	$0.065000	$0.064900	$9,986,589.40
Placement Agent Fees (7.0%)	$0.004550	$0.004543	$699,061.26
Proceeds, before fees and expenses, to us(1)	$0.060450	$0.060357	$9,287,528.14

(1)	We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the placement agent commission, will be approximately $260,000, all of which are payable by us. This figure includes, among other things, the placement agent’s fees and expenses (including the legal fees, costs and expenses for the placement agent’s legal counsel) up to $75,000.

Right Of First Refusal/Tail

For a period of twelve (12) months from the Closing Date, we granted the placement agent the right of first refusal to act as sole managing underwriter and sole book runner, sole placement agent, or sole sales agent, for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings for which we retain the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering during such twelve (12) month period of the Company, or any successor to or any subsidiary of the Company. We shall not offer to retain any entity or person in connection with any such offering on terms more favorable than terms on which it offers to retain the placement agent. Such offer shall be made in writing in order to be effective. The placement agent shall notify us within ten (10) business days of its receipt of the written offer contemplated above as to whether or not it agrees to accept such retention. If the placement agent should decline such retention, we shall have no further obligations to the placement agent with respect to the offering for which it has offered to retain the placement agent, except as otherwise provided for herein. Such right of first refusal shall not have a duration of more than three (3) years from commencement of sales.

For a period of 12 months from the final Closing Date, we will pay the placement agent a cash fee equal to 8.0% of the gross proceeds of any equity, equity-linked, or debt financing, or any other capital raising activity received by us from investors introduced to us by the placement agent.

Lock-Up Agreements

We and each of our officers and directors have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our Common Stock or other securities convertible into or exercisable or exchangeable for our Common Stock for a period of 60 days after this offering is completed without the prior written consent of the placement agent.

The placement agent may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the placement agent will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

In addition, pursuant to the securities purchase agreements that we will enter into in connection with this offering, we will agree, subject to certain exceptions, not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Common Stock or securities convertible into Common Stock until Stockholder Approval, unless the Company is required to complete a financing prior to the date of Stockholder Approval, in order to satisfy Nasdaq’s continued listing requirements.

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Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the placement agent may be required to make for these liabilities.

Other Compensation

If within twelve months following the consummation of this offering, we complete any equity, equity-linked, convertible or debt or other capital-raising activity of the Company for which the placement agent is not acting as underwriter or placement agent (other than the exercise by any person or entity of any options, warrants or other convertible securities) with any of the investors that were contacted, introduced or participated in this offering (excluding any investors that either held securities of the Company prior to the closing of this offering, or that were introduced by us to the placement agent), then we shall pay to the placement agent a commission as described in this section, in each case only with respect to the portion of such financing received from such investors.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent acting as principal. Under these rules and regulations, the placement agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Determination of Offering Price and Warrant Exercise Price

The actual offering price of the securities we are offering, and the exercise price of the Warrants and Pre-Funded Warrants included in the Units and Pre-Funded Units that we are offering, were negotiated between us, the placement agent and the investors in the offering based on the trading of our shares of Common Stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering, as well as the exercise price of the Warrants that we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the placement agent. In connection with the offering, the placement agent or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus in electronic format, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent in its capacity as placement agent and should not be relied upon by investors.

Certain Relationships

The placement agent and its respective affiliates have provided, and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us in the ordinary course of their business, for which they may receive customary fees and commissions. In addition, from time to time, the placement agent and its respective affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. However, except as disclosed in this prospectus, we have no present arrangements with the placement agent for any further services.

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Below is a description of certain recent investment banking and financial advisory services that Maxim has provided to us in the ordinary course of business, for which Maxim received customary fees, commissions and other compensation.

Advisory Agreement

On January 2, 2024, we entered into an advisory agreement (the “Advisory Agreement”) with the placement agent for a term of twelve months (subject to early termination by either party after six months) to serve as our financial advisor to provide general financial advisory and investment banking services. On February 2, 2024, we terminated the Advisory Agreement and no compensation was paid to the placement agent under the Advisory Agreement.

December 2023 Warrant Inducement

On December 5, 2023, we entered into the Inducement Agreements with the Holders. Pursuant to the Inducement Agreements, the Holders agreed to a reduced exercise price of $35.72 per share of Series B Preferred Stock, while maintaining the Conversion Price, upon the exercise of any Existing Warrants during the Inducement Period. We engaged Maxim as exclusive financial advisor in connection with the Inducement Agreements pursuant to a financial advisory agreement, dated December 5, 2023, by and between us and Maxim, and paid Maxim a cash financial advisory fee equal to 8% of the aggregate gross proceeds received from the Holders’ exercise of their Existing Warrants and to reimbursed Maxim up to $10,000 for its accountable legal expenses in connection therewith.

October 2023 Offering

On October 17, 2023, we completed a public offering consisting of an aggregate of 87,000 units (each a “October 2023 Unit” and collectively, the “October 2023 Units”), with each October 2023 Unit consisting of (A) one (1) share of our Series B Preferred Stock, and (B) two Series B Preferred Stock purchase warrants (each, a “Preferred Warrant” and collectively, the “Preferred Warrants”), with each Preferred Warrant exercisable for one share of Series B Preferred Stock (the “Preferred Warrant Shares”), at the public offering price of $55.00 per October 2023 Unit. The Preferred Warrants are immediately exercisable, each with an exercise price of $55.00 and expire on October 17, 2025. Maxim acted as the exclusive placement agent for us in connection with the offering. Pursuant to that certain placement agency agreement, dated October 16, 2023, by and between us and Maxim, Maxim was paid a cash fee of 8.0% of the aggregate gross cash proceeds to us from the sale of the securities in the offering; provided, however, the cash fee was reduced to 5.0% from the sale of securities in the offering to those certain investors having a prior existing relationship with us.

May 2023 Warrant Inducements

On May 15, 2023, we entered into warrant exercise inducement offer letters (“Inducement Letters”) with holders of (i) common stock purchase warrants exercisable for an aggregate of up to 1,674,414 shares of Common Stock, at an exercise price of $1.91 per share of Common Stock (the “March Warrants”) and (ii) common stock purchase warrants exercisable for an aggregate of up to 1,486,132 shares of Common Stock at an exercise price of $1.41 per share of Common Stock (the “April Warrants” and, together with the March Warrants, the “2023 Existing Warrants”) the 2023 Existing Warrants (collectively, the “Exercising Holders”) pursuant to which the Exercising Holders agreed to exercise for cash certain of the 2023 Existing Warrants to purchase up to 1,486,132 shares of Common Stock in exchange for our agreement to issue new warrants (the “Inducement Warrants”) on substantially the same terms as the 2023 Existing Warrants, except as set forth herein. Maxim acted as financial advisor to the Company in connection with the offering and will receive financial advisory fees in connection therewith.

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January 2023 Offering

On January 31, 2023, we entered into a securities purchase agreement with certain institutional investors pursuant to which we agreed to issue and sell to such investors (i) in a registered direct offering, 201,544 shares of our Common Stock and pre-funded warrants to purchase up to 381,762 shares of our Common Stock, at an exercise price of $0.0001 per share, and (ii) in a concurrent private placement, Common Stock purchase warrants exercisable for an aggregate of up to 874,959 shares of our Common Stock, at an exercise price of $10.49 per share of our Common Stock. The securities issued in the registered direct offering were offered pursuant to our shelf registration statement on Form S-3 (File 333-267211).

In connection with this offering, on January 31, 2023, we entered into a placement agency agreement with Maxim, pursuant to which (i) Maxim agreed to act as placement agent on a “best efforts” basis in connection with the offering and (ii) we agreed to pay Maxim a fee equal to 8.0% of the gross proceeds raised in the offering.

On February 3, 2023, we closed the offering, raising gross proceeds of approximately $6.2 million, before deducting placement agent fees and other offering expenses payable by us.

December 2022 Offering

On November 29, 2022, we entered into a securities purchase agreement with certain investors pursuant to which we agreed to issue and sell an aggregate of 504,000 units and 36,000 pre-funded units at an effective public offering price of $14.00 per Unit. Each unit consisted of (i) one share of our Common Stock, (ii) one Series A warrant, and (iii) one Series B warrant, with each Series A warrant and Series B warrant being exercisable from time to time for one share of our Common Stock at an exercise price of $14.00 per share. Each pre-funded unit consisted of (i) one pre-funded warrant, with each such pre-funded warrant being exercisable from time to time for one share of our Common Stock, (ii) one Series A warrant and (iii) one Series B warrant.

In connection with this offering, on November 29, 2022, we entered into a placement agency agreement with Maxim, pursuant to which Maxim agreed to act as placement agent on a “best efforts” basis. We paid Maxim an aggregate fee equal to 8.0% of the gross proceeds raised in this offering, and a non-accountable expense allowance equal to 1.0% of such gross proceeds. We also reimbursed Maxim $100,000 for expenses in connection with this offering.

On December 1, 2022, we closed this offering, raising gross proceeds of approximately $7.6 million, before deducting placement agent fees and other offering expenses payable by us.

Equity Distribution Agreement

On September 13, 2022, we, entered into an equity distribution agreement (the “2022 Sales Agreement”), with Maxim, which was amended in November 2022, pursuant to which we may issue and sell shares of our Common Stock having an aggregate offering price of up to $4,000,000 from time to time through Maxim. Subject to the terms and conditions of the 2022 Sales Agreement, Maxim will use its commercially reasonable efforts to sell the shares of our Common Stock from time to time, based upon its instructions (including any price, time or size limits or other parameters or conditions that we may impose). We pay to Maxim a cash commission of up to 3.0% of the gross proceeds from the sale of any shares of Common Stock by Maxim under the 2022 Sales Agreement. We also granted Maxim, the right of first refusal (the “ROFR”) during the term of the 2022 Sales Agreement to act as sole manager or sole placement agent in any and all future private or public equity offerings for the period commencing on the date hereof and ending on the earlier of (a) twelve (12) months from the date of execution of the 2022 Sales Agreement or (b) ninety (90) days following the effective date of the termination of the 2022 Sales Agreement. The ROFR shall be subject to FINRA Rule 5110(g)(5)(B), including that the ROFR may be terminated by us for “cause,” which shall include (i) the placement agent’s material failure to provide the services contemplated in the placement agency agreement, and (ii) our exercise of our right of “termination for cause” eliminates any obligations with respect to the payment of any termination fee or provision of any ROFR. On January 30, 2023, we and Maxim agreed to terminate the 2022 Sales Agreement, effective the same day.

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August 2022 Private Placement

Maxim served as the sole placement agent for us in connection with a private placement offering of a senior secured convertible note and a warrant in August 2022 (the “August 2022 Private Placement”), and we entered into a placement agency agreement with Maxim (the “August 2022 Placement Agency Agreement”), in connection with such offering, pursuant to which we paid Maxim a fee of $240,000 and issued to Maxim a warrant to purchase up to an aggregate of 1,944 shares of Common Stock at an exercise price of $99.70 per share (the “August 2022 PA Warrants”). The form of August 2022 PA Warrant was filed as Exhibit 4.3 to our Current Report on Form 8-K that we filed with the SEC on August 19, 2022. The August 2022 PA Warrants are exercisable at any time on or after the six-month anniversary of the closing date of such private placement and will expire on the fifth (5th) anniversary of its date of issuance, is subject to 4.99%/9.99% beneficial ownership limitations, and may be exercised on a cashless basis in the event that the shares of Common Stock underlying such warrant are not covered by a registration statement. The August 2022 PA Warrants were deemed compensation by FINRA for the offering and were therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1)(A). As a result, the placement agent (or permitted assignees under FINRA Rule 5110(e)(2)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days following the commencement of sales of the securities issued in the August 2022 Private Placement.

In addition, the August 2022 PA Warrants include a registration rights provision granting Maxim the same registration rights granted to the investor in the August 2022 Private Placement whereby we agreed to promptly, but no later than November 13, 2022, file with the SEC a registration statement on Form S-1 or Form S-3 covering the resale of all certain securities issued in the August 2022 Private Placement, including the shares of Common Stock issuable upon exercise of the August 2022 PA Warrants (the “PA Resale Registration Statement”), and to ensure such PA Resale Registration Statement is declared effective no later than 180 days following the closing date of the August 2022 Private Placement and to grant certain piggyback registration rights. We filed the PA Resale Registration Statement with the SEC on November 7, 2022, which was declared effective on November 18, 2022. In addition, the warrant, as amended provides that the piggyback registration rights provided will not be greater than seven years from the commencement of sales of the securities issued in the August 2022 Private Placement in compliance with FINRA Rule 5110(g)(8)(D). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the August 2022 PA Warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the August 2022 PA Warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of Common Stock at a price below the warrant exercise price. Pursuant to Rule 5110(e) the warrant as amended provides it may not sold, transferred, assigned or hypothecated or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the warrant and/or the shares of Common Stock underlying such warrant, for a period of 180 days after the commencement of sales of the securities except the transfer of any security (i) by operation of law or by reason of reorganization of the Company, (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction described therein for the remainder of the time period, (iii) if the aggregate amount of securities of our company held by the holder or related person do not exceed 1% of the securities being offered, (iv) the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction for the remainder of the 180-day lock-up period.

In addition, we also agreed to (i) grant Maxim a nine-month right of first refusal following the consummation of the August 2022 Private Placement to act as sole book-running manager, sole underwriter or sole placement agent in connection with a subsequent private placement or any other capital raising equity or equity-linked securities using an underwriter or placement agent, and (ii) grant Maxim the same cash fees and warrants with respect to any public or private offering or other financing or capital raising transaction consummated within 12 months of the termination of the August 2022 Placement Agency Agreement with any investor that was introduced to the Company by Maxim during such agreement’s term.

Solicitation Agent

Maxim provided services as the exclusive solicitation agent, pursuant to the terms of an engagement letter, dated January 15, 2021 (the “Solicitation Agreement”). Pursuant to the Solicitation Agreement, the Company agreed to pay Maxim a cash fee equal to $197,684, which is equal to 7% of the total net proceeds received from the exercise of certain warrant. In addition, pursuant to the Solicitation Agreement, the Company granted Maxim a right of first refusal, for a period of 280 days from the date that these warrants were exercised, to act as lead manager or lead placement agent in any and all future private or public equity offerings conducted by us.

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Transfer Agent and Registrar; Warrant Agent

The transfer agent and registrar for our Common Stock, and the Warrant Agent for the Warrants and Pre-Funded Warrants is VStock Transfer, LLC, whose address is 18 Lafayette Place, Woodmere, NY 11598 and telephone number is (212) 828-8436.

Listing

Our Common Stock is traded on Nasdaq under the symbol “WISA.”

There is no established trading market for the Units, Pre-Funded Units, Warrants or the Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to list the Warrants or the Pre-Funded Warrants on Nasdaq or any other national securities exchange or any other nationally recognized trading system.

Selling Restrictions

Other than in the United States, no action has been taken by us or the placement agents that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published, in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia. No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (ASIC), in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the Corporations Act) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the Exempt Investors) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

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Brazil. The offer of securities described in this prospectus will not be carried out by means that would constitute a public offering in Brazil under Law No. 6,385, of December 7, 1976, as amended, under the CVM Rule (Instrução) No. 400, of December 29, 2003. The offer and sale of the securities have not been and will not be registered with the Comissão de Valores Móbilearios in Brazil. The securities have not been offered or sold, and will not be offered or sold in Brazil, except in circumstances that do not constitute a public offering or distribution under Brazilian laws and regulations.

Canada. The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriters’ conflicts of interest in connection with this offering.

Cayman Islands. No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us or any placement agent of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

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Hong Kong. The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Israel. This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

The People’s Republic of China. This prospectus may not be circulated or distributed in the PRC and the shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Switzerland. The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of securities.

Taiwan. The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.

United Kingdom. This prospectus has only been communicated or caused to have been communicated and will only be communicated or caused to be communicated as an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000, or the FSMA) as received in connection with the issue or sale of our Common Stock in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA will be complied with in respect to anything done in relation to our Common Stock in, from or otherwise involving the United Kingdom.

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PRINCIPAL STOCKHOLDERS

The following table sets forth, as of February 9, 2024, information regarding beneficial ownership of our Common Stock by:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our Common Stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

The percentage ownership information shown in the table prior to this offering is based upon 34,562,545 shares of Common Stock outstanding as of February 9, 2024. The percentage ownership information shown in the table after this offering is based upon 188,402,545 shares of Common Stock outstanding as of such date, after giving effect to the sale of 23,734,000 Units and 130,106,000 Pre-Funded Units offered pursuant to this prospectus (assuming the exercise of Pre-Funded Warrants and no exercise of any Warrants).

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including securities that are exercisable for shares of Common Stock within sixty (60) days of February 9, 2024. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown that they beneficially own, subject to community property laws where applicable.

For purposes of computing the percentage of outstanding shares of our Common Stock held by each person or group of persons named above, any shares of Common Stock that such person or persons has the right to acquire within sixty (60) days of February 9, 2024 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares of Common Stock listed as beneficially owned does not constitute an admission of beneficial ownership.

Except as otherwise noted below, the address for persons listed in the table is c/o WiSA Technologies, Inc., 15268 NW Greenbrier Pkwy, Beaverton, Oregon 97006.

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	Shares Beneficially Owned Prior to this Offering					Shares Beneficially Owned After this Offering
Name of Beneficial	Common Stock		Series B Preferred Stock		% Total Voting	Common Stock		Series B Preferred Stock		% Total Voting
Owner	Shares	%	Shares	%	Power(1)	Shares	%	Shares	%	Power(1)
Brett Moyer(2)	74,509	*	-	-	*	74,509	*	-	-	*
Gary Williams(3)	48,931	*	-	-	*	48,931	*	-	-	*
Lisa Cummins(4)	11,364	*	-	-	*	11,364	*	-	-	*
Dr. Jeffrey M. Gilbert(5)	11,376	*	-	-	*	11,376	*	-	-	*
David Howitt(6)	11,129	*	-	-	*	11,129	*	-	-	*
Helge Kristensen(7)	11,449	*	-	-	*	11,449	*	-	-	*
Sriram Peruvemba(8)	11,336	*	-	-	*	11,336	*	-	-	*
Robert Tobias(9)	11,364	*	-	-	*	11,364	*	-	-	*
Wendy Wilson(10)	11,222	*	-	-	*	11,222	*	-	-	*
All directors and executive officers as a group (9 persons) (11)	202,680	*	-	-	*	202,680	*	-	-	*

* Less than 1.0%

(1)	Percentage of total voting power represents voting power with respect to all shares of our Common Stock. Holders of Common Stock are entitled to one (1) vote per share for each share of Common Stock held by them. The holders of our Common Stock are entitled to one vote per share. The holders of our Series B Preferred Stock have no voting rights.

(2)	The number of shares of Common Stock beneficially owned before the offering includes (i) 833 RSAs granted under the LTIP, which vest on the third anniversary of March 15, 2021, so long as Mr. Moyer remains in the service of the Company on each such anniversary; (ii) 1,165 RSAs granted under the LTIP, which are scheduled to vest quarterly in equal installments for the period from March 15, 2024 to September 15, 2025, on each March 15th, June 15th, September 15th and December 15th, so long as Mr. Moyer remains in the service of the Company on each such date; (iii) 333 RSAs granted under the Company’s LTIP, which are scheduled to vest in equal installments on the second and third anniversaries of September 19, 2022, as long as Mr. Moyer remains in service of the Company on each such anniversary; and (iv) 62,475 RSAs granted under the 2018 LTIP, scheduled to vest in equal installments, commencing on May 15, 2024 and every six (6) months thereafter until May 15, 2026, so long as Mr. Moyer remains in the service of the Company on each such date.

(3)	The number of shares of Common Stock beneficially owned before the offering includes (i) 66 RSAs granted under the LTIP, which vest on the third anniversary of March 15, 2021, so long as Mr. Williams remains in the service of the Company on each such anniversary; (ii) 230 RSAs granted under the LTIP, which are scheduled to vest quarterly in equal installments for the period from March 15, 2024 to September 15, 2025, on each March 15th, June 15th, September 15th and December 15th, so long as Mr. Williams remains in the service of the Company on each such date; and (iii) 43,316 RSAs granted under the 2018 LTIP, scheduled to vest in equal installments, commencing on May 15, 2024 and every six (6) months thereafter until May 15, 2026, so long as Mr. Williams remains in the service of the Company on each such date.

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(4)	The number of shares of Common Stock beneficially owned before the offering includes (i) 33 RSAs granted under the LTIP, which vest on the third anniversary of March 15, 2021, so long as Ms. Cummins remains in the service of the Company on each such anniversary; (ii) 56 RSAs granted under the LTIP, which are scheduled to vest quarterly in equal installments for the period from September 15, 2023 to September 15, 2025, on each September 15th, December 15th, March 15th and June 15th, so long as Ms. Cummins remains in the service of the Company on each such date; and (iii) 9,163 RSAs granted under the 2018 LTIP, scheduled to vest in equal installments, commencing on November 15, 2023 and every six (6) months thereafter until May 15, 2026, so long as Ms. Cummins remains in the service of the Company on each such date.

(5)	The number of shares of Common Stock beneficially owned before the offering includes (i) 33 RSAs granted under the LTIP, which vest on third anniversary of March 15, 2021, so long as Dr. Gilbert remains in the service of the Company on each such anniversary; (ii ) 56 RSAs granted under the LTIP, which are scheduled to vest quarterly in equal installments for the period from September 15, 2023 to September 15, 2025, on each September 15th, December 15th, March 15th and June 15th, so long as Dr. Gilbert remains in the service of the Company on each such date; and (iii) 9,163 RSAs granted under the 2018 LTIP, scheduled to vest in equal installments, commencing on November 15, 2023 and every six (6) months thereafter until May 15, 2026, so long as Dr. Gilbert remains in the service of the Company on each such date.

(6)	The number of shares of Common Stock beneficially owned before the offering includes (i) 56 RSAs granted under the LTIP, which are scheduled to vest quarterly in equal installments for the period from September 15, 2023 to September 15, 2025, on each September 15th, December 15th, March 15th and June 15th, so long as Mr. Howitt remains in the service of the Company on each such date; and (ii) 9,163 RSAs granted under the 2018 LTIP, scheduled to vest in equal installments, commencing on November 15, 2023 and every six (6) months thereafter until May 15, 2026, so long as Mr. Howitt remains in the service of the Company on each such date.

(7)	The number of shares of Common Stock beneficially owned before the offering includes (i) 33 RSAs granted under the LTIP, which vest on the third anniversary of March 15, 2021, so long as Mr. Kristensen remains in the service of the Company on each such anniversary; (ii) 56 RSAs granted under the LTIP, which are scheduled to vest quarterly in equal installments for the period from September 15, 2023 to September 15, 2025, on each September 15th, December 15th, March 15th and June 15th, so long as Mr. Kristensen remains in the service of the Company on each such date; and (iii) 9,163 RSAs granted under the 2018 LTIP, scheduled to vest in equal installments, commencing on November 15, 2023 and every six (6) months thereafter until May 15, 2026, so long as Mr. Kristensen remains in the service of the Company on each such date.

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(8)	The number of shares of Common Stock beneficially owned before the offering includes (i) 33 RSAs granted under the LTIP, which vest on the third anniversaries of March 15, 2021, so long as Mr. Peruvemba remains in the service of the Company on each such anniversary; (ii) 56 RSAs granted under the LTIP, which are scheduled to vest quarterly in equal installments for the period from September 15, 2023 to September 15, 2025, on each September 15th, December 15th, March 15th and June 15th, so long as Mr. Peruvemba remains in the service of the Company on each such date; and (iii) 9,163 RSAs granted under the 2018 LTIP, scheduled to vest in equal installments, commencing on November 15, 2023 and every six (6) months thereafter until May 15, 2026, so long as Mr. Peruvemba remains in the service of the Company on each such date.

(9)	The number of shares of Common Stock beneficially owned before the offering includes (i) 33 RSAs granted under the LTIP, which vest on the third anniversary of March 15, 2021, so long as Mr. Tobias remains in the service of the Company on each such date; (ii) 56 RSAs granted under the LTIP, which are scheduled to vest quarterly in equal installments for the period from September 15, 2023 to September 15, 2025, on each September 15th, December 15th, March 15th and June 15th, so long as Mr. Tobias remains in the service of the Company on each such date; and (iii) 9,163 RSAs granted under the 2018 LTIP, scheduled to vest in equal installments, commencing on November 15, 2023 and every six (6) months thereafter until May 15, 2026, so long as Mr. Tobias remains in the service of the Company on each such date.

(10)	The number of shares of Common Stock beneficially owned before the offering consists of (i) 33 RSAs granted under the LTIP, which vest on the third anniversaries of May 15, 2021, so long as Ms. Wilson remains in the service of the Company on each such date; (ii) 56 RSAs granted under the LTIP, which are scheduled to vest quarterly in equal installments for the period from September 15, 2023 to September 15, 2025, on each September 15th, December 15th, March 15th and June 15th, so long as Ms. Wilson remains in the service of the Company on each such date; and (iii) 9,163 RSAs granted under the 2018 LTIP, scheduled to vest in equal installments, commencing on November 15, 2023 and every six (6) months thereafter until May 15, 2026, so long as Ms. Wilson remains in the service of the Company on each such date.

(11)	See the information included in footnotes 2 through 10 above.

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DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the capital stock that we may offer under this prospectus, but is not complete. For the complete terms of our capital stock, please refer to our certificate of incorporation, as amended from time to time, any certificate of designation for our preferred stock, and our bylaws, as amended from time to time. The General Corporation Law of the State of Delaware (the “DGCL”) may also affect the terms of our capital stock.

Authorized Capital Stock

The Company is authorized to issue 220,000,000 shares of its capital stock consisting of (a) 200,000,000 shares of common stock, par value $0.0001 per share, and (b) 20,000,000 shares of “blank check” preferred stock, par value $0.0001 per share. As of the date of this prospectus, there are 375,000 shares designated as Series B Preferred Stock. As of February 9, 2024, there were 34,562,545 shares of our common stock issued and outstanding and 62,657 shares of Series B Preferred Stock issued and outstanding.

Common Stock

Voting Rights

Each holder of our Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under our bylaws, our stockholders will not have cumulative voting rights. Because of this, the holders of a majority of the Common Stock entitled to vote in any election of directors will be able elect all of the directors standing for election, if they should so choose.

Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of our Common Stock will be entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. The right of holders of our Common Stock to receive dividends is subject to the rights of holders of our Series B Preferred Stock to receive dividends pursuant to the Series B COD to receive dividends pursuant to the Series B COD.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding preferred stock, including, without limitation, the liquidation preference granted to holders of our Series B Preferred Stock pursuant to the Series B COD.

Rights and Preferences

Holders of Common Stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to our Common Stock. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that we may designate in the future, including, without limitation, the rights granted to holders of our Series B Preferred Stock pursuant to the Series B COD.

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Preferred Stock

General

We are authorized to issue up to 20,000,000 shares of “blank check” preferred stock, par value $0.0001 per share, of which 87,000 shares of Series B Preferred Stock are presently issued and outstanding. Our Board has the authority, without further action by our stockholders, to issue shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares any such series, but not below the number of shares of such series then outstanding.

Our Board may authorize the issuance of shares of preferred stock with dividend, liquidation, voting, conversion or other rights that could adversely affect the voting power or other rights of the holders of our common stock. The purpose of authorizing our Board to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of us and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. It is not possible to state the actual effect of the issuance of any preferred stock on the rights of holders of common stock until the board of directors determines the specific rights attached to that class of preferred stock.

Series B Preferred Stock

The following describes the material terms of the Series B Preferred Stock. This is not a complete description and is subject to, and entirely qualified by reference to applicable provisions of our Certificate of Incorporation, Bylaws and the Series B COD, which are included as exhibits to the registration statement of which this prospectus forms a part, as well as the relevant portions of Delaware law.

Pursuant to our Certificate of Incorporation, we are authorized to issue 20,000,000 shares of our “blank-check” preferred stock, par value $0.0001 per share. As of the date of this prospectus, there are 375,000 shares designated as Series B Preferred Stock, pursuant to the Series B COD and 38,335 shares of Series B Preferred Stock issued and outstanding.

In addition, subject to the limitations described herein, we may issue additional preferred stock from time to time in one or more series, each with such designation, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions applicable to any of those rights, including dividend rights, voting rights, conversion or exchange rights, terms of redemption and liquidation preferences, as the Board (or a duly authorized committee of the Board) may determine prior to the time of such issuance.

Transfer Agent and Register

The transfer agent and register for the Series B Preferred Stock is VStock Transfer, LLC (the “Transfer Agent”), whose address is 18 Lafayette Place, Woodmere, NY 11598 and telephone number is (212) 828-8436.

Maturity

The Series B Preferred Stock matures on October 17, 2025.

Dividends

The Series B COD provides that dividends on the Series B Preferred Stock shall be paid in-kind (“PIK dividends”) in additional shares of Series B Preferred Stock based on the stated value of $100.00 per share at the annual dividend rate of 20% (the “Dividend Rate”). The PIK dividends will be a one-time payment payable to holders of the Series B Preferred of record at the close of business on October 17, 2024 (the “Dividend Record Date”). PIK dividends on each share of Series B Preferred Stock shall be paid three business days after the Dividend Record Date in additional fully paid and nonassessable, registered shares of Series B Preferred Stock in a number equal to the quotient obtained by dividing (A) the product obtained by multiplying (i) the Dividend Rate and (ii) the stated value of $100.00 per share, by (B) $55.00, the public offering price per Unit (equal to $55.00).

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Conversion

The Series B Preferred Stock is convertible at any time at the option of the holder. Except as provided below, the Series B Preferred Stock is not convertible into or exchangeable for any other securities or property.

Conversion at Option of Series B Preferred Stock Holder

Each share of Series B Preferred Stock is convertible at the option of the holder at any time into shares of our Common Stock at the Conversion Price of $0.4147, which Conversion Price is subject to adjustment. The Conversion Price is subject to adjustment for: (i) the payment of stock dividends or other distributions payable in Common Stock on the outstanding shares of our Common Stock, excluding the shares of Common Stock issuable upon the conversion of the Series B Preferred Stock; and (ii) subdivisions and combinations (including by way of a reverse stock split).

Series B Preferred Stock holders shall effect conversions of the Series B Preferred Stock by providing us a conversion notice (a “Notice of Conversion”), duly completed and executed. The Notice of Conversion must specify the number of shares of Series B Preferred Stock then held by the holder and the number of such shares which the holder is converting. To effect conversions of shares of Series B Preferred Stock, a holder shall not be required to surrender the certificate(s), if any, representing the shares of Series B Preferred Stock to us unless all of the shares of Series B Preferred Stock represented thereby are so converted, in which case such holder shall deliver the certificate representing such shares of Series B Preferred Stock promptly following the conversion date at issue. Shares of Series B Preferred Stock converted into our shares of Common Stock shall be canceled and shall not be reissued.

If, at any time while the Series B Preferred Stock is outstanding: we (A) pay a stock dividend or otherwise make a distribution or distributions payable in shares of our Common Stock or any other Common Stock Equivalents (as defined in the Series B COD) (which, for avoidance of doubt, shall not include any shares of Common Stock issued by us upon conversion of the Series B Preferred Stock, or payment of a dividend on the Series B Preferred Stock) with respect to the then outstanding shares of Common Stock; (B) subdivide outstanding shares of Common Stock into a larger number of shares; (C) combine (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (D) issue, in the event of a reclassification of shares of the Common Stock, any shares of our capital stock, which we refer to collectively as the “Anti-Dilution Provisions”, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event (excluding any treasury shares). Any adjustment made as a result of the Anti-Dilution Provisions shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination. All calculations will be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of the Anti-Dilution Provisions, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares) issued and outstanding. Whenever the Conversion Price is adjusted pursuant to any Anti-Dilution Provision, we will promptly deliver to each holder of Series B Preferred Stock a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Notwithstanding the foregoing in no event may the Conversion Price be less than the par value per share of Series B Preferred Stock.

Pursuant to the Inducement Agreements, the Holders agreed to a reduced exercise price of $35.72 per share of Series B Preferred Stock, while maintaining the original fixed conversion price of $0.4147, upon the exercise of any Existing Warrants during the Inducement Period.

Obligations Absolute

Subject to holder’s right to rescind a notice of conversion, our obligation to issue and deliver the shares of Common Stock upon conversion of Series B Preferred Stock in accordance with its terms are absolute and unconditional, irrespective of any action or inaction by a holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such holder or any other Person of any obligation to us or any violation or alleged violation of law by such holder or any other Person, and irrespective of any other circumstance which might otherwise limit our obligation to such holder in connection with the issuance of such shares of Common Stock. If we fail to deliver to a holder shares of Common Stock upon conversion by the Share Delivery Date (as defined in the Series B COD) applicable to such conversion, we shall pay to such holder, in cash, as liquidated damages and not as a penalty, for each $250 of stated value of Series B Preferred Stock being converted, $2.50 per trading day (increasing to $5 per trading day on the third trading day after the Share Delivery Date and increasing to $10 per trading day on the sixth trading day after the Share Delivery Date) for each trading day after the Share Delivery Date until such Conversion Shares (as defined in the Series B COD) are delivered or Series B Preferred Stock holder rescinds such conversion.

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Buy-In on Failure to Timely Deliver Certificates Upon Conversion

If we fail to deliver to a holder the applicable certificate or certificates or to effect a delivery via DWAC, as applicable, by the Share Delivery Date (other than a failure caused by incorrect or incomplete information provided by the holder to us), and if after such Share Delivery Date the holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such holder of the Conversion Shares which the holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then we are obligated to (A) pay in cash to the holder (in addition to any other remedies available to or elected by the holder) the amount by which (x) the holder’s total purchase price (including any brokerage commissions) for the shares of Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the holder, either reissue (if surrendered) the shares of Series B Preferred Stock equal to the number of shares of Series B Preferred Stock submitted for conversion or deliver to the holder the number of shares of Common Stock that would have been issued if we had timely complied with our delivery requirements. For example, if a holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Series B Preferred Stock with respect to which the actual sale price (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, we would be required to pay such holder $1,000. The holder shall provide us written notice, within three trading days after the occurrence of a Buy-In, indicating the amounts payable to such holder in respect of such Buy-In together with applicable confirmations and other evidence reasonably requested by us. Nothing herein shall limit a holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect our failure to timely deliver certificates representing shares of Common Stock upon conversion of the shares of Series B Preferred Stock as required pursuant to the terms hereof; provided, however, that the holder shall not be entitled to both (i) require the reissuance of the shares of Series B Preferred Stock submitted for conversion for which such conversion was not timely honored and (ii) receive the number of shares of Common Stock that would have been issued if we had timely complied with its delivery requirements under the section entitled “Delivery of Certificate or Electronic Issuance Upon Conversion.”

Reservation of Shares Issuable Upon Conversion

We have agreed that we will at all times reserve and keep available out of our authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series B Preferred Stock, free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of the Series B Preferred Stock, not less than such aggregate number of shares of the Common Stock as shall be issuable upon the conversion of all outstanding shares of Series B Preferred Stock. We have further agreed that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid, nonassessable and free and clear of all liens and other encumbrances.

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Beneficial Ownership Limitation

Notwithstanding anything herein to the contrary, we shall not effect any conversion of the Series B Preferred Stock, and a Series B Preferred Stock holder shall not have the right to convert any portion of the Series B Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such Series B Preferred Stock holder (together with such Series B Preferred Stock holder’s affiliates, and any persons acting as a group together with such Series B Preferred Stock holder or any of such Series B Preferred Stock holder’s affiliates (such persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Series B Preferred Stock holder and its affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted Series B Preferred Stock beneficially owned by such Series B Preferred Stock holder or any of its affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other of our securities subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, the Series B Preferred Stock) beneficially owned by such Series B Preferred Stock holder or any of its affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this section applies, the determination of whether the Series B Preferred Stock is convertible (in relation to other securities owned by such Series B Preferred Stock holder together with any affiliates and Attribution Parties) and of how many shares of Series B Preferred Stock are convertible shall be in the sole discretion of such Series B Preferred Stock holder, and the submission of a Notice of Conversion shall be deemed to be such Series B Preferred Stock holder’s determination of whether the shares of Series B Preferred Stock may be converted (in relation to other securities owned by such Series B Preferred Stock holder together with any affiliates and Attribution Parties) and how many shares of the Series B Preferred Stock are convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, each Series B Preferred Stock holder will be deemed to represent to us each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this section and we shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this section, in determining the number of outstanding shares of Common Stock, a Series B Preferred Stock holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) our most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by us or (iii) a more recent written notice by us or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request (which may be via email) of a Series B Preferred Stock holder, we within one (1) trading day confirm orally and in writing to such Series B Preferred Stock holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of our securities, including the Series B Preferred Stock, by such Series B Preferred Stock holder or its affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% (or, upon election by a Series B Preferred Stock holder prior to the issuance of any shares of Series B Preferred Stock, 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Series B Preferred Stock held by the applicable Series B Preferred Stock holder. A Series B Preferred Stock holder, upon notice to us, may increase or decrease the Beneficial Ownership Limitation provisions of this section applicable to its Series B Preferred Stock; provided, that the Beneficial Ownership Limitation shall not in any event exceed 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Series B Preferred Stock held by the Series B Preferred Stock holder and the provisions of this section shall continue to apply. Any such increase will not be effective until the 61st day after such notice is delivered to us and shall only apply to such Series B Preferred Stock holder and no other Series B Preferred Stock holder. The Beneficial Ownership Limitation shall not be waived by us or the Series B Preferred Stock holder and upon issuance of the Series B Preferred Stock by us, and the purchase thereof by the Series B Preferred Stock holder, each of us and the Series B Preferred Stock holder shall be deemed to acknowledge such limitation and to agree not to waive it. The provisions of this section shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this section to correct this section (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this subsection shall apply to a successor Series B Preferred Stock holder of Series B Preferred Stock.

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Subsequent Rights Offerings

If at any time we grant, issue or sell any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Common Stock or any class thereof (the “Purchase Rights”), then the Series B Preferred Stock holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Series B Preferred Stock holder could have acquired if the Series B Preferred Stock holder had held the number of shares of Common Stock acquirable upon complete conversion of such Series B Preferred Stock holder’s (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Series B Preferred Stock holder’s right to participate in any such Purchase Right would result in the Series B Preferred Stock holder exceeding the Beneficial Ownership Limitation, then the Series B Preferred Stock holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Series B Preferred Stock holder until such time, if ever, as its right thereto would not result in the Series B Preferred Stock holder exceeding the Beneficial Ownership Limitation).

Pro Rata Distributions

During such time as the Series B Preferred Stock is outstanding, if we declare or make any dividend or other distribution of our assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) ( a “Distribution”), then, in each such case, the Series B Preferred Stock holder shall be entitled to participate in such Distribution to the same extent that the Series B Preferred Stock holder would have participated therein if the Series B Preferred Stock holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series B Preferred Stock (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of our Common Stock are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Series B Preferred Stock holder’s right to participate in any such Distribution would result in the Series B Preferred Stock holder exceeding the Beneficial Ownership Limitation, then the Series B Preferred Stock holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Series B Preferred Stock holder until such time, if ever, as its right thereto would not result in the Series B Preferred Stock holder exceeding the Beneficial Ownership Limitation).

Fundamental Transactions

In the event of a Fundamental Transaction (as defined in the Series B COD), and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, or the acquisition of more than 50% of our outstanding Common Stock, the holders of the Series B Preferred Stock will be entitled to receive upon conversion of the Series B Preferred Stock the kind and amount of securities, cash or other property that the holders would have received had they converted the Series B Preferred Stock immediately prior to such Fundamental Transaction (without regard to the beneficial ownership limitation referred to above).

Mandatory Redemption

If any shares of Series B Preferred Stock are outstanding at the end of the two (2) year term, then we shall promptly redeem all of such outstanding shares of Series B Preferred Stock on a pro rata basis among all of the Series B Preferred Stock holder commencing on the two-year anniversary of October 17, 2023 in cash at a price per Series B Preferred Share equal to the sum of (x) 100% of the stated value per share of the Series B Preferred Stock plus (y) all other amounts due in respect of the Series B Preferred Stock (if any). If on the Mandatory Redemption Date (as defined in the Series B COD), Delaware law governing distributions to stockholders prevents the Company from redeeming all shares of Series B Preferred Stock to be redeemed, then the Corporation shall, provided there is no prohibition under Delaware law, redeem the Series B Preferred Stock by paying to the Series B Preferred Stock holder the unpaid cash redemption payment in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock equal in number to the quotient obtained by dividing such unpaid amount by the closing price of the Common Stock on the Trading Market on the Mandatory Redemption Date.

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Limited Voting Rights

Series B Preferred Stock holders do not have any voting rights, except as described below or as otherwise required by law.

In any matter in which the Series B Preferred Stock may vote (as expressly provided herein or as may be required by law), each share of Series B Preferred Stock is entitled to one vote per share. So long as any shares of Series B Preferred Stock remain outstanding, the Company will not, without the consent or the affirmative vote of a majority of the outstanding shares of Series B Preferred Stock, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose: (i) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend adversely the Series B CODs; (ii) increase the number of authorized shares of Series B Preferred Stock; or (iii) enter into any agreement with respect to any of the foregoing.

The rules and procedures for calling and conducting any meeting of the holders of the Series B Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Director (or a duly authorized committee of the Board of Directors), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, Bylaws, applicable law and any national securities exchange or other trading facility on which the Series B Preferred Stock may be listed or traded at the time.

Series B Preferred Stock holders do not have any voting rights with respect to, and the consent of the holders of the Series B Preferred Stock is not required for, the taking of any corporate action, including any merger or consolidation involving the Company or a sale of all or substantially all of the Company’s assets, regardless of the effect that such merger, consolidation or sale may have upon the powers, preferences, voting power or other rights or privileges of the Series B Preferred Stock, except as described above.

No Preemptive Rights

No holders of the Series B Preferred Stock will, as holders of Series B Preferred Stock, have any preemptive rights to purchase or subscribe for Common Stock or any other security.

Exclusion of Other Rights

The shares of the Series B Preferred Stock do not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth in the Series B COD or in our Certificate of Incorporation.

Registration; Transfer

Pursuant to the terms of the Series B COD, the Company is obligated to maintain an effective registration statement covering: (a) the issuance of shares of Common Stock issuable upon conversion of the Series B Preferred Stock and (b) the issuance of additional shares of Series B Preferred Stock pursuant to our obligation to pay PIK dividends, in each case, until such time as no Series B Preferred Stock (and no Warrants exercisable for shares of Series B Preferred Stock) remain outstanding, unless there is available an exemption from, or a transaction not subject to, the registration requirements of the Securities Act that covers the issuance of the Series B Preferred Stock and the shares of Common Stock issuable upon conversion of such shares of Series B Preferred Stock.

Book-Entry Procedures

DTC acts as securities depositary for the Series B Preferred Stock. With respect to the Series B Preferred Stock, we have issued one fully registered global securities certificates in the name of DTC or DTC’s nominee. These certificates represent the total aggregate number of shares of Series B Preferred Stock.

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Title to book-entry interests in the Series B Preferred Stock pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in shares of the Series B Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series B Preferred Stock. DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, including the Placement Agent, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

Series B Preferred holder’s beneficial ownership interests are recorded on the Direct Participants and Indirect Participants’ records, but DTC has no knowledge of an individual’s ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts shares of Series B Preferred Stock are credited.

Transfers of ownership interests held through Direct Participants and Indirect Participants will be accomplished by entries on the books of Direct Participants and Indirect Participants acting on behalf of the beneficial owners.

The laws of some states may require that specified purchasers of securities take physical delivery of shares of Series B Preferred Stock in definitive form. These laws may impair the ability to transfer beneficial interests in the global certificates representing the Series B Preferred Stock.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners are to be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

In the event that we request any action of the holders, or an owner of a beneficial interest in a global security, desires to take any action that a holder is entitled to take under our Certificate of Incorporation (including the Certificate of Designations designating the Series B Preferred Stock), DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct Participants and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Any redemption notices with respect to the Series B Preferred Stock will be sent to DTC or its nominee. If less than all of the outstanding shares of Series B Preferred Stock are being redeemed, DTC will reduce each Direct Participant’s holdings of shares of Series B Preferred Stock in accordance with its procedures.

In those instances where a vote is required, neither DTC nor its nominee will consent or vote with respect to the shares of Series B Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns DTC’s or its nominee’s consenting or voting rights to those Direct Participants whose accounts the shares of Series B Preferred Stock are credited to on the record date, which are identified in a listing attached to the omnibus proxy.

Dividends on the Series B Preferred Stock are made directly to DTC (or its successor, if applicable). DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.

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Payments by Direct Participants and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours. DTC may discontinue providing its services as securities depositary with respect to the Series B Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series B Preferred Stock. In that event, we will print and deliver certificates in fully registered form for the Series B Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series B Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Common Stock Purchase Warrants

As of February 9, 2024, we had common stock purchase warrants to purchase up to 43,258,183 shares of our Common Stock outstanding with a weighted average exercise price and remaining life in years of $0.65 and 4.9, respectively. The exercise price of such warrants is subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change and dilutive issuances. The exercise price of each New Warrant and each 2024 Bridge Warrant will be reset on the sixth (6th) trading day following the date the next reverse stock split of shares of Common Stock is effected to the lower of (a) the exercise price of the New Warrants or the 2024 Bridge Warrants, as applicable, then in effect after giving effect to such Reverse Stock Split and (b) the lowest VWAP (as defined in the New Warrants or the 2024 Bridge Warrants, as applicable) of the Common Stock in the five (5) trading days immediately prior to such date.

Series B Preferred Warrants

As of February 9, 2024, we had 83,065 Series B Preferred Warrants outstanding, with each Series B Preferred Warrant exercisable for one share of Series B Preferred Stock. The Series B Preferred Warrants are immediately exercisable, each with an exercise price of $55.00 and expire on October 17, 2025. Pursuant to the Inducement Agreements, if any Series B Preferred Warrant holder exercises Series B Preferred Warrants in accordance therewith, such Series B Preferred Warrants will be exercisable at a per share exercise price equal to $35.72.

Anti-Takeover Effects of Provisions of the DGCL and our Certificate of Incorporation and Bylaws

Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, which generally prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

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●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Anti-Takeover Effects of Certain Provisions of our Bylaws

Our bylaws provide that directors may be removed by the stockholders with or without cause upon the vote of a majority of the holders of common stock then entitled to vote. Furthermore, the authorized number of directors may be changed only by resolution of the board of directors or of the stockholders, and vacancies may only be filled by a majority vote of the directors, including those who may have resigned. Except as otherwise provided in the bylaws and the certificate of incorporation, as amended, any vacancies or newly created directorships on the board of directors resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Our bylaws also provide that only our chairman of the board, chief executive officer, president or one or more stockholders holding shares in the aggregate entitled to cast not less than ten percent of the votes at that meeting may call a special meeting of stockholders.

The combination of these provisions makes it more difficult for our existing stockholders to replace our Board as well as for another party to obtain control of us by replacing our Board. Since our Board has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of our Board and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts. We believe that the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.

Limitation on Directors’ Liability; Indemnification

Our bylaws contain provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:

●	any breach of the director’s duty of loyalty to the corporation or its stockholders;

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●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

●	any transaction from which the director derived an improper personal benefit.

This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our bylaws provide that we are required to indemnify our directors to the fullest extent permitted by Delaware law. Our bylaws also provide that, upon satisfaction of certain conditions, we are required to advance expenses incurred by a director in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. Our bylaws also provide our Board with discretion to indemnify our officers and employees when determined appropriate by our Board. We have entered into agreements to indemnify our directors, executive officers and other employees as determined by the Board. With certain exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought and we are not aware of any threatened litigation that may result in claims for indemnification.

Transfer Agent

The transfer agent for our Common Stock and Series B Preferred Stock is VStock Transfer, LLC, whose address is 18 Lafayette Place, Woodmere, NY 11598 and telephone number is (212) 828-8436.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the material U.S. federal income tax considerations applicable to the ownership and disposition of shares of our Common Stock, Pre-Funded Warrants and Warrants acquired in this offering. This discussion is for general information only and is not tax advice. Accordingly, all prospective holders of our Common Stock and Warrants should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our Common Stock and Warrants. This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings and judicial decisions, all as in effect as of the date of this prospectus, all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any change could alter the tax consequences described in this prospectus. We assume in this discussion that each holder holds shares of our Common Stock, Pre-Funded Warrants and Warrants as capital assets within the meaning of Section 1221 of the Code (generally property held for investment).

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of that holder’s individual circumstances, does not address the alternative minimum or Medicare contribution taxes, and does not address any aspects of U.S. state, local or non-U.S. taxes or any U.S. federal taxes other than income tax. This discussion also does not consider any specific facts or circumstances that may apply to a holder and does not address aspects of U.S. federal income taxation that may be applicable to holders that are subject to special tax rules, including without limitation:

●	insurance companies;

●	tax-exempt organizations;

●	financial institutions;

●	brokers or dealers in securities;

●	regulated investment companies;

●	real estate investment trusts;

●	pension plans, individual retirement accounts and other tax deferred accounts;

●	persons that mark their securities to market;

●	controlled foreign corporations;

●	passive foreign investment companies;

●	“dual resident” corporations;

●	persons that receive our Common Stock or Warrants as compensation for the performance of services;

●	owners that hold our Common Stock or Warrants as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

●	owners that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below);

●	persons that have a functional currency other than the U.S. dollar; and

●	certain U.S. expatriates.

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In addition, this discussion does not address the tax treatment of partnerships or other pass-through entities for U.S. federal income tax purposes, or persons who hold our Common Stock, Pre-Funded Warrants or Warrants through partnerships or other pass-through entities for U.S. federal income tax purposes. A partner in a partnership or other pass-through entity that will hold our Common Stock, Pre-Funded Warrants or Warrants should consult his, her or its own tax advisor regarding the tax consequences of acquiring, holding and disposing of our Common Stock, Pre-Funded Warrants or Warrants through a partnership or other pass-through entity, as applicable.

As used in this prospectus, the term “U.S. holder” means a beneficial owner of Common Stock, Pre-Funded Warrants or Warrants that is for U.S. federal income tax purposes:

●	a citizen or individual resident of the United States;

●	a corporation (or other entity properly classified as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state within the United States, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust, if (i) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (as defined in the Code) have the authority to control all substantial decisions of the trust, or (ii) in the case of a trust that was treated as a domestic trust under the laws in effect before 1997, a valid election is in place under applicable U.S. Treasury regulations to treat such trust as a domestic trust.

The term “non-U.S. holder” means any beneficial owner of shares of Common Stock, Pre-Funded Warrants or Warrants that is not a U.S. holder and is not a partnership or other entity properly classified as a partnership for U.S. federal income tax purposes. For the purposes of this prospectus, U.S. holders and non-U.S. holders are referred to collectively as “holders.” =There can be no assurance that the Internal Revenue Service, which we refer to as the IRS, will not challenge one or more of the tax consequences described herein. We have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of the purchase, ownership or disposition of our Common Stock or Warrants.

Allocation of Purchase Price Between Each Share of Common Stock, Pre-Funded Warrant and Warrant

The purchase price for each Unit will be allocated between each share of Common Stock (or, in lieu of Common Stock, each Pre-Funded Warrant) and accompanying Warrant in proportion to their relative fair market values at the time the Unit is purchased by the holder. This allocation will establish a holder’s initial tax basis for U.S. federal income tax purposes in his, her or its share of Common Stock (or, in lieu of Common Stock, Pre-Funded Warrant) and Warrant included in each investment unit. We will not be providing holders with such allocation, and it is possible that different holders will reach different determinations regarding such allocation. A holder’s allocation of purchase price between each share of Common Stock (or, in lieu of Common Stock, each Pre-Funded Warrant) and the accompanying Warrant is not binding on the IRS or the courts, and no assurance can be given that the IRS or the courts will agree with a holder’s allocation.

Accordingly, each prospective holder should consult his, her or its own tax advisor with respect to the allocation, and the risks associated with such allocation, of the holder’s purchase price for the investment unit between our shares of Common Stock (or, in lieu of Common Stock, Pre-Funded Warrants) and Warrants.

Treatment of Pre-Funded Warrants

Although it is not entirely free from doubt, a Pre-Funded Warrant should be treated as a share of our Common Stock for U.S. federal income tax purposes and a holder of Pre-Funded Warrants should generally be taxed in the same manner as a holder of Common Stock, as described below.

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Accordingly, no gain or loss should be recognized upon the exercise of a Pre-Funded Warrant and, upon exercise, the holding period of a Pre-Funded Warrant should carry over to the share of Common Stock received. Similarly, the tax basis of the Pre-Funded Warrant should carry over to the share of Common Stock received upon exercise, increased by the exercise price of $0.0001 per share. Each holder should consult his, her or its own tax advisor regarding the risks associated with the acquisition of Pre-Funded Warrants pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above will be respected for U.S. federal income tax purposes.

Tax Consequences to U.S. Holders

Exercise or Expiration of Warrants

Subject to the discussion below with respect to the cashless exercise of a Warrant, a U.S. holder will not recognize income, gain or loss on the exercise of a Warrant. A U.S. holder’s tax basis in the Common Stock received upon the exercise of a Warrant will equal the sum of (i) the initial tax basis of the Warrant exercised (as determined pursuant to the rules discussed above under “Allocation of Purchase Price Between Share of Common Stock or Pre-Funded Warrant and Accompanying Warrant”) and (ii) the exercise price of the Warrant. The U.S. holder’s holding period for the Common Stock received upon exercise of a Warrant will begin on the day after such exercise (or possibly on the date of exercise) and will not include the period during which the U.S. holder held the Warrant.

If a registration statement registering the issuance of the Common Stock underlying the Warrants under the Securities Act is not effective or available the holder may, in its sole discretion, elect to exercise the Warrant through a cashless exercise. The tax consequences of a cashless exercise of a Warrant are not clear under current U.S. tax law. U.S. holders should consult their own tax advisors regarding the tax consequences of a cashless exercise.

If a Warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the Warrant. The deductibility of capital losses is subject to significant limitations.

Distributions on Our Common Stock

We have never paid cash dividends on our Common Stock and we do not anticipate paying any cash dividends in the foreseeable future. See “Dividend Policy.” If we do make distributions on our Common Stock to a U.S. holder, those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the U.S. holder’s investment, up to such U.S. holder’s tax basis in the Common Stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “—Sale, Exchange or Other Taxable Disposition of Our Common Stock or Warrants.” Dividends paid by us generally will be eligible for the reduced rates of tax for qualified dividend income allowed to individual U.S. holders and for the dividends received deduction allowed to corporate U.S. holders, in each case assuming that certain holding period and other requirements are satisfied.

Constructive Distributions on Our Warrants

Under Section 305 of the Code, an adjustment to the number of shares of Common Stock that will be issued on the exercise of our Warrants (whether Pre-Funded Warrants or Warrants), or an adjustment to the exercise price of such Warrants, may be treated as a constructive distribution to a U.S. Holder of the Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to holders of our Common Stock). Adjustments to the exercise price of a Warrant made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holder of the Warrant should generally not result in a constructive distribution. Any constructive distributions generally would be subject to the tax treatment described above under “—Distributions on our Common Stock”.

Sale, Exchange or Other Taxable Disposition of Our Common Stock, Pre-Funded Warrants or Warrants

Upon the sale, exchange, or other taxable disposition of our Common Stock or Warrants (whether Pre-Funded Warrants or Warrants), a U.S. holder will recognize gain or loss equal to the difference between the amount realized upon the disposition and the U.S. holder’s tax basis in the Common Stock or Warrants sold or exchanged.

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Any gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder’s holding period for the Common Stock or Warrants exceeded one year at the time of the disposition. Certain U.S. holders (including individuals) are currently eligible for preferential rates of U.S. federal income taxation in respect of long-term capital gains. The deductibility of capital losses is subject to significant limitations.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to distributions (whether actual or constructive) paid to a U.S. holder on our Common Stock or Warrants, and to the proceeds of the sale, exchange or other disposition of our Common Stock and Warrants, unless the U.S. holder is an exempt recipient. Backup withholding will apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn). Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Tax Consequences to Non-U.S. Holders

Exercise or Expiration of Warrants

In general, a non-U.S. holder will not be required to recognize income, gain or loss upon the exercise of a Warrant by payment of the exercise price. To the extent that a cashless exercise results in a taxable exchange, the consequences would be similar to those described below under “Sale, Exchange or Other Taxable Disposition of our Common Stock or Warrants”.

The expiration of a Warrant will be treated as if the non-U.S. holder sold or exchanged the Warrant and recognized a capital loss equal to the non-U.S. holder’s basis in the Warrant. A non-U.S. holder will not be able to utilize a loss recognized upon expiration of a Warrant against the Non-U.S. holder’s U.S. federal income tax liability, however, unless the loss (i) is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a “permanent establishment” or “fixed base” in the United States) or (ii) is treated as a U.S. source loss and the non-U.S. holder is present in the United States 183 days or more in the taxable year of disposition and certain other conditions are met.

Distributions on Our Common Stock

We have never paid cash dividends on our Common Stock and we do not anticipate paying any cash dividends in the foreseeable future. See “Dividend Policy.” If we do make distributions to holders of our Common Stock or if we are treated as making a constructive distribution to holders of our Warrants or Pre-Funded Warrants, those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such non-U.S. holder’s tax basis in the Common Stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “—Sale, Exchange or Other Taxable Disposition of Our Common Stock or Warrants.”

Distributions (including constructive distributions) made to a non-U.S. holder that are treated as dividends generally will be subject to withholding of U.S. federal income tax at a rate of 30% of the gross amount or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence, unless such dividends are effectively connected with a trade or business conducted by a non U.S. holder within the United States (as discussed below). A non-U.S. holder of our Common Stock who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W- 8BEN-E (or successor form), as applicable, and satisfy applicable certification and other requirements. Non-U.S. holders are urged to consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may be able to obtain a refund or credit of any excess amounts withheld by timely filing the required information with the IRS.

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Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a “permanent establishment” or a “fixed base” maintained by the non-U.S. holder within the United States, generally are exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements.

U.S. effectively connected income, net of specified deductions and credits, is generally taxed at the same graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

Constructive Distributions on Our Warrants

As described above under “—Tax Consequences to U.S. Holders—Constructive Distributions on our Warrants,” an adjustment to the Warrants could result in a constructive distribution to a non-U.S. holder, which would be treated as described under “—Distributions on Our Common Stock” above. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to the non-U.S. holder. Non U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to the Warrants.

In addition, regulations governing “dividend equivalents” under Section 871(m) of the Code may apply to the Pre-Funded Warrants. Under those regulations, an implicit or explicit payment made to the holder of Pre-Funded Warrants that references a distribution on our Common Stock would generally be taxable to a non-U.S. holder in the manner described under “Distributions on our Common Stock” above. Such dividend equivalent amount would be taxable and subject to withholding whether or not there is actual payment of cash or other property, and we may satisfy any withholding obligations by withholding from other amounts due to the non-U.S. holder.

Non-U.S. holders are encouraged to consult their own tax advisors regarding the application of Section 871(m) of the Code to the Pre-Funded Warrants.

Sale, Exchange or Other Taxable Disposition of Our Common Stock, Pre-Funded Warrants or Warrants

In general, a non-U.S. holder will not be subject to any U.S. federal income tax on any gain realized upon such holder’s sale, exchange or other taxable disposition of shares of our Common Stock or Warrants (whether Pre-Funded Warrants or Warrants) unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business and, if an applicable income tax treaty so provides, is attributable to a “permanent establishment” or a “fixed base” maintained by such non-U.S. holder in the United States, in which case the non-U.S. holder generally will be taxed on such gain at the graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code) and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in “—Tax Consequences to Non-U.S. Holders—Distributions on Our Common Stock” also may apply to such gain;

●	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the taxable disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the taxable disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder, if any; or

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●	we are, or have been, at any time during the five-year period preceding such taxable disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation,” unless our Common Stock is regularly traded on an established securities market and the non-U.S. holder holds no more than 5% of our outstanding Common Stock, directly or indirectly, during the shorter of the 5-year period ending on the date of the taxable disposition or the period that the non-U.S. holder held our Common Stock. Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. No assurance can be provided that our Common Stock will be regularly traded on an established securities market for purposes of the rules described above.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions paid on our Common Stock (and constructive distributions on our Warrants) to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a United States person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our Common Stock or Warrants. Dividends paid to non-U.S. holders subject to the U.S. withholding tax, as described above in “Non-U.S. Holders—Distributions on Our Common Stock,” generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of our Common Stock and Warrants by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is filed with the IRS.

Foreign Accounts

The Foreign Account Tax Compliance Act, or FATCA, generally imposes a 30% withholding tax on dividends(including constructive dividends) on, and gross proceeds from the sale or other disposition of, our Common Stock and Warrants if paid to a non-U.S. entity unless (i) if the non-U.S. entity is a “foreign financial institution,” the non-U.S. entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the non-U.S. entity is not a “foreign financial institution,” the non-U.S. entity identifies certain of its U.S. investors, if any, or (iii) the non-U.S. entity is otherwise exempt under FATCA.

Withholding under FATCA generally will apply to payments of dividends (including constructive dividends) on our Common Stock and Warrants.

An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Under certain circumstances, a holder may be eligible for refunds or credits of the tax. Non-U.S. holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our Common Stock or Warrants.

94

The preceding discussion of material U.S. federal income tax considerations is for informational purposes only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of our Common Stock or Warrants, including the consequences of any proposed changes in applicable laws.

95

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

Sullivan & Worcester LLP will pass upon the validity of the securities being registered by the registration statement of which this prospectus is a part. Blank Rome LLP is acting as counsel to the placement agent in connection with certain legal matters related to this offering.

EXPERTS

The consolidated financial statements of WiSA Technologies, Inc. (formerly Summit Wireless Technologies, Inc.) as of December 31, 2022 and 2021, and for each of the two years in the period ended December 31, 2022, appearing in this Registration Statement on Form S-1 have been audited by BPM LLP, an independent registered public accounting firm, as stated in their report thereon, are included in reliance upon such report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-1 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement and its exhibits. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

You can read our electronic SEC filings, including such registration statement, on the internet at the SEC’s website at www.sec.gov. We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available at the website of the SEC referred to above. We also maintain a website at www.wisatechnologies.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on such information in making a decision to purchase our securities in this offering.

96

INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm (PCAOB ID No: 207)	F-2

Consolidated Financial Statements:

Consolidated Balance Sheets – December 31, 2022 and 2021	F-3

Consolidated Statements of Operations for the Years Ended December 31, 2022 and 2021	F-4

Consolidated Statements of Convertible Preferred Stock and Stockholders’ Equity (Deficit) for the Years Ended December 31, 2022 and 2021	F-5

Consolidated Statements of Cash Flows for the Years Ended December 31, 2022 and 2021	F-6

Notes to Consolidated Financial Statements	F-7

Condensed Consolidated Balance Sheets – September 30, 2023 (Unaudited) and December 31, 2022	F-38

Condensed Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2023 and 2022 (Unaudited)	F-39

Condensed Consolidated Statements of Convertible Preferred Stock and Stockholders’ Equity (Deficit) for the Three and Nine Months Ended September 30, 2023 and 2022 (Unaudited)	F-40

Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2023 and 2022 (Unaudited)	F-41

Notes to the Condensed Consolidated Financial Statements (Unaudited)	F-42

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

WiSA Technologies, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of WiSA Technologies, Inc. (a Delaware corporation) and its subsidiaries (the “Company”) as of December 31, 2022 and 2021, the related consolidated statements of operations, convertible preferred stock and stockholders’ equity(deficit), and cash flows for each of the two years in the period ended December 31, 2022, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying consolidated financial statements have been prepared assuming that WiSA Technologies, Inc. and its subsidiaries will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company’s recurring losses from operations, a net capital deficiency, available cash and cash used in operations raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2016.

/s/ BPM LLP
San Jose, California
March 16, 2023

F-2

WISA TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

December 31, 2022 and 2021

(in thousands, except share and per share data)

	Year Ended December 31,
	2022	2021
Assets
Current Assets:
Cash and cash equivalents	$2,897	$13,108
Accounts receivable	273	214
Inventories	7,070	4,780
Prepaid expenses and other current assets	890	1,086
Total current assets	11,130	19,188
Property and equipment, net	174	162
Other assets	148	41
Total assets	$11,452	$19,391

Liabilities, Convertible Preferred Stock and Stockholders' Equity (Deficit)
Current Liabilities:
Accounts payable	$2,042	$1,549
Accrued liabilities	1,632	1,416
Total current liabilities	3,674	2,965
Convertible note payable	457	—
Warrant liabilities	8,945	8
Derivative liability	333	—
Other liabilities	39	41
Total liabilities	13,448	3,014

Commitments and contingencies (Note 8)

Series A 8% Senior Convertible Preferred stock, par value $0.0001; 0 shares authorized and outstanding as of December 31, 2022; 1,250,000 shares authorized; 0 shares outstanding as of December 31, 2021, (liquidation preference of $0)	—	—

Stockholders' Equity (Deficit):
Common stock, par value $0.0001; 200,000,000 shares authorized; 712,564 and 158,310 shares issued and outstanding as of December 31, 2022 and 2021, respectively	7	2
Additional paid-in capital	226,318	228,578
Accumulated deficit	(228,321)	(212,203)
Total stockholders' equity (deficit)	(1,996)	16,377
Total liabilities, convertible preferred stock and stockholders' equity (deficit)	$11,452	$19,391

Note: Share and per share amounts have been retroactively adjusted to reflect the impact of a 1-for-100 reverse stock split effected in January 2023, as discussed in Note 1.

The accompanying notes are an integral part of these consolidated financial statements.

F-3

WISA TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the years ended December 31, 2022 and 2021

(in thousands, except share and per share data)

	Year Ended December 31,
	2022	2021
Revenue, net	$3,365	$6,541
Cost of revenue	2,970	4,677
Gross profit	395	1,864

Operating Expenses:
Research and development	7,144	5,236
Sales and marketing	6,140	4,123
General and administrative	5,155	4,016
Total operating expenses	18,439	13,375
Loss from operations	(18,044)	(11,511)

Interest expense, net	(898)	(9)
Change in fair value of warrant liability	2,852	—
Change in fair value of derivative liability	(47)	—
Gain on forgiveness of Paycheck Protection Program loan	—	859
Other expense, net	(12)	(11)
Warrant inducement expense	—	(1,146)
Loss before provision for income taxes	(16,149)	(11,818)
Provision for income taxes	2	2
Net loss	(16,151)	(11,820)
Convertible preferred stock dividend	—	(34)
Deemed dividend on exchange of convertible preferred stock for common stock	—	(1,192)
Net loss attributable to common stockholders	$(16,151)	$(13,046)
Net loss per common share - basic and diluted	$(82.89)	$(105.20)
Weighted average number of common shares used in computing net loss per common share	194,852	124,016

Note: Share and per share amounts have been retroactively adjusted to reflect the impact of a 1-for-100 reverse stock split effected in January 2023, as discussed in Note 1.

The accompanying notes are an integral part of these consolidated financial statements.

F-4

WISA TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)

For the years ended December 31, 2022 and 2021

(in thousands, except share data)

							Total
	Convertible Preferred Stock		Common Shares		Additional	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Paid-in Capital	Deficit	Equity (Deficit)
Balance as of December 31, 2020	250,000	$597	84,142	$1	$207,698	$(200,383)	$7,316
Issuance of common stock upon warrant exercise	—	—	34,655	—	8,303	—	8,303
Warrants issued in connection with warrant exercise	—	—	—	—	1,146	—	1,146
Convertible preferred stock dividend	—	34	—	—	(34)	—	(34)
Exchange of convertible preferred stock for common stock	(250,000)	(631)	2,500	—	1,640	—	1,640
Warrants issued upon exchange of preferred stock for common stock	—	—	—	—	570	—	570
Deemed dividend on exchange of convertible preferred stock	—	—	—	—	(1,192)	—	(1,192)
Stock-based compensation	—	—	9,745	—	1,346	—	1,346
Issuance of common stock to vendor	—	—	100	—	34	—	34
Release of vested restricted common stock	—	—	2,168	—	—	—	—
Registered direct offering, net of issuance costs	—	—	25,000	1	9,025	—	9,026
Issuance of warrants in exchange for services	—	—	—	—	42	—	42
Net loss	—	—	—	—	—	(11,820)	(11,820)
Balance as of December 31, 2021	—	—	158,310	2	228,578	(212,203)	16,377
ASC 842 adoption adjustment	—	—	—	—	—	33	33
Stock-based compensation	—	—	12,749	—	2,027	—	2,027
Release of vested restricted common stock	—	—	2,108	—	—	—	—
Restricted stock awards cancelled	—	—	(603)	—	—	—	—
Issuance of warrants in connection with convertible promissory note	—	—	—	—	91	—	91
Issuance of common stock and warrants, net of offering costs	—	—	540,000	5	6,426		6,431
Issuance of warrants in connection with December 2022 offering	—	—	—	—	(10,804)		(10,804)
Net loss	—	—	—	—	—	(16,151)	(16,151)
Balance as of December 31, 2022	—	—	712,564	$7	$226,318	$(228,321)	$(1,996)

Note: Share amounts have been retroactively adjusted to reflect the impact of a 1-for-100 reverse stock split effected in January 2023, as discussed in Note 1.

The accompanying notes are an integral part of these consolidated financial statements.

F-5

WISA TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended December 31, 2022 and 2021

(in thousands, except share and per share data)

	Year Ended December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(16,151)	$(11,820)
Adjustments to reconcile net loss to net cash used in operating activities:
Warrant inducement expense	—	1,146
Forgiveness of Paycheck Protection Program loan	—	(859)
Stock-based compensation	2,027	1,346
Depreciation and amortization	122	79
Expense for issuance of common stock for services	—	34
Issuance of warrants in exchange for services	—	42
Amortization of debt discounts	879	—
Change in fair value of derivative liability	47	—
Change in fair value of warrant liability	(2,852)	—
Changes in operating assets and liabilities:
Accounts receivable	(59)	(129)
Inventories	(2,290)	(2,072)
Prepaid expenses and other assets	196	(178)
Other assets	105	—
Accounts payable	493	877
Accrued liabilities	104	26
Other liabilities	(135)	—
Net cash used in operating activities	(17,514)	(11,508)

Cash flows from investing activities:
Purchases of property and equipment	(43)	(99)
Net cash used in investing activities	(43)	(99)

Cash flows from financing activities:
Proceeds from issuance of common stock upon warrant exercises, net of issuance costs	—	8,303
Repayment of finance lease	(25)	(29)
Proceeds from issuance of common stock, prefunded warrants and warrants, net of issuance costs	6,418	9,026
Proceeds from issuance of convertible note payable, net of issuance costs	2,465	—
Repayment of convertible note payable	(1,512)	—
Net cash provided by financing activities	7,346	17,300

Net increase (decrease) in cash and cash equivalents	(10,211)	5,693
Cash and cash equivalents as of beginning of period	13,108	7,415
Cash and cash equivalents as of end of period	$2,897	$13,108

Supplemental disclosure of cash flow information:
Cash paid for interest	$19	$3
Cash paid for income taxes	$2	$2

Noncash Investing and Financing Activities:
Issuance of warrants in connection with December 2022 offering	$10,804	$—
Issuance of warrants in connection with convertible note payable	$1,076	$—
Derivative liability recorded in connection with issuance of convertible note payable	$286	$—
Exchange of convertible preferred stock for common stock	$—	$1,640
Deemed dividend on exchange of convertible preferred stock for common stock	$—	$(1,192)
Issuance of warrants in connection with exchange of preferred stock	$—	$570
Convertible preferred stock dividend	$—	$34
Deferred issuance costs for public offering of common stock in accounts payable	$—	$83

The accompanying notes are an integral part of these consolidated financial statements.

F-6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

1.	Business and Summary of Significant Accounting Policies

WiSA Technologies, Inc formerly known as Summit Wireless Technologies, Inc. (together with its subsidiaries also referred to herein as “we”, “us”, “our”, or the “Company”) was originally formed as a limited liability company in Delaware on July 23, 2010. Our business is to deliver the best-in-class immersive wireless sound technology for intelligent devices and next generation home entertainment systems through the sale of module components to audio companies as well as audio products to resellers and consumers.

NASDAQ Notifications

On June 23, 2022, the Company received a written notification (the “Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it was not in compliance with the minimum bid price requirement for continued listing on the Nasdaq Capital Market, as set forth under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”), because the closing bid price of the Company’s common stock was below $1.00 per share for the previous thirty (30) consecutive business days.

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company was granted 180 calendar days from the date of the Notice, or until December 20, 2022 (the “Compliance Period”), to regain compliance with the Minimum Bid Price Requirement.

The Company’s Common Stock failed to regain compliance with the Minimum Bid Price Requirement as of December 20, 2022. On December 19, 2022, the Company requested an extension of an additional 180 days in which to regain compliance with the Minimum Bid Price Requirement.

On December 21, 2022, the Company received notice (the “Second Notice”) from Nasdaq indicating that, while the Company has not regained compliance with the Minimum Bid Price Requirement, Staff has determined that the Company is eligible for an additional 180-day period, or until June 20, 2023 (the “Second Compliance Period”), to regain compliance.

On January 18, 2023, the Company received notice (the “January 18 Letter”) from the Nasdaq that it had determined that as of January 18, 2023, the Company’s Common Stock had a closing bid price of $0.10 or less for ten consecutive trading days triggering application of Listing Rule 5810(c)(3)(A)(iii) (the “Low Priced Stocks Rule”).

On February 13, 2023, the Company received notice (the “February 13 Letter”) from Nasdaq that it had determined that the Company had cured its bid price deficiency and now complies with the Minimum Bid Price Requirement, as the closing bid price of the Company’s common stock was at least $1.00 per share for at least a minimum of 10 consecutive business days. The Company also believes that it is also in compliance with the Low Priced Stocks Rule.

On December 21, 2022, the Company received a letter from Nasdaq notifying the Company that it had determined that the Company did not comply with Listing Rule 5635(d) because the Company’s December 2022 public offering did not meet Nasdaq’s definition of a public offering under Listing Rule IM-5635-3. Nasdaq’s determination was based on the significant discount to the “Minimum Price,” as defined in Nasdaq rules.

The Company had requested a hearing before a Nasdaq panel to appeal the January 18 Letter and to address all outstanding matters, including compliance with the Minimum Bid Price Requirement, the Low Priced Stocks Rule and Nasdaq Listing Rule 5635(d), which hearing is scheduled for March 9, 2023. As a result of the February 13 Letter, the Company only need to address its compliance with the Nasdaq Listing Rule 5635(d) in the hearing. While the appeal process is pending, the suspension of trading of the Company’s Common Stock will be stayed and our Common Stock will continue to trade on Nasdaq until the hearing process concludes and the Panel issues a written decision.

F-7

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

1.	Business and Summary of Significant Accounting Policies, continued

Strategic Advisor

During the third quarter of 2022, the Company retained a strategic advisor to explore strategic opportunities specifically involving the Company’s intellectual property. Potential strategic opportunities that may be explored or evaluated as part of this process include the potential for capital raising transactions, an acquisition, sale of assets, including substantially all of the Company’s assets, merger, business combination, partnership, joint venture, licensing and/or another strategic alternative. Despite the Company’s efforts to identify and evaluate potential strategic transactions, the process may not result in any definitive offer to consummate a strategic transaction, or, if we receive such a definitive offer, the terms may not be as favorable as anticipated or may not result in the execution or approval of a definitive agreement.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include all adjustments necessary for the fair presentation of the Company’s financial position, results of operations and cash flows for the periods presented. The consolidated financial statements reflect the accounts of WISA Technologies, Inc. and its wholly-owned subsidiaries, WISA Technologies Korea, LTD, a Korean limited company, which was established in September 2022, and WiSA, LLC, a Delaware limited liability company. All intercompany balances and transactions are eliminated.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Reclassification

Certain reclassifications have been made to prior periods’ consolidated financial statements to conform to the current period presentation. These reclassifications did not result in any change in previously reported net loss, total assets or stockholders’ equity.

Concentration of Credit Risk and Other Risks and Uncertainties

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. Cash and cash equivalents are deposited in demand and money market accounts at one financial institution. At times, such deposits may be in excess of insured limits. The Company has not experienced any losses on its deposits of cash and cash equivalents.

The Company’s accounts receivable are derived from revenue earned from customers located throughout the world. The Company performs credit evaluations of its customers’ financial condition and may, in certain circumstances, require full or partial payment in advance of shipping. As of December 31, 2022 and December 31, 2021, there was no allowance for doubtful accounts. As of December 31, 2022, the Company had two customers accounting for 62% and 12% of accounts receivable. As of December 31, 2021, the Company had two customers accounting for 35% and 27% of accounts receivable. The Company had four customers accounting for 19%, 18%, 11% and 10% of its net revenue for the year ended December 31, 2022. The Company had three customers accounting for 27%, 17% and 14% of its net revenue for the year ended December 31, 2021.

F-8

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

1.	Business and Summary of Significant Accounting Policies, continued

The Company’s future results of operations involve a number of risks and uncertainties. Factors that could affect the Company’s future operating results and cause actual results to vary materially from expectations include, but are not limited to, rapid technological change, continued acceptance of the Company’s products, competition from substitute products and larger companies, protection of proprietary technology, strategic relationships and dependence on key individuals.

The Company relies on sole-source suppliers to manufacture some of the components used in its product. The Company’s manufacturers and suppliers may encounter problems during manufacturing due to a variety of reasons, any of which could delay or impede their ability to meet demand. The Company is heavily dependent on a single contractor in China for assembly and testing of its products, a single contractor in Japan for the production of its transmit semiconductor chip and a single contractor in China for the production of its receive semiconductor chip.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoice amount and are generally not interest bearing. The Company reviews its trade receivables aging to identify specific customers with known disputes or collection issues. The Company exercises judgment when determining the adequacy of these reserves as it evaluates historical bad debt trends and changes to customers’ financial conditions. Uncollectible receivables are recorded as bad debt expense when all efforts to collect have been exhausted and recoveries are recognized when they are received. As of December 31, 2022 and 2021, there was no allowance for doubtful accounts.

Fair Value of Financial Instruments

Carrying amounts of certain of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, prepaid expenses and other current assets, accounts payable and accrued liabilities approximate fair value due to their relatively short maturities. The carrying value of the Company’s borrowings and capital lease liabilities approximates fair value based upon borrowing rates currently available to the Company for loans and capital leases with similar terms. The Company’s Warrant liability and Derivative liability are the only financial instruments that are adjusted to fair value on a recurring basis.

Inventories

Inventories, principally purchased components, are stated at the lower of cost or net realizable value. Cost is determined using an average cost, which approximates actual cost on a first-in, first-out basis. Inventory in excess of salable amounts and inventory which is considered obsolete based upon changes in existing technology is written off. At the point of loss recognition, a new lower cost basis for that inventory is established and subsequent changes in facts and circumstances do not result in the restoration or increase in the new cost basis.

Deferred Offering Costs

Deferred offering costs, consisting of legal, accounting and filing fees relating to public offerings, are capitalized. The deferred offering costs will be offset against public offering proceeds upon the effectiveness of an offering. In the event that an offering is terminated, deferred offering costs will be expensed. As of December 31, 2022 and 2021, the Company had capitalized $206,000 and $83,000, respectively, of deferred offering costs in prepaid expenses and other current assets on the consolidated balance sheet.

F-9

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

1.	Business and Summary of Significant Accounting Policies, continued

Property and Equipment, Net

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation of property and equipment is computed using the straight-line method over their estimated useful lives of two to five years. Leasehold improvements and assets acquired under capital lease are amortized on a straight-line basis over the shorter of the useful life or term of the lease. Upon retirement or sale, the cost and related accumulated depreciation are removed from the balance sheet and the resulting gain or loss is reflected in operations. Maintenance and repairs are charged to operations as incurred.

Intangible Assets

Intangible assets consisted of trademarks and are presented at cost, net of accumulated amortization. The intangible assets are amortized using the straight-line method over their estimated useful lives of three years, which approximates the economic benefit. If our underlying assumptions regarding the estimated useful life of an intangible asset change, then the amortization period, amortization expense and the carrying value for such asset would be adjusted accordingly.

Impairment of Long-Lived Assets

The Company evaluates its long-lived assets for indicators of possible impairment by comparison of the carrying amounts to future net undiscounted cash flows expected to be generated by such assets when events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Should an impairment exist, the impairment loss would be measured based on the excess carrying value of the asset over the asset’s fair value or discounted estimates of future cash flows. The Company has not identified any such impairment losses to date.

Convertible Financial Instruments

The Company bifurcates conversion options and warrants from their host instruments and accounts for them as freestanding derivative financial instruments if certain criteria are met. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional, as that term is described under applicable U.S. GAAP.

When the Company has determined that the embedded conversion options and warrants should be bifurcated from their host instruments, discounts are recorded for the intrinsic value of conversion options embedded in the instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the transaction and the effective conversion price embedded in the instrument.

Debt discounts under these arrangements are amortized to interest expense using the interest method over the earlier of the term of the related debt or their earliest date of redemption.

F-10

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

1.	Business and Summary of Significant Accounting Policies, continued

Warrants for Common Shares and Derivative Financial Instruments

Warrants for our shares of common stock and other derivative financial instruments are classified as equity if the contracts (1) require physical settlement or net-share settlement or (2) give the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). Contracts which (1) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the control of the Company), (2) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement), or (3) that contain reset provisions that do not qualify for the scope exception are classified as equity or liabilities. The Company assesses classification of its warrants for shares of common stock and other derivatives at each reporting date to determine whether a change in classification between equity and liabilities is required.

In an equity-classified freestanding financial instrument, as of the date that a down round feature is triggered, the Company measures the fair value of the instrument without the down round feature (that is, before the strike price is reduced) and the fair value of the financial instrument with a strike price that reflects the adjustment from the down round. The incremental difference in the fair value is recorded a deemed dividend. As the Company has an accumulated deficit, the deemed dividend is recorded as a reduction of additional paid-in capital in the consolidated balance sheet. The Company increases the net loss available to common stockholders by the amount of the deemed dividend.

Product Warranty

The Company's products are generally subject to a one year warranty, which provides for the repair, rework, or replacement of products (at the Company's option) that fail to perform within the stated specification. The Company has assessed its historical claims and, to date, product warranty claims have not been significant. The Company will continue to assess if there should be a warranty accrual going forward.

Revenue Recognition

The Company generates revenue primarily from two product categories which include the sale of Consumer Audio Products as well as the sale of Components The Company applies the following five steps: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when a performance obligation is satisfied. The Company considers customer purchase orders to be the contracts with a customer. Revenues, net of expected discounts, are recognized when the performance obligations of the contract with the customer are satisfied and when control of the promised goods are transferred to the customer, typically when products, which have been determined to be the only distinct performance obligations, are shipped to the customer. Expected costs of assurance warranties and claims are recognized as expense.

Taxes assessed by a governmental authority that are both imposed on and concurrent with a specific revenue-producing transaction, that are collected by us from a customer and deposited with the relevant government authority, are excluded from revenue. Our revenue arrangements do not contain significant financing components.

Sales to certain distributors are made under arrangements which provide the distributors with price adjustments, price protection, stock rotation and other allowances under certain circumstances. The Company does not provide its customers with a contractual right of return. However, the Company accepts limited returns on a case-by-case basis. These returns, adjustments and other allowances are accounted for as variable consideration. We estimate these amounts based on the expected amount to be provided to customers and reduce revenue recognized. We believe that there will not be significant changes to our estimates of variable consideration.

If a customer pays consideration, or the Company has a right to an amount of consideration that is unconditional before we transfer a good or service to the customer, those amounts are classified as contract liabilities which are included in other current liabilities when the payment is made or it is due, whichever is earlier.

F-11

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

1.	Business and Summary of Significant Accounting Policies, continued

During the years ended December 31, 2022 and 2021, net revenue consisted of the following:

	For The Year Ended December 31,
(in thousands)	2022	2021
Components	$2,315	$5,504
Consumer Audio Products	1,050	1,037
Total	$3,365	$6,541

Contract Balances

We receive payments from customers based on a billing schedule as established in our contracts to partially offset prepayments required by our vendors on long lead time materials. Amounts collected prior to the fulfillment of the performance obligation are considered contract liabilities and classified as customer advances within accrued liabilities on the consolidated balance sheets. Contract assets are recorded when we have a conditional right to consideration for our completed performance under the contracts. Accounts receivables are recorded when the right to this consideration becomes unconditional. We do not have any material contract assets as of December 31, 2022 and 2021.

	December 31,	December 31,
(in thousands)	2022	2021
Contract liabilities	$44	$—

Revenue by Geographic Area

In general, revenue disaggregated by geography (See Note 10) is aligned according to the nature and economic characteristics of our business and provides meaningful disaggregation of our results of operations. Since we operate in one segment, all financial segment and product line information can be found in the consolidated financial statements.

Practical Expedients and Exemptions

As part of our adoption of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers, we elected to use the following practical expedients: (i) not to adjust the promised amount of consideration for the effects of a significant financing component when we expect, at contract inception, that the period between our transfer of a promised product or service to a customer and when the customer pays for that product or service will be one year or less; (ii) to expense costs as incurred for costs to obtain a contract when the amortization period would have been one year or less; (iii) not to assess whether promised goods or services are performance obligations if they are immaterial in the context of the contract with the customer.

In addition, we do not disclose the value of unsatisfied performance obligations for contracts with an original expected length of one year or less.

F-12

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

1.	Business and Summary of Significant Accounting Policies, continued

Stock-Based Compensation

The Company measures and recognizes the compensation expense for restricted stock units and restricted stock awards granted to employees and directors based on the fair value of the award on the grant date.

Restricted stock units give an employee an interest in Company stock but they have no tangible value until vesting is complete. Restricted stock units and restricted stock awards are equity classified and measured at the fair market value of the underlying stock at the grant date and recognized as expense over the related service or performance period. The Company elected to account for forfeitures as they occur. The fair value of stock awards is based on the quoted price of our common stock on the grant date. Compensation cost for restricted stock units and restricted stock awards is recognized using the straight-line method over the requisite service period.

Research and Development

Research and development costs are charged to operations as incurred and includes salaries, consulting expenses and an allocation of facility costs.

Advertising Costs

Advertising costs are charged to sales and marketing expenses as incurred. Advertising costs for the years ended December 31, 2022 and 2021 are $1,440,000 and $688,000, respectively.

Comprehensive Loss

Comprehensive loss represents the changes in equity of an enterprise, other than those resulting from stockholder transactions. Accordingly, comprehensive loss may include certain changes in equity that are excluded from net loss. For the years ended December 31, 2022 and 2021, the Company’s comprehensive loss is the same as its net loss.

Foreign Currency

The financial position and results of operations of the Company’s foreign operations are measured using currencies other than the U.S. dollar as their functional currencies. Accordingly, for these operations all assets and liabilities are translated into U.S. dollars at the current exchange rates as of the respective balance sheet date. Expense items are translated using the weighted average exchange rates prevailing during the period. Cumulative gains and losses from the translation of these operations’ financial statements are reported as a separate component of stockholders’ equity, while foreign currency transaction gains or losses, resulting from re-measuring local currency to the U.S. dollar are recorded in the consolidated statements of operations in other expense, net and were not material for the years ended December 31, 2022 and 2021.

Reverse Stock Split

On January 26, 2023 the Company announced that its Board of Directors had approved a 1-for-100 reverse split (the “Reverse Stock Split”) of its common stock that became effective that date. The common stock began trading on a split-adjusted basis on January 27, 2023 under the new CUSIP number 86633R302. All common stock share numbers, warrants to purchase common stock, prices and exercise prices have been retroactively adjusted to reflect the Reverse Stock Split. The par value of the common stock was not adjusted for the Reverse Stock Split.

Net Loss per Common Share

Basic and diluted net loss per common share is presented in conformity with the two-class method required for participating securities. The Company considers all series of convertible preferred stock to be participating securities. Under the two-class method, the net loss attributable to common stockholders is not allocated to the convertible preferred stock as the holders of the convertible preferred stock do not have a contractual obligation to share in the losses of the Company. Under the two-class method, net income would be attributed to common stockholders and participating securities based on their participation rights.

F-13

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

1.	Business and Summary of Significant Accounting Policies, continued

Basic net loss per common share is calculated by dividing the net loss attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period, without consideration for potentially dilutive securities. Diluted net loss per common share is computed by dividing the net loss attributable to common stockholders by the weighted average number of common shares and potentially dilutive common share equivalents outstanding for the period determined using the treasury-stock and if-converted methods. For purposes of the diluted net loss per common share calculation, Series A 8% Senior Convertible Preferred Stock, (“Series A Preferred Stock”), warrants exercisable for common stock, restricted stock units and shares issuable upon the conversion of convertible notes payable are considered to be potentially dilutive securities.

For the year ended December 31, 2022, warrants to purchase 1,253,115 shares of common stock, 14,107 shares of restricted stock, 2,778 shares of restricted stock issued under an inducement grant and 5,861 shares underlying restricted stock units have been excluded from the calculation of net loss per common share because the inclusion would be antidilutive.

Income Taxes

Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences, and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is “more-likely-than-not” that some portion or all of the deferred tax assets will not be realized. The Company has recognized valuation allowances against its deferred tax assets as of December 31, 2022 and 2021. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The Company uses a comprehensive model for recognizing, measuring, presenting, and disclosing in the consolidated financial statements tax positions taken or expected to be taken on a tax return. A tax position is recognized as a benefit only if it is “more-likely-than-not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more-likely-than-not” test, no tax benefit is recorded. The Company recognizes interest accrued and penalties related to unrecognized tax benefits in tax expense. During the years ended December 31, 2022 and 2021, the Company recognized no interest and penalties.

Recently Adopted Accounting Pronouncements

Adoption of Accounting Standards Codification (“ASC”) 842

The Company adopted Financial Accounting Standards Board’s (“FASB”) Accounting Standards Update (“ASU”) No. 2016-02, Leases (“Topic 842”), as of January 1, 2022, using the modified retrospective approach. The modified retrospective approach provides a method for recording existing leases at the beginning of the period of adoption. In addition, the Company elected the package of practical expedients permitted under the transition guidance within the new standard, which among other things, allowed us to carry forward the historical lease classification and the Company elected the hindsight practical expedient to determine the lease term for existing leases. Adoption of the new standard resulted in the recording of operating lease right-of-use assets of $212,000 and lease liabilities of $327,000, as of January 1, 2022. In addition, the new standard resulted in the recording of an additional $90,000 of property and equipment and the reversal of $58,000 of deferred rent and lease incentive and an increase in shareholders’ equity of $33,000 as required under the new standard. The standard did not have an impact on our consolidated results of operations or cash flows. The comparative information has not been restated and continues to be reported under the accounting standards in effect for those periods.

F-14

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

1.	Business and Summary of Significant Accounting Policies, continued

The effect of the changes made to our consolidated January 1, 2022 balance sheet for the adoption of the new lease standard was as follows (in thousands):

	Balance as of	Adjustments	Balance as of
	December 31, 2021	Due to ASC 842	January 1, 2022
Operating lease right-of-use assets	$—	$212	$212
Property and equipment, net	162	90	252
Total assets	$19,391	$302	$19,693
Operating lease liabilities, current	$—	$148	$148
Operating lease liabilities, non-current	$—	$179	$179
Deferred rent and lease incentive	$58	$(58)	$—
Total liabilities	$3,014	$269	$3,283
Accumulated deficit	$(212,203)	$33	$(212,170)
Total stockholders’ equity	$16,377	$33	$16,410
Total liabilities and stockholders’ equity	$19,391	$302	$19,693

Recently Issued and Not Yet Adopted Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06 “Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity”. This ASU simplifies accounting for convertible instruments by removing major separation models required under current U.S. GAAP. Consequently, more convertible debt instruments will be reported as a single liability instrument and more convertible preferred stock as a single equity instrument with no separate accounting for embedded conversion features. The ASU removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, which will permit more equity contracts to qualify for the exception. The ASU also simplifies the diluted earnings per share (EPS) calculation in certain areas. As an emerging growth company, the Company is allowed to adopt the accounting pronouncement at the same time as non-public business entities. As a result, the Company will adopt the update for its fiscal year beginning after December 15, 2023. The Company is evaluating the impact of this standard on its consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, as amended, which requires the early recognition of credit losses on financing receivables and other financial assets in scope. ASU 2016-13 requires the use of a transition model that will result in the earlier recognition of allowances for losses. The new standard is effective for fiscal years beginning after December 15, 2022. Management is currently evaluating the new standard and its possible impact on the Company’s consolidated financial statements.

We have reviewed other recent accounting pronouncements and concluded they are either not applicable to the business, or no material effect is expected on the consolidated financial statements as a result of future adoption.

F-15

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

2.	Going Concern

The consolidated financial statements of the Company have been prepared on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business. The Company has incurred net operating losses each year since inception. As of December 31, 2022, the Company had cash and cash equivalents of $2.9 million and reported net cash used in operations of $17.5 million during the year ended December 31, 2022. The Company expects operating losses to continue in the foreseeable future because of additional costs and expenses related to research and development activities, plans to expand its product portfolio, and increase its market share. The Company’s ability to transition to attaining profitable operations is dependent upon achieving a level of revenues adequate to support its cost structure.

Based on current operating levels, the Company will need to raise additional funds in the next 12 months by selling additional equity or incurring debt. To date, the Company has funded its operations primarily through sales of its securities in public markets, proceeds from the exercise of warrants to purchase common stock and the sale of convertible notes. Additionally, future capital requirements will depend on many factors, including the rate of revenue growth, the selling price of the Company’s products, the expansion of sales and marketing activities, the timing and extent of spending on research and development efforts and the continuing market acceptance of the Company’s products. These factors raise substantial doubt about the Company’s ability to continue as a going concern for the twelve months from the date of this report.

Management of the Company intends to raise additional funds through the issuance of equity securities or debt. There can be no assurance that, in the event the Company requires additional financing, such financing will be available at terms acceptable to the Company, if at all. Failure to generate sufficient cash flows from operations, raise additional capital and reduce discretionary spending could have a material adverse effect on the Company’s ability to achieve its intended business objectives. As a result, the substantial doubt about the Company’s ability to continue as a going concern has not been alleviated. The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

3.	Balance Sheet Components

Inventories (in thousands):

	December 31,
	2022	2021
Raw materials	$3,043	$2,057
Work in progress	13	1,403
Finished goods	4,014	1,320
Total inventories	$7,070	$4,780

Property and equipment, net (in thousands):

	December 31,
	2022	2021
Machinery and equipment	$691	$965
Leasehold improvements	127	40
Tooling	11	11
Computer software	—	89
Furniture and fixtures	—	15
	829	1,120
Less: Accumulated depreciation and amortization	(655)	(958)
Property and equipment, net	$174	$162

F-16

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

3.	Balance Sheet Components, continued

Depreciation and amortization expense for the years ended December 31, 2022 and 2021 was $122,000 and $79,000, respectively. The cost and accumulated depreciation of assets acquired under capital lease included in machinery and equipment in the above table as of December 31, 2022 were $72,000 and $56,000, respectively. The cost and accumulated depreciation of assets acquired under capital lease included in machinery and equipment in the above table as of December 31, 2021 were $72,000 and $32,000, respectively.

Accrued liabilities (in thousands):

	December 31,
	2022	2021
Accrued vacation	$422	$385
Accrued rebate	215	356
Accrued audit fees	179	191
Accrued lease liability, current portion	169	—
Accrued compensation	136	231
Customer advance	44	—
Accrued legal fees	43	—
Accrued other	424	253
Total accrued liabilities	$1,632	$1,416

4.	Borrowings

Convertible Promissory Note

On August 15, 2022, the Company entered into a Securities Purchase Agreement (the “August Purchase Agreement”), by and between the Company and an institutional investor (the “Investor”), pursuant to which the Company agreed to issue to the Investor a senior secured convertible note in the principal amount of $3,600,000 (the “Convertible Note”) and a warrant (the “ August Warrant”) to purchase up to 20,970 shares of the Company’s common stock, at an exercise price of $99.70 per share (the “Exercise Price”), in consideration for $3,000,000. Pursuant to the August Purchase Agreement, upon the closing of the private placement, pursuant to which Maxim Group LLC (“Maxim”) acted as placement agent (the “Private Placement”), the Company received gross proceeds of $3,000,000. After the deduction of banker fees, commitment fees and other expenses associated with the transaction, the Company received net proceeds of $2,483,000. The Company used the net proceeds primarily for working capital and general corporate purposes.

F-17

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

4.	Borrowings, continued

The Convertible Note matures on August 15, 2024, does not bear interest and ranks senior to the Company’s existing and future indebtedness and is secured to the extent and as provided in the Security Agreements. The Convertible Note is convertible in whole or in part at the option of the Convertible Note Investor into shares of Common stock (the “Conversion Shares”) at the Conversion Price (as defined below) at any time following the date of issuance of the Convertible Note. The Convertible Note defines “Conversion Price” as equal to the lesser of (a) 90% of the average of the five lowest daily VWAPs (as defined in the Convertible Note) during the previous twenty trading days prior to delivery to the Company of the Convertible Note Investor’s applicable notice of conversion (the “Conversion Notice”) and(b) $92.60 (the “Base Conversion Price”). The Base Conversion Price is subject to full ratchet antidilution protection, subject to a floor conversion price of $0.50 per share (the “Floor Price”), a limitation required by the rules and regulations of Nasdaq, and certain exceptions upon any subsequent transaction at a price lower than the Base Conversion Price then in effect and standard adjustments in the event of stock dividends, stock splits, combinations or similar events; provided that in the event the Conversion Price equals the Floor Price, the Company is required to pay the Convertible Note Investor a cash amount determined pursuant to a formula in the Convertible Note, and provided further that the Floor Price will not apply in the event that the Company obtains Stockholder Approval (as defined in the August Purchase Agreement) in accordance with Nasdaq rules. At any time after the closing date of the Private Placement, in the event that the Company issues or sells any shares of common stock or common stock Equivalents (as defined in the Convertible Note), subject to certain exceptions, at an effective price per share lower than the Base Conversion Price then in effect or without consideration, then the Base Conversion Price shall be reduced to the price per share paid for such shares of common stock or common stock Equivalents. Additionally, upon three days’ written notice to the holder after receipt of a Conversion Notice, in lieu of delivering Conversion Shares, the Company has the right to pay the Convertible Note Investor in cash an amount equal to 105% of the portion of the outstanding principal amount stated in such Conversion Notice. Further, at the Convertible Note Investor’s option, the Convertible Note is convertible into shares of common stock or redeemable for 103% of the portion of the outstanding principal amount to be converted in the event that any transaction causes the Conversion Price to be lower than the Floor Price. Subject to certain exceptions, commencing on the Conversion Trigger Date and for a nine-month period after such date, the Convertible Note Investor may convert only up to an aggregate of $250,000 in outstanding principal amount during any calendar month, provided, that if Stockholder Approval has been obtained, the Convertible Note is in default at the time or the Company meets certain capitalization conditions, such conversion limitation would not apply.

The obligations and performance of the Company under the Convertible Note and the August Purchase Agreement are secured by: (a) a senior lien granted pursuant to security agreements between the Convertible Note Investor and the Company, on (a) all of the assets of the Company (b) a senior lien granted pursuant to trademark security agreements between the Convertible Note Investor and the Company; (c) a senior lien granted pursuant to a patent security agreement between the Convertible Note Investor and the Company on all of the patent assets of the Company; and (d) a pledge of certain securities pursuant to a pledge agreement between the Convertible Note Investor, the Company (such agreements listed in (a)-(d) above, collectively, the “Security Agreements”). The payment and performance obligations of the Company under the Convertible Note and the August Purchase Agreement are guaranteed pursuant to a guaranty by the Company in favor of the Convertible Note Investor.

In connection with the Private Placement, the Company issued warrants to the Convertible Note Investor and Maxim to purchase common shares of 20,970 and 1,944, respectively (see Note 6 – Fair Value Measurements). The sum of the fair value of the warrants, the original issue discount for interest, issuance costs and the derivative liability for the embedded conversion feature for the August 2022 Notes were recorded as debt discounts totaling $2,509,000 to be amortized to interest expense over the respective term using the effective interest method. During the year ended December 31, 2022, the Company recognized $879,000 of interest expense from the amortization of debt discounts. As of December 31, 2022 the net unamortized debt discounts totaled $1,630,000, and the net carrying value of the convertible note payable was $457,000.

In connection with the Private Placement, the Company entered into a placement agency agreement with Maxim (the “Placement Agency Agreement”), and agreed to issue to Maxim, a warrant to purchase up to an aggregate of 1,944 shares of Common Stock (the “Maxim Warrant”) at an exercise price of $99.70 per share, which is exercisable at any time on or after the six-month anniversary of the closing date of the Private Placement and will expire on the fifth (5th) anniversary of its date of issuance.

F-18

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

4.	Borrowings, continued

Effective August 24, 2022, the Company and the Investor agreed to amend Section 3.1(b) of the Convertible Note to provide that the Conversion Price could not be lower than the Floor Price until stockholder approval has been obtained, after which stockholder approval the Floor Price may be reduced to no lower than $0.25, subject to adjustment pursuant to the terms of the August 2022 Note. The changes were effected by cancellation of the Convertible Note and the issuance of a replacement senior secured convertible note (the “New Convertible Note”) to the Investor. The New Convertible Note contains identical terms as the Convertible Note, except for the amendment to the Section 3.1(b).

On November 21, 2022, the Company and Maxim entered into an agreement to amend the Maxim Warrant (the “Maxim Warrant Amendment”). Specifically, the Maxim Warrant Amendment sets forth certain circumstances in which the lock up restrictions to which the Maxim Warrant is subject would not apply. The Maxim Warrant Amendment also clarifies certain limitations with respect to demand registration rights, and provides that Maxim’s piggy-back registration rights expire on the fifth (5th) anniversary of the Maxim Warrant’s date of issuance.

	Convertible
	Promissory Note
	December 31, 2022	December 31, 2021
Convertible note payable	$2,089	$—
Debt discount	(1,632)	—
Net total	$457	$—

The August 2022 Note contains several embedded conversion features. The Company concluded that those conversion features require bifurcation from the Convertible Note and subsequent accounting in the same manner as a freestanding derivative. The Company recognized a derivative liability of $286,000 upon execution of the note agreement and such amount was included in the $2,509,000 of debt discounts noted above. Subsequent changes in the fair value of these conversion features are measured at each reporting period and recognized in the consolidated statement of operations. The Company recognized expense of $47,000 as the change in the fair value of the derivative liability during the year ended December 31, 2022, and the balance of the derivative liability as of December 31, 2022 is $333,000.

On November 28, 2022, the Company entered into a waiver of rights (the “Waiver”) with the Convertible Note Investor, pursuant to which the Convertible Note Investor agreed to waive certain prohibitions under the August Purchase Agreement with respect to the offering of units in December 2022 in exchange for the issuance by the Company, on the closing date of such offering, of an additional number of Series A Warrants and an additional number of Series B Warrants equal to the quotient obtained by dividing $750,000 by the public offering price for the units sold in the offering (such Warrants, the “Waiver Warrants”).

In connection with the public offering the Company consummated on December 1, 2022 (“December 2022 Offering”), the Company issued 53,572 Series A Warrants and 53,572 Series B Warrants to the Convertible Note Investor (See Note 6). The Company’s obligation to issue shares of common stock underlying the Waiver Warrants is expressly conditioned upon stockholder approval of all of the transactions contemplated by the August Purchase Agreement (See Note 11 – Subsequent Events for additional information.)

Additionally, as a result of the December 2022 Offering, the Base Conversion Price was adjusted to the Floor Price.

F-19

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

4.	Borrowings, continued

Payroll Protection Program Note Agreement

On May 3, 2020, we received a loan (the “PPP Loan”) from Wells Fargo Bank, National Association in the aggregate amount of $847,000, pursuant to the Paycheck Protection Program (the “PPP”) under Division A, Title I of the Coronavirus Aid, Relief, and Economic Security Act, which was enacted on March 27, 2020. The PPP Loan was funded on May 7, 2020. The PPP Loan, which is in the form of a PPP promissory note and agreement, dated May 3, 2020 (the “PPP Note Agreement”), had a maturity date of May 3, 2022 and bore interest at a rate of 1.00% per annum. Pursuant to a change in guidance by the U.S. Small Business Administration, the initial monthly payment date of the PPP Note Agreement was deferred from November 1, 2020 to August 18, 2021. The PPP Loan could be prepaid by us at any time prior to maturity with no prepayment penalties. During the third quarter of 2021, the Company received full loan forgiveness for obligations related to the PPP Loan. The Company accounted for the PPP Loan as debt, and the loan forgiveness was accounted for as a debt extinguishment. The amount of loan and interest forgiven totaling $859,000, was recognized as a gain upon debt extinguishment and was reported in the accompanying consolidated statements of operations for the year ended December 31, 2021.

5.	Fair Value Measurements

The Company measures the fair value of financial instruments using a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. Each level of input has different levels of subjectivity and difficulty involved in determining fair value.

●	Level 1 – Inputs used to measure fair value are unadjusted quoted prices that are available in active markets for the identical assets or liabilities as of the reporting date. Therefore, determining fair value for Level 1 investments generally does not require significant judgment, and the estimation is not difficult.

●	Level 2 – Pricing is provided by third-party sources of market information obtained through investment advisors. The Company does not adjust for or apply any additional assumptions or estimates to the pricing information received from its advisors.

●	Level 3 – Inputs used to measure fair value are unobservable inputs that are supported by little or no market activity and reflect the use of significant management judgment. These values are generally determined using pricing models for which the assumptions utilize management’s estimates of market participant assumptions. The determination of fair value for Level 3 instruments involves the most management judgment and subjectivity.

The Company’s financial assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2022 and 2021 by level within the fair value hierarchy, are as follows:

(in thousands)	December 31, 2022
Significant
	Quoted prices	other	Significant
	in active	observable	unobservable
	markets	inputs	inputs
	(Level 1)	(Level 2)	(Level 3)
Liabilities:
Derivative liability	$—	$—	$333
Warrant liabilities	$—	$—	$8,945

F-20

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

5.	Fair Value Measurements, continued

(in thousands)	December 31, 2021
Significant
	Quoted prices	other	Significant
	in active	observable	unobservable
	markets	inputs	inputs
	(Level 1)	(Level 2)	(Level 3)
Liabilities:
Warrant liability	$—	$—	$8

There were no transfers between Level 1, 2 or 3 during the years ended December 31, 2022 or 2021.

Derivative Liability

As described previously in Note 4, the conversion provisions embedded in the Convertible Note require bifurcation and measurement at fair value as a derivative. The fair value was calculated using a Monte Carlo simulation to create a distribution of potential market capitalizations and share prices for the Company on a weekly basis over the assumed period, given the various scenarios. The average value of the Convertible Note was discounted to the valuation date to determine a calibrated discount rate so that the fair value of the Convertible Note was $3 million. The value of the Convertible Note was compared with the value of a hypothetical note with no conversion rights in order to determine the fair value of the conversion feature.

As of December 31, 2021, the Company did not have a derivative liability. The Series A Preferred Stock was exchanged for common stock and warrants during the year ended December 31, 2021, thereby eliminating the conversion feature which gave rise to the derivative. Prior to the exchange, the Company had measured the fair value of the derivative by estimating the fair value of the Series A Preferred Stock as if conversion occurred at the end of the reporting period. The Company calculated the value of the conversion feature using the Fixed Conversion Price of the Series A Preferred Stock, as adjusted to 95% of the volume weighted average price of the common stock for the previous ten trading days constrained by the specified floor price of $30.00. The changes in the fair value of the derivative liability for the years ended December 31, 2022 and 2021 were as follows:

	For the year ended December 31,
(in thousands)	2022	2021
Beginning balance	$—	$387
Additions	286	—
Change in fair value	47	(387)
Ending balance	$333	$—

The changes in fair value of the derivative liability are recorded in change in fair value of derivative liability in the consolidated statements of operations.

F-21

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

5.	Fair Value Measurements, continued

Warrant Liabilities

The following table includes a summary of changes in fair value of the Company’s warrant liabilities measured at fair value using significant unobservable inputs (Level 3) for the years ended December 31, 2022 and 2021:

	For The Year Ended December 31,
(in thousands)	2022	2021
Beginning balance	$8	$8
Additions	11,789	—
Change in fair value	(2,852)	—
Ending balance	$8,945	$8

The changes in fair value of the warrant liabilities are recorded in change in fair value of warrant liability in the consolidated statements of operations.

6.	Convertible Preferred Stock and Stockholders’ Equity

Series A 8% Senior Convertible Preferred Stock

On April 18, 2019, we entered into a Securities Purchase Agreement, dated as of April 18, 2019, with an investor (the “Preferred Investor”) (the “Preferred SPA”), pursuant to which we issued 250,000 shares of our Series A 8% Senior Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”). In connection with the Preferred SPA, the Company also issued to the Preferred Investor a warrant to purchase 128 shares of our common stock.

On June 4, 2021, the Company and the Preferred Investor entered into an exchange agreement pursuant to which the Company exchanged with the Preferred Investor, all outstanding shares of Series A Preferred Stock, for 250,000 shares of common stock and warrants to purchase up to 1,875 shares of common stock. In connection with exchange agreement the Company recorded a deemed dividend of $1,192,000. Immediately following the exchange, the Company no longer had a derivative liability or any preferred stock outstanding.

On August 31, 2022, the Company filed an Elimination of Certificate of Designations of the Preferences, Rights and Limitations of the Series A 8% Senior Convertible Preferred Stock (the “Series A Elimination Certificate”) in order to eliminate and cancel all designations, rights, preferences and limitations of the shares of the Series A 8% Preferred Stock. Prior to the filing of the Series A Elimination Certificate, none of the 1,250,000 authorized shares of Series A Preferred Stock were issued and outstanding, and no shares of Series A Preferred Stock were to be issued subject to the Series A Certificate of Designations. The Series A Elimination Certificate became effective upon its filing with the Secretary of State of the State of Delaware.

As of December 31, 2022, there are no shares of preferred stock issued or outstanding.

Common Stock

Carve-Out Plan

For the three months ended March 31, 2021, 352 shares of restricted stock issued under the Carve-Out Plan (the “Carve-Out Plan”), were released with an intrinsic value of approximately $2,000. No shares were subsequently issued under the Plan.

2018 Long Term Stock Incentive Plan

On January 30, 2018, the Company’s board of directors approved the establishment of the Company’s 2018 Long-Term Stock Incentive Plan (the “LTIP”) and termination of its Carve-Out Plan. Under the LTIP, the aggregate maximum number of shares of common stock (including shares underlying options) that may be issued under the LTIP pursuant to awards of Restricted Shares or Options will be limited to 15% of the outstanding shares of common stock, which calculation shall be made on the first trading day of each new fiscal year; provided that, in any year no more than 8% of the common stock or derivative securitization with common stock underlying 8% of the common stock may be issued in any fiscal year. Thereafter, the 15% evergreen provision governs the LTIP. For fiscal year 2023, up to 108,373 shares of common stock are available for participants under the LTIP as of January 1, 2023. (See Note 11 regarding the amendments to the LTIP.)

F-22

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

6.	Convertible Preferred Stock and Stockholders’ Equity, continued

For the year ended December 31, 2022, 5,404 shares of restricted stock issued under the LTIP, were released with an intrinsic value of approximately $324,000. For the year ended December 31, 2021, 330 shares of restricted stock were released with an intrinsic value of approximately $97,000.

A summary of activity related to restricted stock awards (excluding the deferred shares) for the years ended December 31, 2022 and 2021 is presented below:

		Weighted-Average
Stock Awards	Shares	Grant Date Fair Value
Non-vested as of January 1, 2021	900	$226.00
Granted	6,807	$353.00
Vested	(330)	$231.00
Forfeited	(49)	$308.00
Non-vested as of December 31, 2021	7,328	$343.36
Granted	12,784	$118.30
Vested	(5,404)	$227.96
Forfeited	(601)	$206.26
Non-vested as of December 31, 2022	14,107	$189.45

As of December 31, 2022, the unamortized compensation costs related to the unvested restricted stock awards was approximately $2,033,000 which is to be amortized on a straight-line basis over a weighted-average period of approximately 2.0 years.

2020 Stock Incentive Plan

On July 27, 2020, the board of directors adopted the Company’s 2020 Stock Incentive Plan (the “2020 Stock Plan”) and the reservation of an aggregate of 6,500 shares of the Company’s common stock authorized for issuance under the 2020 Stock Plan, subject to stockholder approval. The 2020 Stock Plan authorizes the grant of equity-based compensation to the Company’s senior managers, employees, directors, consultants, professionals and service providers in the form of stock options, restricted stock and restricted stock units. On July 27, 2020, the Company also granted, subject to stockholder approval, an aggregate of 6,148 restricted stock units to senior managers, employees, directors, consultants. Each of the awards are scheduled to vest on the first, second, and third anniversaries of August 15, 2020, so long as such award recipient remains in service of the Company on each such anniversary. Each restricted stock unit represents the right to receive one share of the Company’s common stock under the 2020 Stock Plan. On October 20, 2020, the Company held the 2020 Annual Meeting of Stockholders and approved the adoption of the 2020 Stock Plan and the reservation of an aggregate of 6,500 shares of the Company’s common stock. In connection with the approval, the Company issued 6,148 restricted stock units to employees, directors and consultants.

F-23

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

6.	Convertible Preferred Stock and Stockholders’ Equity, continued

A summary of activity related to restricted stock units under the Company’s 2020 Stock Plan for the years ended December 31, 2022 and 2021 is presented below:

		Weighted-Average
Stock Units	Shares	Grant Date Fair Value
Non-vested as of January 1,2021	6,309	$229.00
Granted	208	$381.00
Vested	(2,114)	$244.00
Forfeited	—	$—
Non-vested as of December 31, 2021	4,403	$235.74
Granted	—	$—
Vested	(2,104)	$233.65
Forfeited	(138)	$227.00
Non-vested as of December 31, 2022	2,161	$238.33

As of December 31, 2022, the unamortized compensation costs related to the unvested restricted stock units under the Company’s 2020 Stock Plan was approximately $321,000 which is to be amortized on a straight-line basis over a weighted-average period of approximately 0.7 years.

For the year ended December 31, 2022, 2,104 shares of restricted stock units were released under the 2020 Stock Plan with an intrinsic value of approximately $68,000. For the year ended December 31, 2021, 2,114 shares of restricted stock units were released under the 2020 Stock Plan with an intrinsic value of approximately $661,000.

Inducement Grant

On September 13, 2021, the Company issued 3,100 shares of restricted common stock to Eric Almgren, the Company’s Chief Strategist, as an inducement grant (“September 2021 Inducement Grant”). Such shares were issued outside the Company’s LTIP and the 2020 Stock Plan. In accordance with the September 2021 Inducement Grant, 775 shares will vest monthly over a period of 36 months and the remaining 2,325 will vest in 775 increments, upon the achievement of certain company milestones related to the volume weighted average closing price per share of the Company’s common stock, as reported on NASDAQ, for the ten (10) consecutive days in which thresholds of the Company’s market capitalization of $75 million, $100 million and $150 million are achieved. The September 2021 Inducement Grant was valued with an approximate value of $772,000 and is being amortized over 36 months.

On August 24, 2022, the September 2021 Inducement Grant’s vesting milestones related to the Company’s market capitalization were revised to $50 million, $75 million and $100 million. This revision was treated as a modification of the original award and the incremental value recorded was not significant. As of December 31, 2022, the unamortized compensation cost related to the unvested September 2021 Inducement Grant was approximately $440,000 which is being amortized on a straight-line basis over a period of approximately 1.7 years. The Company recorded stock-based compensation of $256,000, related to this grant for the year ended December 31, 2022. As of December 31, 2022, 2,778 shares are unvested. For the year ended December 31, 2022, 258 shares of restricted stock were released under the September 2021 Inducement Grant with an intrinsic value of approximately $14,000.

2022 Plan

On June 21, 2022, the Board of Directors adopted the Company’s Technical Team Retention Plan of 2022 (the “2022 Plan”) and the reservation of an aggregate of 5,000 shares of the Company’s common stock authorized for issuance under the 2022 Plan, subject to stockholder approval. The 2022 Plan authorizes the grant of equity-based compensation, to the Company’s key managers, employees, consultants who provide technical and engineering and related services to the Company, in the form of restricted stock and restricted stock units. On August 19, 2022, the Company held the 2022 Annual Meeting of Stockholders and approved the adoption of the 2022 Plan and the reservation of an aggregate of 5,000 shares of the Company’s common stock. On September 19, 2022, the Company granted, an aggregate of 3,700 restricted stock units to managers, employees, consultants. Each restricted stock unit represents the right to receive one share of the Company’s common stock under the 2022 Plan.

F-24

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

6.	Convertible Preferred Stock and Stockholders’ Equity, continued

A summary of activity related to restricted stock units under the Company’s 2022 Plan for the year ended December 31, 2022 is presented below:

		Weighted-Average
Stock Units	Shares	Grant Date Fair Value
Non-vested as of January 1, 2022	—	$—
Granted	3,700	$52.00
Vested	—	$—
Forfeited	—	$—
Non-vested as of December 31, 2022	3,700	$52.00

As of December 31, 2022, the unamortized compensation cost related to the unvested restricted stock units was approximately $178,000 which is to be amortized on a straight-line basis over a weighted-average period of approximately 3.5 years.

July 2021 Registered Direct Offering

On July 22, 2021, the Company entered into a securities purchase agreement (the “July 22nd Purchase Agreement”) with several accredited investors providing for the issuance of 25,000 shares of the Company’s common stock. Pursuant to the July 22nd Purchase Agreement, the investors purchased all of the securities sold thereby for an aggregate purchase price of $10,000,000. The offering of the securities pursuant to the July 22nd Purchase Agreement was closed on July 27, 2021, with the Company receiving net proceeds of $9,026,000. Maxim acted as the placement agent. The Company paid Maxim Group LLC (“Maxim”) a fee of approximately $800,000, which was equal to 8% of the aggregate purchase price paid by investors placed by Maxim and certain expenses. The July 22nd Purchase Agreement contains customary representations, warranties and agreements of the Company and the investors and customary indemnification rights and obligations of the parties thereto.

ATM Agreements

On December 30, 2021, the Company entered into a Sales Agreement with Maxim (the “2021 Sales Agreement”), pursuant to which the Company may issue and sell shares of its common stock having an aggregate offering price of up to $4,500,000 from time to time through Maxim. The Company terminated the 2021 Sales Agreement on September 13, 2022. No shares of common stock were sold under the 2021 Sales Agreement.

On September 13, 2022, the Company entered into a 2022 Sales Agreement (the “2022 Sales Agreement”) with Maxim, pursuant to which the Company may issue and sell shares of its common stock having an aggregate offering price of up to $4,000,000 from time to time through Maxim (the “ATM Program”). On January 30, 2023, the Company and Maxim agreed to terminate the 2022 Sales Agreement, effective that day. As of the termination of the 2022 Sales Agreement, the Company had not sold any shares of common stock under the ATM Program.

F-25

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

6.	Convertible Preferred Stock and Stockholders’ Equity, continued

December 2022 Best-Efforts Offering

In connection with the consummation of the December 2022 Offering, the Company issued an aggregate of 504,000 units (the “Units”) and 36,000 pre-funded units (the “Pre-Funded Units”) at an effective public offering price of $14.00 per Unit, resulting in net proceeds of approximately $6.4 million. Each Unit consists of (i) one share (the “Shares”) of common stock, par value $0.0001 per share (“Common Stock”), (ii) one Series A Warrant (the “Series A Warrants”), and (iii) one Series B Warrant (the “Series B Warrants” and, together with the Series A Warrants, the “Warrants”), each such Warrant being exercisable from time to time for one Share of the Company’s common stock at an exercise price of $14.00 per share. Each Pre-Funded Unit consists of (i) one pre-funded warrant (the “Pre-Funded Warrants”), each such Pre-Funded Warrant being exercisable from time to time for one Share of the Company’s common stock, (ii) one Series A Warrant and (iii) one Series B Warrant. The Warrants are immediately exercisable for one Share at an exercise price of $14.00 per share, and will expire five (5) years after the date of issuance. The Pre-Funded Warrants were immediately exercisable for one Share at an exercise price of $0.10 per share. The Pre-Funded Warrants were exercised immediately upon the closing of the December 2022 Offering, resulting in the issuance of 36,000 shares of common stock and additional proceeds of $3,600 to the Company.

The Share and accompanying Warrants included in each Unit were issued separately, and the Pre-Funded Warrant and the accompanying Warrants included in each Pre-Funded Unit were issued separately. The Units and Pre-Funded Units have no stand-alone rights and were not issued or certificated.

Subject to certain exemptions outlined in the Warrants, if the Company sells, enters into an agreement to sell, or grants any option to purchase, or sells, enters into an agreement to sell, or grants any right to reprice, or otherwise disposes of or issues (or announces any offer, sale, grant or any option to purchase or other disposition) any shares of Common Stock or any other securities that are at any time convertible into, or exercisable or exchangeable for, or otherwise entitle the holder thereof to receive, Common Stock, at an effective price per share less than the exercise price of the Warrant then in effect, the exercise price of the Warrants will be reduced to equal the effective price per share in such dilutive issuance. The Warrants contain a one-time reset of the exercise price to a price equal to the lesser of (i) the then exercise price and (ii) 100% of the five- day volume weighted average prices for the five (5) trading days immediately preceding the date that is sixty days after issuance of such Warrants. The Warrants are subject to certain call features and, in certain circumstances, may be exercised on a cashless basis.

In connection with the December 2022 Offering, on November 29, 2022, the Company entered into a securities purchase agreement (the “December Purchase Agreement”) with certain institutional investors. Under the December Purchase Agreement, subject to certain exemptions, the Company is prohibited, until ninety (90) days after the closing of the offering, from issuing, entering into any agreement to issue or announcing the issuance or proposed issuance of any shares of common stock or common stock equivalents (as defined in the December Purchase Agreement) or (ii) filing any registration statement or amendment or supplement thereto under the Securities Act of 1933, as amended (the “Securities Act”).

Also in connection with the December 2022 Offering, on November 29, 2022, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with Maxim Group LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as placement agent on a “best efforts” basis in connection with the offering. The Company paid the Placement Agent an aggregate fee equal to 8.0% of the gross proceeds raised in the December 2022 Offering, and a non-accountable expense allowance equal to 1.0% of such gross proceeds. The Company reimbursed the Placement Agent $100,000 for expenses in connection with the December 2022 Offering.

A registration statement on Form S-1 (the “Registration Statement”) relating to the Offering (File No. 333-268085) was initially filed with U.S. Securities and Exchange Commission (the “SEC”) on November 1, 2022, and was declared effective by the SEC on November 29, 2022. The December 2022 Offering was made by means of a prospectus forming a part of the effective Registration Statement.

F-26

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

6.	Convertible Preferred Stock and Stockholders’ Equity, continued

Warrants for Common Shares

The Company has issued warrants to purchase common shares to employees and consultants as compensation for services rendered, as well as, in conjunction with the purchase of common shares in equity and debt transactions. A summary of the warrant activity and related information for the years ended December 31, 2022 and 2021 is provided as follows.

In January 2021, pursuant to the Company’s solicitation of certain warrant holders, such warrant holders agreed to exercise warrants to purchase an aggregate of 12,217 shares of common stock for net proceeds of approximately $2.9 million. In consideration for their exercise of these warrants, for cash, the exercising holders were issued new warrants to purchase up to an aggregate of 385 shares of common stock, at an exercise price of $420.00 per share, which are exercisable for a period of five years. The grant date fair value of those warrants was $567,000, which was recorded as warrant inducement expense and an increase to additional paid-in capital on the accompanying consolidated balance sheet. The fair value of such warrants was determined using the Black-Scholes Model based on the following weighted average assumptions: common stock price on date of grant of $385.00; expected dividend yield of 0.0%; expected volatility of 60.1%; risk-free interest rate of 0.45% and expected life of 5.0 years.

On April 18, 2019, the Company entered into a Securities Purchase Agreement with the Preferred Investor, pursuant to which the Company issued 250,000 shares of our Series A 8% Convertible Preferred Stock (the “Original Securities”). On June 4, 2021, the Company and the Preferred Investor entered into that an exchange agreement pursuant to which the Company exchanged with the Preferred Investor the Original Securities held by the investor for: (i) 2,500 shares of common stock and (ii) warrants to purchase up to 1,875 shares of Common Stock. The warrants will be exercisable for a period of five (5) years and four (4) months. The exercise price with respect to the warrants is $300.00 per share. The exercise price and the number of shares of common stock issuable upon exercise of the warrants are subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change and dilutive issuances. The grant date fair value of those warrants was $570,000, which was recorded as loss on exchange of preferred stock and an increase to additional paid-in capital on the accompanying consolidated balance sheets. The fair value of such warrants was determined using the Black-Scholes Model based on the following weighted average assumptions: common stock price on date of grant of $477.00; expected dividend yield of 0.0%; expected volatility of 60.7%; risk-free interest rate of 0.78% and expected life of 5.4 years.

In June 2021, pursuant to the Company’s solicitation of certain warrant holders, such warrant holders agreed to exercise warrants to purchase an aggregate of 10,000 shares of common stock for net proceeds of approximately $2.3 million. In consideration for their exercise of these warrants, for cash, the exercising holders were issued new warrants to purchase up to an aggregate of 2,500 shares of common stock, at an exercise price of $446.00 per share, which are exercisable for a period of five years. The grant date fair value of those warrants was $579,000, which was recorded as warrant inducement expense and an increase to additional paid-in capital on the accompanying consolidated balance sheet. The fair value of such warrants was determined using the Black-Scholes Model based on the following weighted average assumptions: common stock price on date of grant of $450.00; expected dividend yield of 0.0%; expected volatility of 60.7%; risk-free interest rate of 0.77% and expected life of 5.0 years.

In December 2021, the Company granted a warrant to purchase up to 250 shares of common stock to Lippert/Heilshorn Associates Inc. The warrant has an exercise price of $152.00 per share and are fully vested. The fair value of the warrant at issuance was $21,000. The fair value of the warrant was estimated using the Black-Scholes Model based on the following weighted average assumptions: common share price on date of grant $149.00, expected dividend yield 0%, expected volatility 67%, risk-free interest rate 1.19% and expected life of 5.0 years. The fair value was recorded as professional services with the offset to additional paid-in capital.

In December 2021, the Company granted a warrant to purchase up to 150 shares of common stock to Marketing by Design LLC. The warrant has an exercise price of $152.00 per share and are fully vested. The fair value of the warrant at issuance was $12,000. The fair value of the warrant was estimated using the Black-Scholes Model based on the following weighted average assumptions: common share price on date of grant $149.00, expected dividend yield 0%, expected volatility 67%, risk-free interest rate 1.19% and expected life of 5.0 years. The fair value was recorded as professional services with the offset to additional paid-in capital.

F-27

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

6.	Convertible Preferred Stock and Stockholders’ Equity, continued

In connection with the issuance of the Convertible Note, the Company issued a warrant (“Convertible Note Warrant”) to the investor to purchase up to 20,970 shares of the Company’s common stock, at an exercise price of $99.70 per share (see Note 4 – Borrowings). The Warrant is exercisable immediately and will expire on the fifth (5th) anniversary of its date of issuance and may be exercised on a cashless basis in the event of a fundamental transaction involving the Company or if the resale of the shares of common stock underlying the Warrant is not covered by a registration statement. The Exercise Price is subject to full ratchet antidilution protection, subject to certain price limitations required by Nasdaq rules and regulations and certain exceptions, upon any subsequent transaction at a price lower than the Exercise Price then in effect and standard adjustments in the event of certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate changes.

The grant date fair value of the Convertible Note Warrant was $985,000, which was recorded as debt discount with the offset recorded to warrant liability on the consolidated balance sheets. The Convertible Note Warrant was recorded as a liability due to the potential variability of its exercise price. The fair value of such warrants was determined using the Black-Scholes Model based on the following weighted average assumptions: common stock price on date of grant of $77.00; expected dividend yield of 0.0%; expected volatility of 80.3%; risk-free interest rate of 2.91% and expected life of 5 years.

In connection with the December 2022 Offering, under which warrants to purchase common stock were issued with an exercise price of $14.00 per share, the exercise price of the Convertible Note Warrant was reduced from $99.70 per share to the Floor Price of $50.00 per share as a result of the full ratchet antidilution protection clause in the Convertible Note Warrant.

At December 31, 2022, the fair value of the Convertible Note Warrant was $151,000. The Company determined the fair value of the warrant using the Black-Scholes Model based on the following weighted average assumptions: common stock price on revaluation date of $11.00 ; expected dividend yield of 0.0%; expected volatility of 89%; risk-free interest rate of 3.99% and expected life of 4.7 years. The change in the fair value of the warrant liability was recorded to other income on the consolidated statements of operations.

In connection with the Convertible Note, the Company issued a warrant to Maxim to purchase up to 1,944 shares of the Company’s common stock, at an exercise price of $99.70 per share (see Note 4 – Borrowings). The grant date fair value of such warrants was $91,000, which was recorded as debt discount with the offset recorded to additional paid-in capital on the consolidated balance sheets. The fair value of such warrants was determined using the Black-Scholes Model based on the following weighted average assumptions: common stock price on date of grant of 77.00; expected dividend yield of 0.0%; expected volatility of 80.3%; risk-free interest rate of 2.91% and expected life of 5 years. The Warrant is exercisable at any time on or after the six-month anniversary of the closing date of the Private Placement and will expire on the fifth (5th) anniversary of its date of issuance and may be exercised on a cashless basis in the event that the shares of common stock underlying the warrant are not covered by a registration statement. In addition, the warrant includes a registration rights provision granting Maxim the same registration rights granted to the Convertible Note investor pursuant to the August Purchase Agreement. The exercise price is subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate changes.

In connection with the December 2022 Offering, the Company issued Series A warrants to the December 2022 investors to purchase up to 540,000 shares of the Company’s common stock, at an exercise price of $14.00 per share. The grant date fair value of such warrants was $4,914,000, which was recorded as a liability with the offset recorded to additional paid-in capital on the consolidated balance sheets. The fair value of such warrants at issuance was determined using the Black-Scholes Model based on the following weighted average assumption: common stock price on date of grant of $11.00; expected dividend yield of 0.0%; expected volatility of 89%; risk-free interest rate of 3.68% and expected life of 5 years.

In connection with the December 2022 Offering, the Company issued Series B warrants to the December 2022 investors to purchase up to 540,000 shares of the Company’s common stock, at an exercise price of $14.00 per share. The grant date fair value of such warrants was $4,914,000, which was recorded as a liability with the offset recorded to additional paid-in capital on the consolidated balance sheets. The fair value of such warrants was determined using the Black-Scholes Model based on the following weighted average assumption: common stock price on date of grant of $11.00; expected dividend yield of 0.0%; expected volatility of 89%; risk-free interest rate of 3.68% and expected life of 5 years.

F-28

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

6.	Convertible Preferred Stock and Stockholders’ Equity, continued

In December 2022, the Company issued a Series A Warrant to the Convertible Note Investor to purchase up to 53,572 shares of the Company’s common stock, at an exercise price of $14.00 per share (see Note 4 – Borrowings). The grant date fair value of such warrants was $488,000, which was recorded as a liability with the offset recorded to additional paid-in capital on the consolidated balance sheets. The fair value of such warrants was determined using the Black-Scholes Model based on the following weighted average assumption: common stock price on date of grant of $11.00; expected dividend yield of 0.0%; expected volatility of 89%; risk-free interest rate of 3.68% and expected life of 5 years.

In December 2022, the Company issued a Series B Warrant to the Convertible Note Investor to purchase up to 53,572 shares of the Company’s common stock, at an exercise price of $14.00 per share (see Note 4 – Borrowings). The grant date fair value of such warrants was $488,000, which was recorded as a liability with the offset recorded to additional paid-in capital on the consolidated balance sheets. The fair value of such warrants was determined using the Black-Scholes Model based on the following weighted average assumption: common stock price on date of grant of $11.00; expected dividend yield of 0.0%; expected volatility of 89%; risk-free interest rate of 3.68% and expected life of 5 years.

Information regarding warrants for common stock outstanding and exercisable as of December 31, 2022 is as follows:

	Warrants	Weighted Average	Warrants
Exercise	Outstanding as of	Remaining	Exercisable as of
Price	December 31, 2022	Life (years)	December 31, 2022
$14.00	1,187,145	4.92	1,080,001
$50.00	20,971	4.62	20,971
$99.70 - $261.00	18,434	2.64	16,390
$300.00 - $980.00	24,799	2.60	24,799
$1,580.00 - $12,500.00	1,766	0.29	1,766
$31.55	1,253,115	4.83	1,143,927

*Weighted Average

During the year ended December 31, 2022, other than the exercise of the Pre-Funded Warrants described Note 6 – December 2022 Offering, warrant holders did not exercise any warrants to purchase common stock.

Warrants exercisable as of December 31, 2022 exclude warrants to purchase 100 shares of common stock issued to a marketing firm, which vest upon the achievement of certain milestones, warrants to purchase 1,944 shares of common stock issued to Maxim which will become exercisable on February 15, 2023, and warrants to purchase 107,144 shares of common stock issued to a Convertible Note Investor that require shareholder approval prior to being exercisable (see Note 11 - Approval of Transactions Related to August 2022 Purchase Agreement). Additionally, warrants to purchase 207 shares of common stock which are shown above with a price of $1,580.00 are pre-funded warrants under which the holder must only pay $20.00 per share to complete the exercise.

F-29

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

6.	Convertible Preferred Stock and Stockholders’ Equity, continued

Information regarding warrants for common stock outstanding and exercisable as of December 31, 2021 is as follows:

	Warrants	Weighted Average	Warrants
Exercise	Outstanding as of	Remaining	Exercisable as of
Price	December 31, 2021	Life (years)	December 31, 2021
$152.00 - $390.00	35,397	3.56	35,297
$420.00 - $980.00	5,891	4.01	5,891
$1,580.00 - $1,750.00	956	1.06	956
$2,480.00 - $9,900.00	2,251	1.13	2,251
$10,800.00 - $12,500.00	504	0.90	504
$735.58	44,999	3.44	44,899

*Weighted Average

Warrants exercisable as of December 31, 2021 exclude a warrant to purchase 100 shares of common stock issued to a marketing consulting firm. Such warrant will vest in two tranches upon the achievement of certain milestones. Additionally, warrants to purchase 207 shares of common stock which are shown above with a price of $1,580.00 are Pre-Funded Warrants under which the holder must only pay $20.00 per share to complete the exercise.

7.	Income Taxes

The domestic and foreign components of loss before provision for income taxes for the years ended December 31, 2022 and 2021 were as follows:

(in thousands)	2022	2021
Domestic	$(16,149)	$(11,818)
Foreign	—	—
Total	$(16,149)	$(11,818)

The following represent components of the income tax expense for the years ended December 31, 2022 and 2021:

	Year Ended	Year Ended
	December 31,	December 31,
(in thousands)	2022	2021
Current:
Federal	$—	$—
State	2	2
Foreign	—	—
Total current provision for income taxes	$2	$2
Deferred:
Federal	—	—
State	—	—
Foreign	—	—
Total deferred provision for income taxes	—	—
Total	$2	$2

F-30

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

7.	Income Taxes, continued

Tax effects of temporary differences that give rise to significant portions of the Company’s deferred tax assets at December 31, 2022 and 2021 are presented below:

	Year Ended	Year Ended
	December 31,	December 31,
	2022	2021
Deferred tax assets:
Net operating loss	$17,664	$13,846
Accruals and reserves	201	142
Amortization of intangible assets	2,196	1,283
Stock based compensation	758	—
Lease liability	53	—
Other	—	355
Gross deferred tax assets	20,872	15,626
Valuation allowance	(20,762)	(15,564)
Total deferred tax assets	110	62
Deferred tax liabilities:
Prepaid expenses	(62)	(62)
Right-of-use assets	(33)	—
Other	(15)	—
Total deferred tax liabilities	(110)	(62)
Net deferred tax assets	$—	$—

The Company’s accounting for deferred taxes involves the evaluation of a number of factors concerning the realizability of the Company’s net deferred tax assets. The Company primarily considered such factors as the Company’s history of operating losses; the nature of the Company’s deferred tax assets and the timing, likelihood and amount, if any, of future taxable income during the periods in which those temporary differences and carryforwards become deductible. At present, the Company does not believe that it is “more-likely-than-not” that the deferred tax assets will be realized; accordingly, a full valuation allowance was maintained, and no deferred tax assets were shown in the accompanying consolidated balance sheets. The valuation allowance increased by $5,198,000 and $3,115,000 during the years ended December 31, 2022 and 2021, respectively.

On March 27, 2020, the U.S. enacted the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The CARES Act includes provisions relating to refundable payroll tax credits, net operating loss carryback periods, alternative minimum tax credit refunds, modifications to the net interest deduction limitations and technical corrections to the tax depreciation methods for qualified improvement property. On December 21, 2020, the U.S. Congress passed the Consolidation Appropriations Act, 2021 (the “CAA Act”). The tax provisions under the CARES Act and CAA Act, do not have a material impact on the consolidated financial statements given the existence of a full valuation allowance.

The CARES Act established the Paycheck Protection Program (the “PPP Loan”). Under the terms of the CARES Act, PPP loan recipients can apply for and be granted forgiveness for all or a portion of the loan granted under the PPP Loan. On May 3, 2020, the Company received the PPP loan from Wells Fargo Bank. During the third quarter of 2021, the full amount of the PPP Loan was forgiven. The CARES Act specifically requires taxpayers to exclude canceled indebtedness from gross income, and, accordingly, the debt forgiveness amount was treated as nontaxable.

On June 29, 2020, California Assembly Bill 85 (“AB 85”) was signed into law, which suspends the use of California net operating losses and limits the use of California research tax credits for tax years beginning in 2020 and before 2023. However, on February 9, 2022 California Senate Bill 113 (“SB 113”) was signed into law and removed the limitation on the net operating losses and credits for the 2022 year and allows, after taxable years beginning on or after January 1, 2022, the ability to utilize net operating losses and credits. These changes did not have a significant impact on the consolidated financial statements.

F-31

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

7.	Income Taxes, continued

As of December 31, 2022, the Company had federal net operating loss carryforwards of $61,968,000. The federal net operating loss carryforwards will carryforward indefinitely but are subject to the 80% taxable income limitation.

As of December 31, 2022, the Company had state net operating loss carryforwards of $60,756,000 which will begin to expire in 2038.

Utilization of the Company’s net operating losses and credit carryforwards may be subject to annual limitations in the event of a Section 382 ownership change. Such future limitations could result in the expiration of net operating losses and credit carryforwards before utilization as a result of such an ownership change.

Provision for income taxes for the years ended December 31, 2022 and 2021 differed from the amounts computed by applying the statutory federal income tax rate of 21% to the loss before provision for income taxes as a result of the following:

	Year Ended December 31,
	2022	2021
Effective tax rate reconciliation:
Income tax provision at statutory rate	21.0%	21.0%
State taxes, net of federal benefit	—	—
Other permanent differences	3.5	(8.0)
Change in valuation allowance	(24.5)	(20.2)
Provision for income taxes	—%	—%

Tax positions are evaluated in a two-step process. The Company first determines whether it is “more-likely-than-not” that a tax position will be sustained upon examination. If a tax position meets the “more-likely-than-not” recognition threshold it is then measured to determine the amount of benefit to recognize in the consolidated financial statements. The tax position is measured as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. The aggregate changes in the balance of gross unrecognized tax benefits, which excludes interest and penalties, for the years ended December 31, 2022 and 2021 is zero.

The Company has not incurred any material tax interest or penalties as of December 31, 2022. The Company does not anticipate any significant change within 12 months of this reporting date of its uncertain tax positions. The Company is subject to taxation in the United States and various state jurisdictions. There are no ongoing examinations by taxing authorities at this time. The Company’s various tax years 2018 through 2022 remain open for examination by the federal and state authorities for three and four years, respectively, from the date of utilization of any net operating loss carryforwards.

The Company recognizes interest and penalties related to uncertain tax positions in the provision for income taxes. As of December 31, 2022 and 2021, the Company has not accrued any penalties or interest related to uncertain tax positions.

8.	Commitments and Contingencies

Operating Leases

The Company leases office space under a non-cancellable operating lease that expires in January 2024 and has an option to renew this lease, with renewal rates to be negotiated. Operating lease rentals are expensed on a straight-line basis over the life of the lease beginning on the date we take possession of the property. At lease inception, we determine the lease term by assuming the exercise of those renewal options that are reasonably assured. The exercise of lease renewal options is at our sole discretion. The lease term is used to determine whether a lease is financing or operating and is used to calculate straight-line rent expense. Additionally, the depreciable life of leasehold improvements is limited by the expected lease term. Leases with an initial term of 12 months or less are not recorded on the consolidated balance sheets; we recognize lease expense for these leases on a straight-line basis over the lease term.

F-32

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

8.	Commitments and Contingencies, continued

The following table reflects our lease assets and our lease liabilities at December 31, 2022 (in thousands):

	December 31,	January 1,
	2022	2022
Assets:
Operating lease right-of-use assets	$120	$212

Liabilities:
Operating lease liabilities, current	$154	$148
Operating lease liabilities, non-current	$39	$179

Operating lease right-of-use assets are included in other assets. Operating lease liabilities, current, are included in accrued liabilities and Operating lease liabilities, non-current, are include in other liabilities on the consolidated balance sheets.

Lease Costs:

The components of lease costs were as follows (in thousands):

Year Ended
December 31, 2022
Operating lease cost	$100
Short term lease cost	43
Total lease cost	$143

As of December 31, 2022, the maturity of operating lease liabilities was as follows (in thousands):

2023	173
2024	29
Total lease payments	202
Less: Interest	(9)
Present value of lease liabilities	$193

Lease Term and Discount Rate:

December 31, 2022
Weighted-average remaining lease term (in years)	1.1
Weighted-average discount rate	8.0%

Other Information:

Supplemental cash flow information related to leases was as follows (in thousands):

Year Ended
December 31, 2022
Operating cash outflows from operating leases	$153

F-33

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

8.	Commitments and Contingencies, continued

Finance Lease

During August 2020, the Company entered into a lease agreement for equipment under a finance lease with a term of 36 months. The equipment under the lease is collateral for the agreement and is included within property and equipment, net on the consolidated balance sheets.

Future minimum lease commitments for the finance lease as of December 31, 2022 are as follows (in thousands):

Payments due in:
Year ending December 31, 2023	$15
Total minimum lease payments	15
Less: Amounts representing interest	—
Present value of capital lease obligations	15
Other liabilities	$—

Obligations under the finance lease are included in accrued liabilities and other liabilities on the consolidated balance sheets.

Management Team Retention Bonus

On September 1, 2022, the “Company adopted its Management Team Retention Bonus Plan (the “Retention Plan”), to incentivize certain management level employees (the “Managers”) to remain intact through and shortly following a potential “Change of Control” (as defined in the Retention Plan). The aggregate Retention Plan bonus amounts for all Managers is $1,250,000.

The Retention Plan provides that each Manager is eligible to receive a lump sum cash amount under the Retention Plan, on the earlier of the six-month anniversary of the date of a Change of Control or at the time of such Manager’s involuntary termination other than for “Cause” (as defined in the Retention Plan) or termination for “Good Reason” (as defined in the Retention Plan). The Retention Plan will terminate upon the earlier of June 30, 2023 if a Change of Control has not occurred by such date or upon the payment of all Retention Bonus Amounts. As of December 31, 2022, no accrual has been made under the Retention Plan.

Contingencies

In the normal course of business, the Company may become involved in legal proceedings. The Company will accrue a liability for such matters when it is probable that a liability has been incurred and the amount can be reasonably estimated. When only a range of a possible loss can be established, the most probable amount in the range is accrued. If no amount within this range is a better estimate than any other amount within the range, the minimum amount in the range is accrued. The accrual for a litigation loss contingency might include, for example, estimates of potential damages, outside legal fees and other directly related costs expected to be incurred.

The Company’s management does not believe that any such matters, individually or in the aggregate, will have a materially adverse effect on the Company’s consolidated financial statements.

F-34

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

9.	Related Parties

Helge Kristensen

Mr. Kristensen has served as a member of the Company’s board of directors since 2010. Mr. Kristensen serves as vice president of Hansong Technology, an original device manufacturer of audio products based in China, president of Platin Gate Technology (Nanjing) Co. Ltd, a company with focus on service-branding in lifestyle products as well as pro line products based in China and co-founder and director of Inizio Capital, an investment company based in the Cayman Islands.

For the years ended December 31, 2022 and 2021, Hansong Technology purchased modules from the Company of approximately $361,000 and $497,000, respectively, and made payments to the Company of approximately $191,000 and $510,000, respectively. At December 31, 2022 and 2021, Hansong Technology owed the Company approximately $170,000 and $0, respectively.

For the years ended December 31, 2022 and 2021, Hansong Technology sold speaker products to the Company of approximately $1,891,000 and $1,645,000, respectively, and the Company made payments to Hansong Technology of approximately $1,831,000 and $1,060,000, respectively. At December 31, 2022 and 2021, the Company owed Hansong Technology approximately $874,000 and $790,000, respectively.

As of December 31, 2022 and 2021, Mr. Kristensen owned less than 1.0% of the outstanding shares of the Company’s common stock.

David Howitt

Mr. Howitt has served as a member of the Company's board of directors since December 2021. Mr. Howitt is founder and CEO of Meriwether Group LLC, (“Meriwether”), a strategic consulting firm that works with disruptive consumer brands. Meriwether is the manager of Meriwether Accelerators LLC (“Meriwether Accelerators”).

The Company is a party to a professional services agreement with Meriwether Accelerators, dated as of January 15, 2022, pursuant to which, the Company has agreed to pay Meriwether Accelerators (i) $7,500 per month for a period of six months; and (ii) issue 100 shares of common stock for each partnership brought to fruition as a result of Meriwether Accelerators' services and introduction, for up to 400 shares of common stock, which shares will have piggyback registration rights, in consideration for certain licensing services and strategic partnership collaborations to be provided by Meriwether Accelerators as set forth in such agreement. For the year ended December 31, 2022, the Company paid Meriwether Accelerators $45,000. As of December 31, 2022, the Company has not issued any shares of common stock to Meriwether Accelerators under this agreement nor has it recorded any compensation expense related to the issuance of common stock.

As of December 31, 2022 and December 31, 2021, Mr. Howitt owned less than 1.0% of the outstanding shares of the Company's common stock.

F-35

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

10.	Segment Information

The Company operates in one business segment. Our chief decision-maker, the President and Chief Executive Officer, evaluates our performance based on company-wide consolidated results.

Net revenue from customers is designated based on the geographic region to which the product is delivered. Net revenue by geographic region for the years ended December 31, 2022 and 2021 was as follows:

	For the year ended
	December 31,
(in thousands)	2022	2021
Asia Pacific	$1,762	$4,829
North America	515	1,157
Europe	1,088	555
Total	$3,365	$6,541

Substantially all of our long-lived assets are located in the United States.

11.	Subsequent Events

NASDAQ Notifications

On January 18, 2023, the Company received notice (the “January 18 Letter”) that Nasdaq had determined that as of January 18, 2023, the Company’s securities had a closing bid price of $0.10 or less for ten consecutive trading days triggering application of Listing Rule 5810(c)(3)(A)(iii) which states in part: if during any compliance period specified in Rule 5810(c)(3)(A), a company’s security has a closing bid price of $0.10 or less for ten consecutive trading days, the Listing Qualifications Department shall issue a Staff Delisting Determination under Rule 5810 with respect to that security (the “Low Priced Stocks Rule”). As a result, the Staff determined to delist the Company’s securities from Nasdaq, unless the Company timely requests an appeal of the Staff’s determination to a Hearings Panel (the “Panel”), pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series.

The Company requested a hearing before the Panel to appeal the January 18 Letter and to address all outstanding matters, including compliance with the Rule, the Low Priced Stocks Rule and Nasdaq Listing Rule 5635(d). While the appeal process is pending, the suspension of trading of the Company’s common stock will be stayed.

On February 13, 2023, the Company received notice (the “February 13 Letter”) from Nasdaq that it had determined that the Company had cured its bid price deficiency and now complies with the Minimum Bid Price Requirement, as the closing bid price of the Company’s common stock was at least $1.00 per share for at least a minimum of 10 consecutive business days. The Company also believes that it is also in compliance with the Low Priced Stocks Rule.

As a result of the February 13 Letter, the Company now only needs to address the matter concerning the December 2022 Offering and Nasdaq Listing Rule 5635(d) at a hearing before the Panel.

The Company attended a hearing before the Nasdaq panel on March 9, 2023 and is currently waiting for Nasdaq to render a decision.

Approval of Reverse Stock Split

On January 24, 2023, the Company’s stockholders approved an amendment to the Company’s certificate of incorporation, as amended, to effect a reverse stock split of all outstanding shares of common stock by a ratio in the range of one-for-five to one-for-one hundred, to be determined in the sole discretion of the Board of Directors of the Company. On January 24, 2023, the Company’s Board of Directors approved a one-for-one hundred reverse stock split of all outstanding shares of common stock.

On January 26, 2023, the Company announced that its Board of Directors had approved the Reverse Stock Split and it became effective on that date. The common stock began trading on a split-adjusted basis on January 27, 2023.

F-36

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

11.	Subsequent Events, continued

Amendments to 2018 Long-Term Stock Incentive Plan

On January 24, 2023, the Company’s stockholders approved certain amendments to the Company’s 2018 Long-Term Stock Incentive Plan (the “LTIP”) to: (i) increase the annual share limit of common stock that may be issued in any single fiscal year only for the 2023 fiscal year under the LTIP from 8% of the shares of common stock outstanding to 15% of the shares of Common Stock outstanding (which amount equates to the maximum amount that may be issued in the aggregate under the LTIP),; and (ii) permit immediately quarterly calculations based on the number of shares of common stock outstanding as of the first trading day of each fiscal quarter, rather than solely as of the first trading day of the fiscal year.

Approval of Transactions Related to August 2022 Purchase Agreement

On January 24, 2023, the Company’s stockholders approved the transactions related to the August Purchase Agreement which included the issuance of 20% or more of the outstanding shares of common stock upon (i) conversion of the Convertible Note, as amended by the New Convertible Note, (ii) exercise of the August Warrant, and (iii) exercise of the Waiver Warrant.

January 2023 Registered Direct Offering and Concurrent Private Placement

On January 31, 2023, the Company entered into a securities purchase agreement (the “January Purchase Agreement”) with certain institutional investors. Under the January Purchase Agreement, the Company agreed to issue and sell to such investors (i) in a registered direct offering, 201,544 shares of common stock and pre-funded warrants to purchase up to 381,762 shares of Common Stock, at an exercise price of $0.0001 per share of Common Stock, and (ii) in a concurrent private placement, common stock purchase warrants (the “Private Placement Warrants”), exercisable for an aggregate of up to 874,959 shares of common stock, at an exercise price of $10.49 per share of common stock.

The Company received gross proceeds of approximately $6.2 million before deducting placement agent fees and other offering expenses payable by the Company.

In connection with the offering, the Company entered into an amendment (the “Amendment”) to the securities purchase agreement, dated as of November 29, 2022, by and between the Company and certain institutional investors (the “November Purchase Agreement”) approved by a certain investor (the “November Investor”) who purchased at least 50.1% in interest of the shares of Common Stock and the pre-funded warrants to purchase shares of Common Stock, if any, based on the initial subscription amounts under the November Purchase Agreement, pursuant to Section 5.5 of the November Purchase Agreement. Pursuant to the Amendment, Section 4.11 of the November Purchase Agreement, which prohibits the Company’s ability to issue shares of Common Stock or Common Stock Equivalents (as defined in the November Purchase Agreement) or filing any registration statement or amendment or supplement thereto under the Securities Act, until ninety (90) days after the closing date of the transactions contemplated by the November Purchase Agreement, was amended to permit the offering discussed above and the issuance and sale of the securities offered and sold in such offering.

Termination of ATM Program

On January 30, 2023, the Company and Maxim agreed to terminate the 2022 Sales Agreement, effective that day. As of the termination of the 2022 Sales Agreement, the Company had not sold any shares of common stock under the ATM Program.

August 2022 Note Conversions

On February 1, 2023, the holder of the August 2022 Note converted a total principal amount of approximately $708,075 for shares of the Company’s common stock.

F-37

WISA TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	September 30, 2023	December 31, 2022
	(unaudited)	(1)
Assets
Current Assets:
Cash and cash equivalents	$212	$2,897
Accounts receivable	433	273
Inventories	3,169	7,070
Prepaid expenses and other current assets	942	890
Total current assets	4,756	11,130
Property and equipment, net	109	174
Other assets	668	148
Total assets	$5,533	$11,452

Liabilities, Convertible Preferred Stock and Stockholders’ Equity/(Deficit)
Current Liabilities:
Accounts payable	$1,958	$2,042
Accrued liabilities	1,205	1,632
Short-term loan	629	-
Total current liabilities	3,792	3,674
Convertible note payable	—	457
Warrant liabilities	221	8,945
Derivative liability	—	333
Other liabilities	635	39
Total liabilities	4,648	13,448

Commitments and contingencies (Note 8)
Stockholders’ Equity/(Deficit):
Common stock, par value $0.0001; 200,000,000 shares authorized; 6,579,957 and 712,564 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	7	7
Additional paid-in capital	241,557	226,318
Accumulated deficit	(240,679)	(228,321)
Total stockholders’ equity/(deficit)	885	(1,996)
Total liabilities and stockholders’ equity (deficit)	$5,533	$11,452

(1)	The condensed consolidated balance sheet as of December 31, 2022 was derived from the audited consolidated balance sheet as of that date.

Note: Share and per share amounts have been retroactively adjusted to reflect the impact of a 1-for-100 reverse stock split effected in January 2023, as discussed in Note 1.

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-38

WISA TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the three and nine months ended September 30, 2023 and 2022

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue, net	$769	$937	$1,663	$2,449
Cost of revenue	2,438	807	4,786	2,069
Gross profit (deficit)	(1,669)	130	(3,123)	380
Operating Expenses:
Research and development	1,838	1,939	5,664	5,359
Sales and marketing	1,404	1,539	3,787	4,165
General and administrative	1,428	1,400	4,260	3,608
Total operating expenses	4,670	4,878	13,711	13,132
Loss from operations	(6,339)	(4,748)	(16,834)	(12,752)

Interest expense, net	(52)	(173)	(812)	(174)
Change in fair value of warrant liabilities	284	274	6,134	274
Loss on debt extinguishment	—	—	(837)	—
Other expense, net	(4)	(2)	(7)	(7)
Loss before provision for income taxes	(6,111)	(4,649)	(12,356)	(12,659)
Provision for income taxes	—	—	2	2
Net loss	$(6,111)	$(4,649)	$(12,358)	$(12,661)
Net loss - basic and diluted	$(0.97)	$(30.85)	$(2.96)	$(84.55)
Weighted average number of common shares used in computing net loss	6,322,464	150,705	4,179,089	149,751

Note: Share and per share amounts have been retroactively adjusted to reflect the impact of a 1-for-100 reverse stock split effected in January 2023, as discussed in Note 1.

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-39

WISA TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

For the three and nine months ended September 30, 2023 and 2022

(in thousands, except share and per share data)

(unaudited)

	Common Shares		Additional	Accumulated	Stockholders’
	Shares	Amount	Paid-in Capital	Deficit	Equity (Deficit)
Balance as of December 31, 2022	712,564	$7	$226,318	$(228,321)	$(1,996)
Stock-based compensation	—	—	499	—	499
Restricted stock awards cancelled	(43)	—	—	—	—
Issuance of common stock in connection with convertible promissory note	67,500	—	708	—	708
Issuance of common stock in connection with warrant exercise	858,353	—	8,202	—	8,202
Issuance of common stock and warrants, net of offering costs	1,420,513	—	1,271	—	1,271
Net loss	—	—	—	(921)	(921)
Balance as of March 31, 2023	3,058,887	7	236,998	(229,242)	7,763
Stock-based compensation	—	—	481	—	481
Release of vested restricted common stock	71	—	—	—	—
Restricted stock awards cancelled	(96)	—	—	—	—
Issuance of common stock and warrants, net of offering costs	755,922	—	1,048	—	1,048
Issuance of common stock in connection with warrant exercise	1,486,132	—	1,895	—	1,895
Net loss	—	—	—	(5,326)	(5,326)
Balance as of June 30, 2023	5,300,916	7	240,422	(234,568)	5,861
Stock-based compensation	769,041	—	518	—	518
Issuance of common stock in connection with warrant exercise	510,000	—	617	—	617
Net loss	—	—	—	(6,111)	(6,111)
Balance as of September 30, 2023	6,579,957	$7	$241,557	$(240,679)	$885

	Common Shares		Additional	Accumulated	Stockholders’
	Shares	Amount	Paid-in Capital	Deficit	Equity (Deficit)
Balance as of December 31, 2021	158,191	$2	$228,578	$(212,203)	$16,377
ASC842 adoption adjustment	—	—	—	33	33
Stock-based compensation	10,674	—	480	—	480
Release of vested restricted common stock	57	—	—	—	—
Restricted stock awards cancelled	(87)	—	—	—	—
Net loss	—	—	—	(3,904)	(3,904)
Balance as of March 31, 2022	168,835	2	229,058	(216,074)	12,986
Stock-based compensation	300	—	506	—	506
Release of vested restricted common stock	12	—	—	—	—
Restricted stock awards cancelled	(148)	—	—	—	—
Net loss	—	—	—	(4,108)	(4,108)
Balance as of June 30, 2022	168,999	2	229,564	(220,182)	9,384
Stock-based compensation	1,775	—	526	—	526
Release of vested restricted common stock	599	—	—	—	—
Restricted stock awards cancelled	(179)	—	—	—	—
Issuance of warrants in connection with convertible promissory note	—	—	91	—	91
Net loss	—	—	—	(4,649)	(4,649)
Balance as of September 30, 2022	171,194	$2	$230,181	$(224,831)	$5,352

Note: Share amounts have been retroactively adjusted to reflect the impact of a 1-for-100 reverse stock split effected in January 2023, as discussed in Note 1.

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-40

WISA TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the nine months ended September 30, 2023 and 2022

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(12,358)	$(12,661)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	1,498	1,512
Depreciation and amortization	82	91
Amortization of debt discounts	779	156
Change in fair value of warrant liabilities	(6,134)	(274)
Loss on extinguishment of convertible note payable	837	—
Changes in operating assets and liabilities:
Accounts receivable	(160)	(23)
Inventories	3,901	(2,504)
Prepaid expenses and other assets	(149)	53
Other assets	67	79
Accounts payable	(84)	1,074
Accrued liabilities	(319)	(288)
Other liabilities	(61)	(111)
Net cash used in operating activities	(12,101)	(12,896)

Cash flows from investing activities:
Purchases of property and equipment	(50)	(36)
Net cash used in investing activities	(50)	(36)

Cash flows from financing activities:
Repayment of convertible note payable, net of issuance costs	(1,657)	2,483
Repayment of finance lease	(15)	(15)
Proceeds from issuance of common stock and prefunded warrants, net of issuance costs	7,995	—
Proceeds from exercise of warrants	2,545	—
Proceeds from issuance of short-term loan, net of issuance costs	598	—
Net cash provided by financing activities	9,466	2,468

Net decrease in cash and cash equivalents	(2,685)	(10,464)
Cash and cash equivalents as of beginning of period	2,897	13,108
Cash and cash equivalents as of end of period	$212	$2,644

Supplemental disclosure of cash flow information:
Cash paid for interest	$24	$17
Cash paid for income taxes	$2	$2

Noncash Investing and Financing Activities:
Cashless exercise of warrants	$8,191	$—
Issuance of warrants in connection with February 2023 offering	$5,601	$—
Issuance of common stock in connection with convertible promissory note	$708	$—
Record Right-of-Use Assets obtained in exchange for modified operating lease liabilities	$554	$—
Deferred offering costs reclassed from prepaid expenses	$97	$—
Accrual of legal fees for the short-term loan	$10	$—
Issuance of warrants in connection with convertible notes payable	$—	$1,076
Derivative liability recorded in connection with issuance of convertible notes payable	$—	$286

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-41

WISA TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2023 and 2022

(unaudited)

1.	Business and Summary of Significant Accounting Policies

WiSA Technologies, Inc., formerly known as Summit Wireless Technologies, Inc. (together with its subsidiaries also referred to herein as “we”, “us”, “our”, or the “Company”), was originally formed as a limited liability company in Delaware on July 23, 2010. Our business is to deliver the best-in-class immersive wireless sound technology for intelligent devices and next generation home entertainment systems through the sale of module components to audio companies as well as audio products to resellers and consumers.

NASDAQ Notification

On June 23, 2022, the Company received a written notification (the “Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it was not in compliance with the minimum bid price requirement for continued listing on the Nasdaq Capital Market, as set forth under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”), because the closing bid price of the Company’s common stock was below $1.00 per share for the previous thirty (30) consecutive business days. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company was granted 180 calendar days from the date of the Notice, or until December 20, 2022, to regain compliance with the Minimum Bid Price Requirement. On December 21, 2022, Nasdaq granted the Company an additional 180-day period, or until June 20, 2023, to regain compliance with the Minimum Bid Price Requirement.

On January 18, 2023, the Company received notice (the “January 18 Letter”) that Nasdaq had determined that as of January 18, 2023, the Company’s securities had a closing bid price of $0.10 or less for ten consecutive trading days triggering application of Listing Rule 5810(c)(3)(A)(iii) which states in part: if during any compliance period specified in Rule 5810(c)(3)(A), a company’s security has a closing bid price of $0.10 or less for ten consecutive trading days, the Listing Qualifications Department shall issue a Staff Delisting Determination under Rule 5810 with respect to that security (the “Low Priced Stocks Rule”). As a result, the Staff determined to delist the Company’s securities from Nasdaq, unless the Company timely requests an appeal of the Staff’s determination to a Hearings Panel (the “Panel”), pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series.

On February 13, 2023, the Company received notice (the “February 13 Letter”) from Nasdaq that it had determined that the Company had cured its bid price deficiency and now complies with the Minimum Bid Price Requirement, as the closing bid price of the Company’s common stock was at least $1.00 per share for at least a minimum of 10 consecutive business days.

On March 20, 2023, the Staff orally notified us that we were not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires companies listed on Nasdaq to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing (the “Stockholders’ Equity Requirement”). We reported stockholders’ equity (deficit) of ($1,996,000) in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and, as a result, did not satisfy the Stockholders’ Equity Requirement of $2,500,000 pursuant to Listing Rule 5550(b)(1). As of March 31, 2023, we had stockholders’ equity of $7,763,000 and, accordingly, we believe that we had regained compliance with the Stockholders’ Equity Requirement.

On October 5, 2023, we received a written notification from Nasdaq notifying the Company that it was not in compliance with the Minimum Bid Price Requirement, because the closing bid price of the Company’s common stock was below $1.00 per share for the previous thirty (30) consecutive business days. The notification has no immediate effect on the listing of the Common Stock, which will continue to trade uninterrupted on the Nasdaq Capital Market under the ticker “WISA.” Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company has been granted 180 calendar days from the date of the Notice, or until April 2, 2024 (the “Compliance Period”), to regain compliance with the Minimum Bid Price Requirement. If at any time during the Compliance Period, the bid price of the Common Stock closes at or above $1.00 per share for a minimum of ten (10) consecutive business days, Nasdaq will provide the Company with written confirmation of compliance with the Minimum Bid Price Requirement and the matter will be closed.

F-42

WISA TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2023 and 2022

(unaudited)

1.	Business and Summary of Significant Accounting Policies, continued

Reverse Stock Split

On January 24, 2023, the Company held a special meeting of its stockholders, at which its stockholders approved an amendment to the Company’s certificate of incorporation, as amended, to effect a reverse stock split of all of the outstanding shares of common stock at a specific ratio within a range from one-for-five to one-for-one hundred, and to grant authorization to the board of directors to determine, in its sole discretion, the specific ratio and timing of the reverse stock split. On January 24, 2023, the board approved a 1-for-100 reverse stock split (the “Reverse Stock Split”) of our outstanding shares of common stock and authorized the filing of a certificate of amendment to our certificate of incorporation, as amended, with the Secretary of State of the State of Delaware (the “Certificate of Amendment”) to affect the Reverse Stock Split. On January 26, 2023, the Reverse Stock Split was effected and the condensed consolidated financial statements have been retroactively adjusted. All common stock share numbers, warrants to purchase common stock, prices and exercise prices have been retroactively adjusted to reflect the Reverse Stock Split. The common stock began trading on a split-adjusted basis at the start of trading on January 27, 2023. Unless otherwise indicated, the information presented in this Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2023 (the “Report”) gives effect to the Reverse Stock Split.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and pursuant to Article 10 of Regulation S-X of the Securities Act of 1933, as amended (the “Securities Act”). Accordingly, they do not include all of the information and notes required by U.S. GAAP for complete financial statements. These unaudited condensed consolidated financial statements include all normal and recurring adjustments that the Company believes are necessary to fairly state the Company’s financial position and the results of operations and cash flows. Interim period results are not necessarily indicative of results of operations or cash flows for a full year or any subsequent interim period. The condensed consolidated balance sheet as of December 31, 2022 has been derived from audited consolidated financial statements at that date, but does not include all disclosures required by U.S. GAAP for complete financial statements.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Reclassification

Certain reclassifications have been made to prior periods’ condensed consolidated financial statements to conform to the current period presentation. These reclassifications did not result in any change in previously reported net loss, total assets or stockholders’ equity.

F-43

WISA TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2023 and 2022

(unaudited)

1.	Business and Summary of Significant Accounting Policies, continued

Concentration of Credit Risk and Other Risks and Uncertainties

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. Cash and cash equivalents are deposited in demand and money market accounts at one financial institution. At times, such deposits may be in excess of insured limits. The Company has not experienced any losses on its deposits of cash and cash equivalents.

The Company’s accounts receivable are derived from revenue earned from customers located throughout the world. The Company performs credit evaluations of its customers’ financial condition as necessary, and sometimes requires partial payment in advance of shipping. As of September 30, 2023 and December 31, 2022, there was no allowance for doubtful accounts. As of September 30, 2023, the Company had two customers accounting for 78% and 11% of accounts receivable. As of December 31, 2022, the Company had two customers accounting for 62% and 12% of accounts receivable.

The Company had three customers accounting for 40%, 28% and 21% of its net revenue for the three months ended September 30, 2023. The Company had four customers accounting for 22%, 17%, 16% and 15% of its net revenue for the nine months ended September 30, 2023. The Company had three customers accounting for 42%, 16%, and 12% of its net revenue for the three months ended September 30, 2022. The Company had three customers accounting for 20%, 18%, and 16% of its net revenue for the nine months ended September 30, 2022.

The Company’s future results of operations involve a number of risks and uncertainties. Factors that could affect the Company’s future operating results and cause actual results to vary materially from expectations include, but are not limited to, rapid technological change, continued acceptance of the Company’s products, competition from substitute products and larger companies, protection of proprietary technology, strategic relationships and dependence on key individuals.

The Company relies on sole-source suppliers to manufacture some of the components used in its product. The Company’s manufacturers and suppliers may encounter problems during manufacturing due to a variety of reasons, any of which could delay or impede their ability to meet demand. The Company is heavily dependent on a single contractor in China for assembly and testing of its products, a single contractor in Japan for the production of its transmit semiconductor chip and a single contractor in China for the production of its receive semiconductor chip.

Deferred Offering Costs

Deferred offering costs, consisting of legal, accounting and filing fees relating to public offerings, are capitalized. The deferred offering costs will be offset against public offering proceeds upon the effectiveness of an offering. In the event that an offering is terminated, deferred offering costs will be expensed. As of September 30, 2023 and December 31, 2022, the Company had capitalized $210,000 and $206,000, respectively, of deferred offering costs in prepaid expenses and other current assets on the condensed consolidated balance sheet.

F-44

WISA TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2023 and 2022

(unaudited)

1.	Business and Summary of Significant Accounting Policies, continued

Convertible Financial Instruments

The Company bifurcates conversion options and warrants from their host instruments and accounts for them as freestanding derivative financial instruments if certain criteria are met. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional, as that term is described under applicable U.S. GAAP.

When the Company has determined that the embedded conversion options and warrants should be bifurcated from their host instruments, discounts are recorded for the intrinsic value of conversion options embedded in the instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the transaction and the effective conversion price embedded in the instrument.

Debt discounts under these arrangements are amortized to interest expense using the interest method over the earlier of the term of the related debt or their earliest date of redemption.

Warrants for Shares of Common Stock and Derivative Financial Instruments

Warrants for shares of common stock and other derivative financial instruments are classified as equity if the contracts (1) require physical settlement or net-share settlement or (2) give the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). Contracts which (1) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the control of the Company), (2) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement), or (3) that contain reset provisions that do not qualify for the scope exception are classified as liabilities. The Company assesses classification of its warrants for shares of common stock and other derivatives at each reporting date to determine whether a change in classification between equity and liabilities is required.

In an equity-classified freestanding financial instrument, as of the date that a down round feature is triggered, the Company measures the fair value of the instrument without the down round feature (that is, before the strike price is reduced) and the fair value of the financial instrument with a strike price that reflects the adjustment from the down round. The incremental difference in the fair value is recorded a deemed dividend. As the Company has an accumulated deficit, the deemed dividend is recorded as a reduction of additional paid-in capital in the condensed consolidated balance sheet. The Company increases the net loss available to common stockholders by the amount of the deemed dividend. For the three and nine month periods ended September 30, 2023 and 2022, there were no deemed dividends.

Product Warranty

The Company’s products are generally subject to a one-year warranty, which provides for the repair, rework, or replacement of products (at the Company’s option) that fail to perform within the stated specification. The Company has assessed its historical claims and, to date, product warranty claims have not been significant. The Company will continue to assess if there should be a warranty accrual going forward.

F-45

WISA TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2023 and 2022

(unaudited)

1.	Business and Summary of Significant Accounting Policies, continued

Revenue Recognition

The Company generates revenue primarily from two product categories which include the sale of Consumer Audio Products as well as the sale of Components. The Company applies the following five steps: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when a performance obligation is satisfied. The Company considers customer purchase orders to be the contracts with a customer. Revenues, net of expected discounts, are recognized when the performance obligations of the contract with the customer are satisfied and when control of the promised goods are transferred to the customer, typically when products, which have been determined to be the only distinct performance obligations, are shipped to the customer. Expected costs of assurance warranties and claims are recognized as expense.

Taxes assessed by a governmental authority that are both imposed on and concurrent with a specific revenue-producing transaction, that are collected by us from a customer and deposited with the relevant government authority, are excluded from revenue. Our revenue arrangements do not contain significant financing components.

Sales to certain distributors are made under arrangements which provide the distributors with price adjustments, price protection, stock rotation and other allowances under certain circumstances. The Company does not provide its customers with a contractual right of return. However, the Company accepts limited returns on a case-by-case basis. These returns, adjustments and other allowances are accounted for as variable consideration. We estimate these amounts based on the expected amount to be provided to customers and reduce revenue recognized. We believe that there will not be significant changes to our estimates of variable consideration.

If a customer pays consideration, or the Company has a right to an amount of consideration that is unconditional before we transfer a good or service to the customer, those amounts are classified as contract liabilities which are included in other current liabilities when the payment is made or it is due, whichever is earlier.

During the three and nine months ended September 30, 2023 and 2022, net revenue consisted of the following:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
Components	$258	$696	$899	$1,769
Consumer Audio Products	511	241	764	680
Total	$769	$937	$1,663	$2,449

Contract Balances

We receive payments from customers based on a billing schedule as established in our contracts to partially offset prepayments required by our vendors on long lead time materials. Amounts collected prior to the fulfillment of the performance obligation are considered contract liabilities and classified as customer advances within accrued liabilities on the condensed consolidated balance sheets. Contract assets are recorded when we have a conditional right to consideration for our completed performance under the contracts. Accounts receivables are recorded when the right to this consideration becomes unconditional. We do not have any material contract assets as of September 30, 2023 and December 31, 2022.

	September 30,	December 31,
	2023	2022
Contract Liabilities	$12	$44

During the nine months ended September 30, 2023, the Company recognized $44,000 of revenue that was included in the contract balances as of December 31, 2022.

F-46

WISA TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2023 and 2022

(unaudited)

1.	Business and Summary of Significant Accounting Policies, continued

Revenue by Geographic Area

In general, revenue disaggregated by geography (See Note 10) is aligned according to the nature and economic characteristics of our business and provides meaningful disaggregation of our results of operations. Since we operate in one segment, all financial segment and product line information can be found in the condensed consolidated financial statements.

Practical Expedients and Exemptions

As part of our adoption of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers, we use the following practical expedients: (i) not to adjust the promised amount of consideration for the effects of a significant financing component when we expect, at contract inception, that the period between our transfer of a promised product or service to a customer and when the customer pays for that product or service will be one year or less; (ii) to expense costs as incurred for costs to obtain a contract when the amortization period would have been one year or less; (iii) not to assess whether promised goods or services are performance obligations if they are immaterial in the context of the contract with the customer. In addition, we do not disclose the value of unsatisfied performance obligations for contracts with an original expected length of one year or less.

Stock-Based Compensation

The Company measures and recognizes the compensation expense for restricted stock units and restricted stock awards granted to employees and directors based on the fair value of the award on the grant date.

Restricted stock units give an employee an interest in Company stock but they have no tangible value until vesting is complete. Restricted stock units and restricted stock awards are equity classified and measured at the fair market value of the underlying stock at the grant date and recognized as expense over the related service or performance period. The Company elected to account for forfeitures as they occur. The fair value of stock awards is based on the quoted price of our common stock on the grant date. Compensation cost for restricted stock units and restricted stock awards is recognized using the straight-line method over the requisite service period.

Advertising Costs

Advertising costs are charged to sales and marketing expenses as incurred. Advertising costs for the three and nine months ended September 30, 2023 were $238,000 and $511,000, respectively. Advertising costs for the three and nine months ended September 30, 2022 were $300,000 and $704,000, respectively.

Comprehensive Loss

Comprehensive loss represents the changes in equity of an enterprise, other than those resulting from stockholder transactions. Accordingly, comprehensive loss may include certain changes in equity that are excluded from net loss. For the three and nine months ended September 30, 2023 and 2022, the Company’s comprehensive loss is the same as its net loss.

Foreign Currency

The financial position and results of operations of the Company’s foreign operations are measured using currencies other than the U.S. dollar as their functional currencies. Accordingly, for these operations all assets and liabilities are translated into U.S. dollars at the current exchange rates as of the respective balance sheet date. Expense items are translated using the weighted average exchange rates prevailing during the period. Cumulative gains and losses from the translation of these operations’ financial statements are reported as a separate component of stockholders’ equity, while foreign currency transaction gains or losses, resulting from re-measuring local currency to the U.S. dollar are recorded in the condensed consolidated statement of operations in other income (expense), net and were not material for the three and nine months ended September 30, 2023 and 2022.

F-47

WISA TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2023 and 2022

(unaudited)

1.	Business and Summary of Significant Accounting Policies, continued

Net Loss per Common Share

Basic net loss per common share is calculated by dividing the net loss attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period, without consideration for potentially dilutive securities. Diluted net loss per common share is computed by dividing the net loss attributable to common stockholders by the weighted average number of shares of common stock and potentially dilutive common share equivalents outstanding for the period determined using the treasury-stock and if-converted methods. For purposes of the diluted net loss per common share calculation, warrants exercisable for common stock, restricted stock units and shares issuable upon the conversion of convertible notes payable are considered to be potentially dilutive securities.

As of September 30, 2023, warrants to purchase 5,635,290 shares of common stock, 10,386 shares of restricted stock, 2,667 shares of restricted stock issued under an inducement grant and 5,466 shares underlying restricted stock units have been excluded from the calculation of net loss per common share because the inclusion would be antidilutive.

As of September 30, 2022, warrants to purchase 67,028 shares of common stock, 16,775 shares of restricted stock and 2,906 shares of restricted stock issued under an inducement grant and 7,316 shares underlying restricted stock units have been excluded from the calculation of net loss per common share because the inclusion would be antidilutive.

Recently Adopted Accounting Pronouncements.

In June 2016, Financial Accounting Standards Board’s (“FASB”) issued Accounting Standards Update (“ASU”) 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, as amended, which requires the early recognition of credit losses on financing receivables and other financial assets in scope. ASU 2016-13 requires the use of a transition model that will result in the earlier recognition of allowances for losses. The new standard is effective for fiscal years beginning after December 15, 2022. The Company adopted this standard on January 1, 2023, and the adoption did not have any impact on the condensed consolidated financial statements.

Recently Issued and Not Yet Adopted Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06 “Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity”. This ASU simplifies accounting for convertible instruments by removing major separation models required under current U.S. GAAP. Consequently, more convertible debt instruments will be reported as a single liability instrument and more convertible preferred stock as a single equity instrument with no separate accounting for embedded conversion features. The ASU removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, which will permit more equity contracts to qualify for the exception. The ASU also simplifies the diluted earnings per share (EPS) calculation in certain areas. As an emerging growth company, the Company is allowed to adopt the accounting pronouncement at the same time as non-public business entities. As a result, the Company will adopt the update for its fiscal year beginning after December 15, 2023. The Company is evaluating the impact of this standard on its condensed consolidated financial statements.

We have reviewed other recent accounting pronouncements and concluded they are either not applicable to the business, or no material effect is expected on the condensed consolidated financial statements as a result of future adoption.

F-48

WISA TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2023 and 2022

(unaudited)

2.	Going Concern

The condensed consolidated financial statements of the Company have been prepared on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business. The Company has incurred net operating losses each year since inception. As of September 30, 2023, the Company had cash and cash equivalents of $0.2 million and reported net cash used in operations of $12.1 million during the nine months ended September 30, 2023. The Company expects operating losses to continue in the foreseeable future because of additional costs and expenses related to research and development activities, plans to expand its product portfolio, and increase its market share. The Company’s ability to attain profitable operations is dependent upon achieving a level of revenues adequate to support its cost structure.

Based on current operating levels, the Company will need to raise additional funds by selling additional equity or incurring debt. To date, the Company has funded its operations primarily through issuance of equity securities and proceeds from the exercise of warrants to purchase common stock and the sale of debt instruments. Additionally, future capital requirements will depend on many factors, including the rate of revenue growth, the selling price of the Company’s products, the expansion of sales and marketing activities, the timing and extent of spending on research and development efforts and the continuing market acceptance of the Company’s products. These factors raise substantial doubt about the Company’s ability to continue as a going concern for the twelve months from the date of this Report.

Management of the Company intends to raise additional funds through the issuance of equity securities or debt. There can be no assurance that, in the event the Company requires additional financing, such financing will be available at terms acceptable to the Company, if at all. Failure to generate sufficient cash flows from operations, raise additional capital and reduce discretionary spending could have a material adverse effect on the Company’s ability to achieve its intended business objectives. As a result, the substantial doubt about the Company’s ability to continue as a going concern has not been alleviated. The accompanying condensed consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

3.	Balance Sheet Components

Inventories (in thousands):

	September 30,	December 31,
	2023	2022
Raw materials	$656	$3,043
Work in progress	—	13
Finished goods	2,513	4,014
Total inventories	$3,169	$7,070

Property and equipment, net (in thousands):

	September 30,	December 31,
	2023	2022
Machinery and equipment	$741	$691
Leasehold improvements	—	127
Tooling	11	11
	752	829
Less: Accumulated depreciation and amortization	(643)	(655)
Property and equipment, net	$109	$174

F-49

WISA TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2023 and 2022

(unaudited)

3.	Balance Sheet Components, continued

Depreciation and amortization expense for the three months ended September 30, 2023 and 2022 was $18,000 and $31,000, respectively. Depreciation and amortization expense for the nine months ended September 30, 2023 and 2022 was $82,000 and $91,000, respectively.

The cost and accumulated depreciation of assets acquired under finance lease included in machinery and equipment in the above table as of September 30, 2023 were $72,000 and $72,000 respectively.

Accrued liabilities (in thousands):

	September 30,	December 31,
	2023	2022
Accrued vacation	$427	$422
Accrued audit fees	168	179
Accrued rebate	107	215
Accrued legal fees	96	43
Customer advance	12	44
Accrued other	395	424
Accrued compensation	—	136
Accrued lease liability, current portion	—	169
Total accrued liabilities	$1,205	$1,632

4.	Borrowings

Convertible Promissory Note

On August 15, 2022, the Company entered into a Securities Purchase Agreement (the “August Purchase Agreement”), by and between the Company and an institutional investor (the “Convertible Note Investor”), pursuant to which the Company agreed to issue to the Investor a senior secured convertible note in the principal amount of $3,600,000 (the “Convertible Note”) and a warrant (the “August Warrant”) to purchase up to 20,970 shares of the Company’s common stock, at an exercise price of $99.70 per share (the “Exercise Price”), in consideration for $3,000,000. Pursuant to the August Purchase Agreement, upon the closing of the private placement, pursuant to which Maxim Group LLC (“Maxim”) acted as placement agent (the “Private Placement”), the Company received gross proceeds of $3,000,000. After the deduction of banker fees, commitment fees and other expenses associated with the transaction, the Company received net proceeds of $2,483,000. The Company used the net proceeds primarily for working capital and general corporate purposes.

F-50

WISA TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2023 and 2022

(unaudited)

4.	Borrowings, continued

The Convertible Note matures on August 15, 2024, does not bear interest and ranks senior to the Company’s existing and future indebtedness and is secured to the extent and as provided in the Security Agreements. The Convertible Note is convertible in whole or in part at the option of the Convertible Note Investor into shares of Common stock (the “Conversion Shares”) at the Conversion Price (as defined below) at any time following the date of issuance of the Convertible Note. The Convertible Note defines “Conversion Price” as equal to the lesser of (a) 90% of the average of the five lowest daily VWAPs (as defined in the Convertible Note) during the previous twenty trading days prior to delivery to the Company of the Convertible Note Investor’s applicable notice of conversion (the “Conversion Notice”) and (b) $92.60 (the “Base Conversion Price”). The Base Conversion Price is subject to full ratchet antidilution protection, subject to a floor conversion price of $0.50 per share (the “Floor Price”), a limitation required by the rules and regulations of Nasdaq, and certain exceptions upon any subsequent transaction at a price lower than the Base Conversion Price then in effect and standard adjustments in the event of stock dividends, stock splits, combinations or similar events; provided that in the event the Conversion Price equals the Floor Price, the Company is required to pay the Convertible Note Investor a cash amount determined pursuant to a formula in the Convertible Note, and provided further that the Floor Price will not apply in the event that the Company obtains Stockholder Approval (as defined in the August Purchase Agreement) in accordance with Nasdaq rules. At any time after the closing date of the Private Placement, in the event that the Company issues or sells any shares of common stock or common stock Equivalents (as defined in the Convertible Note), subject to certain exceptions, at an effective price per share lower than the Base Conversion Price then in effect or without consideration, then the Base Conversion Price shall be reduced to the price per share paid for such shares of common stock or common stock Equivalents. Additionally, upon three days’ written notice to the holder after receipt of a Conversion Notice, in lieu of delivering Conversion Shares, the Company has the right to pay the Convertible Note Investor in cash an amount equal to 105% of the portion of the outstanding principal amount stated in such Conversion Notice. Further, at the Convertible Note Investor’s option, the Convertible Note is convertible into shares of common stock or redeemable for 103% of the portion of the outstanding principal amount to be converted in the event that any transaction causes the Conversion Price to be lower than the Floor Price. Subject to certain exceptions, commencing on the Conversion Trigger Date and for a nine-month period after such date, the Convertible Note Investor may convert only up to an aggregate of $250,000 in outstanding principal amount during any calendar month, provided, that if Stockholder Approval has been obtained, the Convertible Note is in default at the time or the Company meets certain capitalization conditions, such conversion limitation would not apply.

The obligations and performance of the Company under the Convertible Note and the August Purchase Agreement are secured by a senior lien granted pursuant to security agreements between the Convertible Note Investor and the Company, on (a) all of the assets of the Company; (b) a senior lien granted pursuant to trademark security agreements between the Convertible Note Investor and the Company; (c) a senior lien granted pursuant to a patent security agreement between the Convertible Note Investor and the Company on all of the patent assets of the Company; and (d) a pledge of certain securities pursuant to a pledge agreement between the Convertible Note Investor, the Company (such agreements listed in (a)-(d) above, collectively, the “Security Agreements”). The payment and performance obligations of the Company under the Convertible Note and the August Purchase Agreement are guaranteed pursuant to a guaranty by the Company in favor of the Convertible Note Investor.

In connection with the Private Placement, the Company issued warrants to the Convertible Note Investor and Maxim to purchase common shares of 20,970 and 1,944, respectively (see Note 5 – Fair Value Measurements). The sum of the fair value of the warrants, the original issue discount for interest, issuance costs and the derivative liability for the embedded conversion feature for the Convertible Note were recorded as debt discounts totaling $2,509,000 to be amortized to interest expense over the respective term using the effective interest method. During the three and nine months ended September 30, 2023, the Company recognized $0 and $738,000, respectively, of interest expense from the amortization of debt discounts related to the Convertible Note.

F-51

WISA TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2023 and 2022

(unaudited)

4.	Borrowings, continued

In connection with the Private Placement, the Company entered into a placement agency agreement with Maxim (the “Placement Agency Agreement”), and agreed to issue to Maxim, a warrant to purchase up to an aggregate of 1,944 shares of Common Stock (the “Maxim Warrant”) at an exercise price of $99.70 per share, which is exercisable at any time on or after the six-month anniversary of the closing date of the Private Placement and will expire on the fifth (5th) anniversary of its date of issuance.

Effective August 24, 2022, the Company and the Convertible Note Investor agreed to amend Section 3.1(b) of the Convertible Note to provide that the Conversion Price could not be lower than the Floor Price until stockholder approval has been obtained, after which stockholder approval the Floor Price may be reduced to no lower than $0.25, subject to adjustment pursuant to the terms of the Convertible Note. The changes were effected by cancellation of the Convertible Note and the issuance of a replacement senior secured convertible note (the “New Convertible Note”) to the Convertible Note Investor. The New Convertible Note contains identical terms as the Convertible Note, except for the amendment to the Section 3.1(b).

On November 21, 2022, the Company and Maxim entered into an agreement to amend the Maxim Warrant (the “Maxim Warrant Amendment”). Specifically, the Maxim Warrant Amendment sets forth certain circumstances in which the lock up restrictions to which the Maxim Warrant is subject would not apply. The Maxim Warrant Amendment also clarifies certain limitations with respect to demand registration rights, and provides that Maxim’s piggy-back registration rights expire on the fifth (5th) anniversary of the Maxim Warrant’s date of issuance.

Convertible promissory note (in thousands):

	September 30,	December 31,
	2023	2022
Convertible note payable	$—	$2,089
Debt discount	—	(1,632)
Net total	$—	$457

The New Convertible Note contains several embedded conversion features. The Company concluded that those conversion features require bifurcation from the New Convertible Note and subsequent accounting in the same manner as a freestanding derivative. The Company recognized a derivative liability of $286,000 upon execution of the note agreement and such amount was included in the $2,509,000 of debt discounts noted above. Subsequent changes in the fair value of these conversion features are measured at each reporting period and recognized in the consolidated statement of operations. The Company recorded no balance of the derivative liability as of September 30, 2023 after the convertible note payoff in April 2023.

On November 28, 2022, the Company entered into a waiver of rights (the “Waiver”) with the Convertible Note Investor, pursuant to which the Convertible Note Investor agreed to waive certain prohibitions under the August Purchase Agreement with respect to the offering of units in December 2022 in exchange for the issuance by the Company, on the closing date of such offering, of an additional number of Series A warrants to purchase shares of Common Stock (the “Series A Warrants”) and an additional number of Series B warrants to purchase shares of Common Stock (the “Series B Warrants”) equal to the quotient obtained by dividing $750,000 by the public offering price for the units sold in the offering (such Warrants, the “Waiver Warrants”).

In connection with the public offering the Company consummated on December 1, 2022 (the “December 2022 Offering”), the Company issued 53,572 Series A Warrants and 53,572 Series B Warrants to the Convertible Note Investor (See Note 6). The Company’s obligation to issue shares of common stock underlying the Waiver Warrants is expressly conditioned upon stockholder approval of all of the transactions contemplated by the August Purchase Agreement. At a Special Meeting of Stockholders held on January 24, 2023, the Company received stockholder approval of the transactions contemplated by the August Purchase Agreement.

F-52

WISA TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2023 and 2022

(unaudited)

4.	Borrowings, continued

On February 1, 2023, the holder of the Convertible Note converted approximately $708,000, a portion of the outstanding principal amount into 67,500 shares of the Company’s common stock.

On April 11, 2023, the Company paid $1,656,744 to the holder of the Convertible Note which repaid the entirety of the outstanding balance and included the unpaid principal, interest through the payoff date, and a pre-payment premium of $276,000 which was recorded as a component of loss on debt extinguishment.

Short-Term Loan

On September 8, 2023, the Company entered into a Loan and Security Agreement with Meriwether Group Capital Hero Fund LP (“Meriwether”). Pursuant to the Loan and Security Agreement, Meriwether provided the Company with a term loan in the principal amount of $650,000 that is scheduled to mature on November 7, 2023, subject to further extension (“Meriwether Loan”). In addition, the Company has the right to request additional funding under the Meriwether Loan.

Borrowings under the Meriwether Loan will bear interest at a rate per annum equal to 18%. On the maturity date, subject to any extension, the Company is obligated to make a payment equal to all unpaid principal and accrued interest. Pursuant to the Meriwether Loan, the Company shall pay to Meriwether a fully earned, non-refundable, origination fee in the amount of $50,000. The Company shall also pay to Meriwether a fully earned, non-refundable, exit fee in the amount of $50,000 due and payable on the maturity date. The origination fee, the exit fee and the issuance costs associated with the Meriwether Loan were recorded as debt discounts totaling $113,000 to be amortized to interest expense over the respective term using the effective interest method. During the three and nine months ended September 30, 2023, the Company recognized $41,000, of interest expense from the amortization of debt discounts related to the Meriwether Loan.

The Meriwether Loan also provides that all present and future indebtedness and the obligations of the Company to Meriwether shall be secured by a first priority security interest in all real and personal property collateral of the Company.

The Meriwether Loan contains customary representations, warranties and affirmative and negative covenants. In addition, the Meriwether Loan contains customary events of default that entitle Meriwether to cause the Company’s indebtedness under the Loan and Security Agreement to become immediately due and payable, and to exercise remedies against the Company and the collateral securing the term loan. Under the Meriwether Loan, an event of default will occur if, among other things, the Company fails to make payments under the Meriwether Loan, the Company breaches any of the covenants under the Meriwether Loan, a material adverse change occurs, the Company, or its assets, become subject to certain legal proceedings, such as bankruptcy proceedings. Upon the occurrence and for the duration of an event of default, a default interest rate equal to 24.0% per annum will apply to all obligations owed under the Meriwether Loan.

On October 10, 2023, Meriwether agreed to extend the maturity date of the Meriwether Loan to December 7, 2023. See Note 11 - Subsequent Events.

Short-term loan (in thousands):

	September 30,	December 31,
	2023	2022
Short-term loan	$700	$—
Debt discount	(71)	—
Net total	$629	$—

F-53

WISA TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2023 and 2022

(unaudited)

5.	Fair Value Measurements

The Company measures the fair value of financial instruments using a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. Each level of input has different levels of subjectivity and difficulty involved in determining fair value.

●	Level 1 – Inputs used to measure fair value are unadjusted quoted prices that are available in active markets for the identical assets or liabilities as of the reporting date. Therefore, determining fair value for Level 1 investments generally does not require significant judgment, and the estimation is not difficult.

●	Level 2 – Pricing is provided by third-party sources of market information obtained through investment advisors. The Company does not adjust for or apply any additional assumptions or estimates to the pricing information received from its advisors.

●	Level 3 – Inputs used to measure fair value are unobservable inputs that are supported by little or no market activity and reflect the use of significant management judgment. These values are generally determined using pricing models for which the assumptions utilize management’s estimates of market participant assumptions. The determination of fair value for Level 3 instruments involves the most management judgment and subjectivity.

The Company’s financial assets and liabilities that are measured at fair value on a recurring basis as of September 30, 2023 and December 31, 2022 by level within the fair value hierarchy, are as follows:

(in thousands)	September 30, 2023
Significant
	Quoted prices	other	Significant
	in active	observable	unobservable
	markets	inputs	inputs
	(Level 1)	(Level 2)	(Level 3)
Liabilities:
Warrant liabilities	$—	$—	$221

(in thousands)	December 31, 2022
Significant
	Quoted prices	other	Significant
	in active	observable	unobservable
	markets	inputs	inputs
	(Level 1)	(Level 2)	(Level 3)
Liabilities:
Derivative liability	$—	$—	$333
Warrant liabilities	$—	$—	$8,945

There were no transfers between Level 1, 2 or 3 during the three and nine months ended September 30, 2023 or September 30, 2022.

F-54

WISA TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2023 and 2022

(unaudited)

5.	Fair Value Measurements, continued

Derivative Liability

As described previously in Note 4, the conversion provisions embedded in the New Convertible Note require bifurcation and measurement at fair value as a derivative. The fair value was calculated using a Monte Carlo simulation to create a distribution of potential market capitalizations and share prices for the Company on a weekly basis over the assumed period, given the various scenarios. The average value of the New Convertible Note was discounted to the valuation date to determine a calibrated discount rate so that the fair value of the New Convertible Note was $3 million. The value of the New Convertible Note was compared with the value of a hypothetical note with no conversion rights in order to determine the fair value of the conversion feature. The derivative liability was written off upon the repayment of the New Convertible Note.

	September 30,
(in thousands)	2023	2022
Beginning balance	$333	$—
Additions	—	286
Change in fair value	—	—
Write off in connection with extinguishment of debt	(333)	—
Ending balance	$—	$286

Warrant Liabilities

The following table includes a summary of changes in fair value of the Company’s warrant liabilities measured at fair value using significant unobservable inputs (Level 3) for the nine months ended September 30, 2023 and 2022. For September 30, 2023, the fair value of such warrants was determined using the Black-Scholes Model based on the following key inputs and assumptions: common stock price of $0.59; exercise prices of $1.29 – $10.49; expected yield of 0.0%; expected volatility of 115.7%; risk-free interest rate of 4.6% and expected life between 3.9 and 4.4 years.

	September 30,
(in thousands)	2023	2022
Beginning balance	$8,945	$8
Additions	5,601	985
Change in fair value	(6,134)	(274)
Cashless Exercise of warrant liabilities	(8,191)	—
Ending balance	$221	$719

The changes in fair value of the warrant liabilities are recorded in change in fair value of warrant liabilities in the condensed consolidated statements of operations.

F-55

WISA TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2023 and 2022

(unaudited)

6.	Stockholders’ Equity

Common Stock

2018 Long Term Stock Incentive Plan

On January 30, 2018, the Company’s board of directors approved the establishment of the Company’s 2018 Long-Term Stock Incentive Plan (the “LTIP”) and termination of its Carve-Out Plan. Under the LTIP, the aggregate maximum number of shares of common stock (including shares underlying options) that may be issued under the LTIP pursuant to awards of Restricted Shares or Options will be limited to 15% of the outstanding shares of common stock, which calculation shall be made on the first trading day of each new fiscal year; provided that, in any year no more than 8% of the common stock or derivative securitization with common stock underlying 8% of the common stock may be issued in any fiscal year. At a Special Meeting of Stockholders on January 24, 2023, the Stockholders approved certain amendments to the LTIP to: (i) increase the annual share limit of Common Stock that may be issued in any single fiscal year only for the 2023 fiscal year under the LTIP from 8% of the shares of Common Stock outstanding to 15% of the shares of Common Stock outstanding (which amount equates to the maximum amount that may be issued in the aggregate under the LTIP), and (ii) permit immediately quarterly calculations based on the number of shares of Common Stock outstanding as of the first trading day of each fiscal quarter, rather than solely as of the first trading day of the fiscal year.

As of September 30, 2023, up to 207,567 shares of common stock are available for participants under the LTIP. For the three and nine months ended September 30, 2023, 3,585 shares of restricted stock issued under the LTIP were released with an intrinsic value of approximately $5,000. For the three and nine months ended September 30, 2022, 613 and 2,843 shares of restricted stock, respectively, issued under the LTIP, were released with an intrinsic value of approximately $37,000 and $294,000, respectively.

A summary of activity related to restricted stock awards (excluding the deferred shares) for the nine months ended September 30, 2023 is presented below:

		Weighted-Average
Stock Awards	Shares	Grant Date Fair Value
Non-vested as of January 1, 2023	14,107	$189.45
Granted	769,041	$1.20
Vested	(3,585)	$262.04
Forfeited	(136)	$206.13
Non-vested as of September 30, 2023	779,427	$3.35

As of September 30, 2023, the unamortized compensation costs related to the unvested restricted stock awards was approximately $1,947,000 which is to be amortized on a straight-line basis over a weighted-average period of approximately 2.0 years.

Inducement Grant

On September 13, 2021, the Company issued 3,100 shares of restricted common stock to Eric Almgren, the Company’s Chief Strategist, as an inducement grant (“September 2021 Inducement Grant”). As of September 30, 2023, the unamortized compensation cost related to the unvested September 2021 Inducement Grant was approximately $249,000 which is being amortized on a straight-line basis over a period of approximately 1.0 years. The Company recorded stock-based compensation of $191,000, related to this grant for the nine months ended September 30, 2023. As of September 30, 2023, 2,667 shares are unvested. For the nine months ended September 30, 2023, 111 shares of restricted stock were released under the September 2021 Inducement Grant with an intrinsic value of less than $1,000.

F-56

WISA TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2023 and 2022

(unaudited)

6.	Stockholders’ Equity, continued

2020 Stock Incentive Plan

A summary of activity related to restricted stock units under the Company’s 2020 Stock Incentive Plan for the nine months ended September 30, 2023 is presented below:

		Weighted-Average
Stock Units	Shares	Grant Date Fair Value
Non-vested as of January 1, 2023	2,161	$238.33
Granted	—	$—
Vested	(71)	$375.49
Forfeited	(74)	$255.09
Non-vested as of September 30, 2023	2,016	$231.14

As of September 30, 2023, the unamortized compensation costs related to the unvested restricted stock units was approximately $14,000 which is to be amortized on a straight-line basis over a weighted-average period of approximately 0.5 years.

For the three and nine months ended September 30, 2023, 71 shares of restricted stock issued under the 2020 Stock Plan, were released with an intrinsic value of approximately $92.00. For the three and nine months ended September 30, 2022, 599 and 668 shares of restricted stock issued under the 2020 Stock Plan, were released with an intrinsic value of approximately $430 and $500, respectively.

2022 Plan

A summary of activity related to restricted stock units under the Company’s Technical Team Retention Plan of 2022 (the “2022 Plan”) for the nine months ended September 30, 2023 is presented below:

		Weighted-Average
Stock Units	Shares	Grant Date Fair Value
Non-vested as of January 1, 2023	3,700	$52.00
Granted	—	$—
Vested	—	$—
Forfeited	(250)	$52.00
Non-vested as of September 30, 2023	3,450	$52.00

As of September 30, 2023, the unamortized compensation cost related to the unvested restricted stock units was approximately $130,000 which is to be amortized on a straight-line basis over a weighted-average period of approximately 2.3 years. For the three and nine months ended September 30, 2023 and 2022, no shares of restricted stock issued under the 2022 Plan were released.

February 2023 Offering

On January 31, 2023, the Company entered into a securities purchase agreement with certain institutional investors, pursuant to which the Company agreed to issue and sell to such investors (i) in a registered direct offering, 201,544 shares of common stock and pre-funded warrants (the “February 2023 Pre-Funded Warrants”) to purchase up to 381,762 shares of common stock, at an exercise price of $0.0001 per share of common stock, and (ii) in a concurrent private placement, common stock purchase warrants, exercisable for an aggregate of up to 874,959 shares of common stock, at an exercise price of $10.49 per share of common stock (the “February 2023 Offering”). In February and March of 2023, all the February 2023 Pre-Funded Warrants were exercised for cash.

F-57

WISA TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2023 and 2022

(unaudited)

6.	Stockholders’ Equity, continued

On February 3, 2023, the Company closed the February 2023 Offering, and received net proceeds of approximately $5.3 million after deducting placement agent fees and other offering expenses payable by the Company.

Also, in connection with the February 2023 Offering, on January 31, 2023, the Company entered into a placement agency agreement with Maxim, pursuant to which Maxim agreed to act as placement agent on a “best efforts” basis in connection with the offering and (ii) the Company agreed to pay Maxim an aggregate fee equal to 8.0% of the gross proceeds raised in the offering.

Also in connection with the offering, the Company entered into an amendment (the “Amendment”) to the securities purchase agreement, dated as of November 29, 2022, by and between the Company and certain institutional investors (the “November Purchase Agreement”) approved by a certain investor (the “November Investor”) who purchased at least 50.1% in interest of the shares of Common Stock and the pre-funded warrants to purchase shares of Common Stock, if any, based on the initial subscription amounts under the November Purchase Agreement, pursuant to Section 5.5 of the November Purchase Agreement. Pursuant to the Amendment, Section 4.11 of the November Purchase Agreement, which prohibits the Company’s ability to issue shares of Common Stock or Common Stock Equivalents (as defined in the November Purchase Agreement) or filing any registration statement or amendment or supplement thereto under the Securities Act, until ninety (90) days after the closing date of the transactions contemplated by the November Purchase Agreement, was amended to permit the offering discussed above and the issuance and sale of the securities offered and sold in such offering.

March 2023 Offering

On March 27, 2023, the Company entered into a securities purchase agreement with certain institutional investors, pursuant to which the Company agreed to issue and sell to such investors (i) in a registered direct offering, 837,207 shares of common stock of the Company and (ii) in a concurrent private placement, common stock purchase warrants, exercisable for an aggregate of up to 1,674,414 shares of common stock, at an exercise price of $1.91 per share (the “March 2023 Offering”).

On March 29, 2023, the Company closed the March 2023 Offering and received net proceeds of approximately $1.6 million, after deducting fees payable to the financial advisor and other offering expenses.

April 2023 Offering

On April 7, 2023, the Company entered into a securities purchase agreement with certain institutional investors, pursuant to which the Company issued and sold to such investors (i) in a registered direct offering, 743,066 shares of common stock of the Company and (ii) in a concurrent private placement, common stock purchase warrants exercisable for an aggregate of up to 1,486,132 shares of Common Stock, at an exercise price of $1.41 per share of Common Stock (the “April 2023 Offering”).

On April 12, 2023, the Company closed the April 2023 Offering and received net proceeds of approximately $1.0 million, after deducting fees payable to the financial advisor and other offering expenses.

Warrants for Shares of Common Stock

A summary of the warrant activity and related information for the nine months ended September 30, 2023 and 2022 is provided as follows.

In connection with February 2023 Offering, the Company issued Common Stock Purchase Warrants to investors to purchase up to 874,959 shares of the Company’s common stock, at an exercise price of $10.49 per share. The grant date fair value of such warrants was $5,600,000, which was recorded as a liability with the offset recorded to additional paid-in capital on the condensed consolidated balance sheets. The fair value of such warrants was determined using the Black-Scholes Model based on the following weighted average assumption: common stock price on the date of grant of $8.90; expected yield of 0.0%; expected volatility of 96%; risk-free interest rate of 3.67% and expected life of 5 years.

F-58

WISA TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2023 and 2022

(unaudited)

6.	Stockholders’ Equity, continued

In connection with March 2023 Offering, the Company issued Common Stock Purchase Warrants to investors to purchase up to 1,674,414 shares of the Company’s common stock, at an exercise price of $1.91 per share. The grant date fair value of such warrant was $2,113,000, which was recorded as equity. The fair value of such warrants was determined using the Black-Scholes Model based on the following weighted average assumption: common stock price on the date of grant of $1.66; expected yield of 0.0%; expected volatility of 104%; risk-free interest rate of 3.67% and expected life of 5 years.

In connection with April 2023 Offering, the Company issued Common Stock Purchase Warrants to investors to purchase up to 1,486,132 shares of the Company’s common stock, at an exercise price of $1.41 per share. The grant date fair value of such warrant was $1,596,000, which was recorded as equity. The fair value of such warrants was determined using the Black-Scholes Model based on the following weighted average assumption: common stock price on the date of grant of $1.32; expected yield of 0%; expected volatility of 115.6%; risk-free interest rate of 3.46% and expected life of 5 years.

During the three months ended September 30, 2023, 510,000 warrants to purchase common stock were exercised for cash, resulting in net proceeds of approximately $617,000. There were no exercises of warrants to purchase common stock in the three months ended September 30, 2022.

Warrant Inducement - May 2023

On May 15, 2023, the Company entered into warrant exercise inducement offer letters (the “May Inducement Letters”) with the holders of common stock purchase warrants exercisable for an aggregate of up to 1,486,132 shares of common stock at an exercise price of $1.41 per share issued on April 12, 2023 (the “April Warrants”). The April Warrant holders agreed to exercise for cash April Warrants to purchase up to 1,486,132 shares of common stock in exchange for the Company’s agreement to issue 2,972,264 new warrants (the “May Inducement Warrants”) on substantially the same terms as the April Warrants. The Company received net proceeds of approximately $1.9 million from the exercise of the April Warrants. Each May Inducement Warrant is exercisable at a price per share of common stock of $1.33, which was equal to the Minimum Price (as defined by the Nasdaq Listing Rules).

Each May Inducement Warrant is immediately exercisable upon issuance and will expire on the fifth anniversary of its issuance. The exercise price of the May Inducement Warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting the Company’s common stock. The May Inducement Warrants are callable by the Company at a redemption price of $0.50 per Inducement Warrant, provided that the resale of the shares of common stock underlying the May Inducement Warrants are then registered or may be resold under Rule 144 under the Securities Act.

Warrant Inducement - July 2023

On July 26, 2023, the Company entered into warrant exercise inducement offer letters (the “July Inducement Letters”) with holders of the May Inducement Warrants pursuant to which the Company agreed to issue new inducement warrants (the “July Inducement Warrants”) to purchase a number of shares of Common Stock equal to 100% of the number of shares of Common Stock received upon exercise of the May Inducement Warrants during the period provided for in the July Inducement Letters, with such July Inducement Warrants to be issued on substantially the same terms as the May Inducement Warrants. The holders exercised 510,000 of the May Inducement Warrants pursuant to certain of the July Inducement Letters, and the Company received net proceeds of approximately $617,000 from such exercises. In exchange for the exercises of the May Inducement Warrants, the Company issued July Inducement Warrants exercisable for an aggregate of up to 510,000 shares of common stock at an exercise price of $1.29 per share.

F-59

WISA TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2023 and 2022

(unaudited)

6.	Stockholders’ Equity, continued

Each July Inducement Warrant was immediately exercisable upon issuance and will expire on the fifth anniversary of its issuance. The exercise price of the July Inducement Warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting the Company’s common stock. The July Inducement Warrants are callable by the Company at a redemption price of $0.50 per July Inducement Warrant, provided that the resale of the shares of common stock underlying the July Inducement Warrants are then registered or may be resold under Rule 144 under the Securities Act.

Information regarding warrants for common stock outstanding and exercisable as of September 30, 2023 is as follows:

	Warrants	Weighted Average	Warrants
Exercise	Outstanding as of	Remaining	Exercisable as of
Price	September 30, 2023	Life (years)	September 30, 2023
$1.29 - $1.91	4,716,784	4.6	4,716,784
$10.49	874,959	4.3	874,959
$99.70	1,944	3.9	1,944
$152.00	400	3.2	400
$200.00 - $12,500.00	41,203	1.9	41,103
$5.45*	5,635,290	4.5	5,635,190

*	Weighted average

Information regarding warrants for common stock outstanding and exercisable as of December 31, 2022 is as follows:

	Warrants	Weighted Average	Warrants
Exercise	Outstanding as of	Remaining	Exercisable as of
Price	December 31, 2022	Life (years)	December 31, 2022
$14.00	1,187,145	4.9	1,080,001
$50.00	20,971	4.6	20,971
$99.70 - $261.00	18,434	2.6	16,390
$300.00 - $980.00	24,799	2.6	24,799
$1,580.00 - $12,500.00	1,766	0.2	1,766
$31.55*	1,253,115	4.8	1,143,927

*	Weighted Average

Warrants exercisable as of December 31, 2022 exclude warrants to purchase 100 shares of common stock issued to a marketing firm, which vest upon the achievement of certain milestones, warrants to purchase 1,944 shares of common stock issued to Maxim which became exercisable on February 15, 2023, and warrants to purchase 107,144 shares of common stock issued to a Convertible Note Investor that require shareholder approval prior to being exercisable, which was received at a special meeting of our stockholders held on January 24, 2023. Additionally, warrants to purchase 207 shares of common stock which are shown above with a price of $1,580.00 are pre-funded warrants under which the holder shall pay $20.00 per share to complete the exercise.

F-60

WISA TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2023 and 2022

(unaudited)

7.	Income Taxes

The Company recorded a provision for income taxes of $0 and $2,000 for the three and nine months ended September 30, 2023, respectively, and $0 and $2,000 for the three and nine months ended September 30, 2022, respectively.

The Company’s effective tax rate was (0.02)% for the nine months ended September 30, 2023 and 2022. The difference between the effective tax rate and the federal statutory tax rate for the nine months ended September 30, 2023 and 2022 primarily relates to the valuation allowance on the Company’s deferred tax assets.

For interim periods, the Company estimates its annual effective income tax rate and applies the estimated rate to the year-to-date income or loss before income taxes. The Company also computes the tax provision or benefit related to items reported separately and recognizes the items net of their related tax effect in the interim periods in which they occur. The Company also recognizes the effect of changes in enacted tax laws or rates in the interim periods in which the changes occur.

As of September 30, 2023 and December 31, 2022, the Company retains a full valuation allowance on its deferred tax assets. The realization of the Company’s deferred tax assets depends primarily on its ability to generate taxable income in future periods. The amount of deferred tax assets considered realizable in future periods may change as management continues to reassess the underlying factors it uses in estimating future taxable income.

The provision for income taxes for the three and nine months ended September 30, 2023 and 2022 was calculated on a jurisdiction basis.

8.	Commitments and Contingencies

Operating Leases

The Company leases office space under a non-cancellable operating lease that was set to expire in January 2024. In May 2023, the Company signed a lease amendment that extended the lease expiration date to June 30, 2029, and agreed to new monthly rates. The lease amendment was considered a lease modification and the Company adjusted its right-of-use asset and operating lease liabilities accordingly as shown in the table below.

Operating lease rentals are expensed on a straight-line basis over the life of the lease beginning on the date we take possession of the property. At lease inception, we determine the lease term by assuming the exercise of those renewal options that are reasonably assured. The exercise of lease renewal options is at our sole discretion. The lease term is used to determine whether a lease is financing or operating and is used to calculate straight-line rent expense. Additionally, the depreciable life of leasehold improvements is limited by the expected lease term. Leases with an initial term of 12 months or less are not recorded on the condensed consolidated balance sheet; we recognize lease expense for these leases on a straight-line basis over the lease term.

The following table reflects our lease assets and our lease liabilities at September 30, 2023 and December 31, 2022 (in thousands).

	September 30,	December 31,
	2023	2022
Assets:
Operating lease right-of-use assets	$637	$120

Liabilities:
Operating lease liabilities, current	$—	$154
Operating lease liabilities, non-current	$635	$39

F-61

WISA TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2023 and 2022

(unaudited)

8.	Commitments and Contingencies, continued

Operating lease right-of-use assets are included in other assets. Operating lease liabilities, current, are included in accrued liabilities and operating lease liabilities, non-current, are include in other liabilities.

Lease Costs:

The components of lease costs were as follows (in thousands):

	Three Months Ended	Nine Months Ended
	September 30, 2023	September 30, 2023
Operating lease cost	$42	$97
Short term lease cost	13	41
Total lease cost	$55	$138

As of September 30, 2023, the maturity of operating lease liabilities was as follows:

(in thousands)
Payments due in:
Year ending December 31, 2023 (remaining 3 months)	$21
Year ending December 31, 2024	62
Year ending December 31, 2025	183
Year ending December 31, 2026	189
Year ending December 31, 2027	194
Thereafter	303
Total minimum lease payments	952
Less: Amounts representing interest	(317)
Present value of capital lease obligations	$635

Lease Term and Discount Rate:

September 30, 2023
Weighted-average remaining lease term (in years)	5.75
Weighted-average discount rate	13.0%

Other Information:

Supplemental cash flow information related to leases was as follows (in thousands):

	Three Months Ended	Nine Months Ended
	September 30, 2023	September 30, 2023
Operating cash outflows from operating leases	$43	$129

F-62

WISA TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2023 and 2022

(unaudited)

8.	Commitments and Contingencies, continued

Finance Lease

During August 2020, the Company entered into a lease agreement for equipment under a capital lease with a term of 36 months. The equipment under the lease is collateral for the agreement and is included within property and equipment, net on the condensed consolidated balance sheets. The lease expired in August 2023.

Management Team Retention Bonus

On September 1, 2022, the Company adopted its Management Team Retention Bonus Plan (the “Retention Plan”), to incentivize certain management level employees (the “Managers”) to remain intact through and shortly following a potential “Change of Control” (as defined in the Retention Plan). The aggregate Retention Plan bonus amounts for all Managers was $1,250,000.

The Retention Plan provided that each Manager is eligible to receive a lump sum cash amount under the Retention Plan, on the earlier of the six-month anniversary of the date of a Change of Control or at the time of such Manager’s involuntary termination other than for “Cause” (as defined in the Retention Plan) or termination for “Good Reason” (as defined in the Retention Plan). The Retention Plan expired on June 30, 2023 unused, and no accruals were made.

Contingencies

In the normal course of business, the Company may become involved in legal proceedings. The Company will accrue a liability for such matters when it is probable that a liability has been incurred and the amount can be reasonably estimated. When only a range of a possible loss can be established, the most probable amount in the range is accrued. If no amount within this range is a better estimate than any other amount within the range, the minimum amount in the range is accrued. The accrual for a litigation loss contingency might include, for example, estimates of potential damages, outside legal fees and other directly related costs expected to be incurred.

The Company’s management does not believe that any such matters, individually or in the aggregate, will have a materially adverse effect on the Company’s condensed consolidated financial statements.

F-63

WISA TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2023 and 2022

(unaudited)

9.	Related Parties

Helge Kristensen

Mr. Kristensen has served as a member of the Company’s board of directors since 2010. Mr. Kristensen serves as vice president of Hansong Technology, an original device manufacturer of audio products based in China, president of Platin Gate Aps, a company with focus on service-branding in lifestyle products as well as pro line products based in Denmark and co-founder and director of Inizio Capital, an investment company based in the Cayman Islands.

For the three months ended September 30, 2023 and 2022, Hansong Technology purchased modules from the Company of approximately $20,000 and $146,000, respectively, and made payments to the Company of approximately $0 and $191,000, respectively. For the three months ended September 30, 2023 and 2022, Hansong Technology sold speaker products to the Company of approximately $24,000 and $908,000, respectively, and the Company made payments to Hansong Technology of approximately $50,000 and $516,000, respectively.

For the nine months ended September 30, 2023 and 2022, Hansong Technology purchased modules from the Company of approximately $69,000 and $337,000, respectively, and made payments to the Company of approximately $189,000 and $191,000, respectively. For the nine months ended September 30, 2023 and 2022, Hansong Technology sold speaker products to the Company of approximately $83,000 and $1,367,000, respectively, and the Company made payments to Hansong Technology of approximately $1,103,000 and $1,306,000, respectively.

At September 30, 2023 and 2022, the Company owed Hansong Technology approximately $324,000 and $851,000, respectively. At September 30, 2023 and 2022, Hansong Technology owed the Company approximately $49,000 and $146,000, respectively.

As of September 30, 2023 and December 31, 2022, Mr. Kristensen owned less than 1.0% of the outstanding shares of the Company’s common stock.

David Howitt

Mr. Howitt has served as a member of the Company’s board of directors since December 2021. Since March 2004, Mr. Howitt has served as the founder and CEO of Meriwether Group LLC (“MWG”), a strategic consulting firm that works with disruptive consumer brands by integrating their visions, developing growth strategies, scaling their brands, and increasing revenue in order to build enterprise value. MWG, which is also majority-owned by Mr. Howitt, owns a 25% general partner interest in Meriwether Group Capital Hero Fund LP (“Meriwether”).

On September 8, 2023, the Company entered into a Loan and Security Agreement with Meriwether. Pursuant to the Loan and Security Agreement, Meriwether provided the Company with a term loan in the principal amount of $650,000 that is scheduled to mature on November 7, 2023, subject to further extension. See Note 4 Short-Term Loan for additional information.

F-64

WISA TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2023 and 2022

(unaudited)

10.	Segment Information

The Company operates in one business segment. Our chief decision-maker, the President and Chief Executive Officer, evaluates our performance based on company-wide consolidated results.

Net revenue from customers is designated based on the geographic region to which the product is delivered. Net revenue by geographic region for the three and nine months ended September 30, 2023 and 2022 was as follows:

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
(in thousands)	2023	2022	2023	2022
Asia Pacific	$252	$631	$850	$1,357
North America	504	244	769	681
Europe	8	62	39	411
Other	5	—	5	—
Total	$769	$937	$1,663	$2,449

Substantially all of our long-lived assets are located in the United States.

11.	Subsequent Event

October 2023 Public Offering

On October 17, 2023, the Company completed a public offering consisting of an aggregate of 87,000 units (each a “Unit” and collectively, the “Units”), with each Unit consisting of (A) one (1) share of the Company’s series B convertible preferred stock, par value $0.0001 per share (the “Series B Preferred Stock), and (B) two series B preferred stock purchase warrants (each, a “Preferred Warrant” and collectively, the “Preferred Warrants”), with each Preferred Warrant exercisable for one share of Series B Preferred Stock (the “Preferred Warrant Shares”), at the public offering price of $55.00 per Unit. The Preferred Warrants are immediately exercisable, each with an exercise price of $55.00 and expire on October 17, 2025. The offering price of $55.00 per Unit reflects the issuance of the Series B Preferred Stock with an original issue discount of 45%.

The gross proceeds to the Company from the offering were approximately $4.8 million, prior to underwriting discounts, commissions, and offering expenses. Subsequent to the pricing of the offering, the Company entered into letter agreements with certain holders of outstanding common stock purchase warrants, pursuant to which the Company agreed to purchase from the holders an aggregate of 1,674,414 warrants with an exercise price of $1.91, 2,462,264 warrants with an exercise price of $1.33 and 510,000 warrants with an exercise price of $1.29 (collectively, the “Existing Warrants”), for $0.50 per Existing Warrant. The Company used $2.3 million of the $4.8 million gross proceeds discussed above to repurchase the Existing Warrants on October 17, 2023, and expects to use the remainder of the proceeds from the offering for working capital and general corporate purposes and to potentially repay outstanding indebtedness.

F-65

WISA TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2023 and 2022

(unaudited)

11.	Subsequent Event, continued

Certificate of Designation of Series B Preferred Stock

On October 16, 2023, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware designating 375,000 shares of the Company’s authorized preferred stock as Series B Preferred Stock, with a liquidation preference of $100.00 per share, and further establishing the powers, preferences and rights of the shares of Series B Preferred Stock and the qualifications, limitations or restrictions thereof. The Series B Preferred Stock does not have voting rights, except as required by Delaware law and other limited circumstances. Dividends on the Series B Preferred Stock shall be paid in-kind (“PIK dividends”) in additional shares of Series B Preferred Stock based on the stated value of $100.00 per share at the dividend rate of 20.0% per annum (the “Dividend Rate”). The PIK dividends will be paid to holders of the Series B Preferred Stock of record at the close of business on the one-year anniversary of the closing of the offering (the “Dividend Record Date”). PIK dividends on each share of Series B Preferred Stock shall be paid three business days after the Dividend Record Date in additional fully paid and nonassessable, registered shares of Series B Preferred Stock in a number equal to the quotient obtained by dividing (A) the product obtained by multiplying (i) the Dividend Rate and (ii) the stated value of $100.00 per share, by (B) $55.00, the offering price per Unit.

The Series B Preferred Stock has a term of two (2) years and is convertible at the option of the holder at any time into shares of Common Stock at a conversion price of $0.4147, which is subject to adjustment. If any shares of Series B Preferred Stock are outstanding at the end of the two (2) year term, then the Company will promptly redeem all of such outstanding shares of Series B Preferred Stock on a pro rata basis among all of the holders of Series B Preferred Stock commencing on October 17, 2025, in cash at a price per share of Series B Preferred Stock equal to the sum of (x) 100% of the stated value plus (y) all accrued and unpaid dividends and (z) all other amounts due in respect of the Series B Preferred Stock. If, on October 17, 2025, the Company is unable to redeem such outstanding Series B Preferred Stock in cash due to prohibitions under Delaware law, then the Company shall, provided there is no prohibition under Delaware law, redeem the Series B Preferred Stock by paying to the holders the unpaid cash redemption payment in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock equal in number to the quotient obtained by dividing such unpaid amount by the closing price of the Common Stock on the Nasdaq Capital Market on October 17, 2025.

Short-Term Loan Extension

On October 10, 2023, Meriwether extended the maturity date of the Meriwether Loan to December 7, 2023 for a fee of $20,000.

F-66

23,734,000 Units
(Each Unit Consisting of One Share of Common Stock and
One Warrant Exercisable for One Share of Common Stock)

130,106,000 Pre-Funded Units
(Each Pre-Funded Unit Consisting of One Pre-Funded Warrant Exercisable for One Share of Common Stock and One Warrant Exercisable for One Share of Common Stock)

153,840,000 Shares of Common Stock Underlying the Warrants

130,106,000 Shares of Common Stock Underlying the Pre-Funded Warrants

WISA TECHNOLOGIES, INC.

PROSPECTUS

Maxim Group LLC

The date of this prospectus is February 12, 2024